As filed with the U.S. Securities and Exchange Commission on March 20, 2026.

Registration No. 333-289774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDI GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8900	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 15-16, 22/F., CEO Tower

77 Wing Hong Street

Cheung Sha Wan

Kowloon, Hong Kong

Telephone: +(852) 2388 1121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clayton E. Parker, Esq. K&L Gates Southeast Financial Center Suite 3900 200 South Biscayne Boulevard Miami, FL, 33131, USA Tel: 1-305-539-3306	Virginia Tam, Esq. K&L Gates 44/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong Tel: +852 2230 3535	Brad Haneberg, Esq. Haneberg Hurlbert PLC 111 East Main Street, Suite 2010 Richmond, VA 23219 Tel: 1-804-554-4941

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after January 2025.

The Registrant hereby amends this post-effective registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 22, 2025, MEDI Group Ltd (the “Company”) initially filed a registration statement on Form F-1 (File No. 333-289774) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was subsequently declared effective by the SEC on September 30, 2025. The Company subsequently made three post-effective amendments to the Registration Statement to (i) include the consolidated financial statements for the fiscal year ended June 30, 2025; (ii) withdraw and remove the resale prospectus; (iii) replace the form of underwriting agreement, and (iv) include other updated information about the Company, and such amendments have not been declared effective by the SEC as of the date hereof. The Company is filing this Post-Effective Amendment No. 4 to the Registration Statement (this “Amendment”) to principally increase the offering size from 3,333,333 to 3,750,000 Class A Ordinary Shares in order to fulfill the minimum market value of unrestricted publicly held shares requirement imposed by Nasdaq.

An additional of 416,667 Class A Ordinary Shares (assuming the underwriters do not exercise their over-allotment options) are being registered pursuant to this Amendment. All applicable registration fees were paid at the time of filing of this Amendment.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated March 20, 2026

3,750,000 of Class A Ordinary Shares

MEDI Group Limited

This is an initial public offering of Class A Ordinary Shares, US$0.0001 par value per share, of MEDI Group Limited (“MEDG”, “Company”, “we”, “our” or “us”). The Company is offering, on a firm commitment basis, 3,750,000 of Class A Ordinary Shares. We currently estimate that the initial public offering price per Class A Ordinary Share will be between US$4.00 and US$5.00.

Prior to the initial public offering of the Company, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “MEDG”. We have not been approved for listing on the Nasdaq Capital Market; however, we believe that we currently meet the Nasdaq Capital Market’s quantitative listing requirements and believe that upon the completion of this offering, we will meet the standards for listing on the Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market.

MEDG’s issued and outstanding share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders to control any action requiring the approval of our shareholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions, and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote per share and each Class B Ordinary Share shall entitle its holder to twenty (20) votes per share. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

MEDG is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations in Hong Kong through Grand Century Holding Company Limited (“GCHL” or the “Operating Subsidiary”).

Investors are cautioned that the Class A Ordinary Shares they are buying are shares of MEDG, a Cayman Islands holding company, and not shares of our Hong Kong subsidiaries. Investors in this offering will not directly hold equity interests in our Hong Kong subsidiaries.

This is an offering of the Class A Ordinary Shares of MEDG, a holding company incorporated in the Cayman Islands, instead of the shares the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary or any other group entities. This structure involves unique risks to the investors. Furthermore, we operate all of our business in Hong Kong, a Special Administrative Region of China. The PRC government may exercise significant oversight and discretion over the conduct of business in Hong Kong, may intervene in or influence our operations at any time, or could disallow this structure, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. See “Risk Factors – Risks Related to Doing Business in the PRC –We conduct substantially all of our operations in Hong Kong; if we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably.” and “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese regulators could also disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.” at page 25 of this prospectus for more detailed discussion of these risk factors.

Hong Kong’s legal system is based on common law, supplemented by statutes. National laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law, the constitutional document of Hong Kong. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense, foreign affairs and national security as well as other matters outside the limits of the autonomy of Hong Kong. The enactment, application and enforcement of Hong Kong laws and regulations in Hong Kong and those in mainland China are separate from each other.

Hong Kong’s capitalist system is enshrined in the Basic Law. Among others, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong;  the transfer of cash, in Hong Kong dollar or foreign currencies, between companies based in Hong Kong across borders and to U.S. investors; and the distribution of earnings from a business in Hong Kong to its offshore owners, except that a Hong Kong company may make a distribution out of profits available for distribution.

Future developments in the legal system in the PRC, amendments to the Basic Law and changes in PRC government policies may lead to changes in the interpretation and application of the above principles. As of the date of the prospectus, neither the national laws of the PRC, nor the rules and policies of PRC regulators, affect the operation of businesses in Hong Kong.

Unless otherwise noted, the numbers in this prospectus are based on an upon an assumed offering price of $4.50 per Class A Ordinary Share, the midpoint of the price range set forth above. The actual initial public offering price of the Class A Ordinary Shares will be determined between the underwriters and us at the time of pricing, considering, among others, our historical performance, prevailing market conditions, and overall assessment of our business. Therefore, the assumed initial public offering price per Class A Ordinary Share used throughout this prospectus may not be indicative of the actual initial public offering price for the Shares.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 15 of this prospectus for more information.

Investing in our Class A Ordinary Shares involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale, including the risk of losing your entire investment or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Class A Ordinary Shares.

We are subject to legal and operational risks associated with having certain of our operations in Hong Kong, including risks related to the legal, political and economic policies of the PRC government, the relations between China and Hong Kong and China and the United States, or Chinese or the United States regulations, which risks could result in a material change in our operations and/or cause our Class A Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Chinese companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does involve the collection of user data and may implicate cybersecurity reviews. We currently expect that these new regulations may have an impact on our Hong Kong subsidiaries or this offering.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“New Overseas Listing Rules”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the New Overseas Listing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the New Overseas Listing Rules within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The filing requirements under the New Overseas Listing Rules do not apply to the Company since: (i) the revenue, total profit, total assets or net assets of the Company is 100% outside of PRC for the fiscal year ended June 30, 2024 and as of the day of this prospectus; and (ii) the majority of senior management are non-PRC citizens and reside in Hong Kong.

However, there can be no assurance that the relevant PRC regulators, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC regulators would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completely hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the Cyberspace Administration of China (“CAC”) or other PRC regulators. These regulators may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 19 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Class A Ordinary Shares.

Although Hong Kong is a Special Administrative Region and a dependency of the PRC, it has enacted its own laws pertaining to data security and anti-monopoly concerns. Hong Kong has enacted the Personal Data (Privacy) Ordinance (the “PDPO”) to ensure an adequate level of data protection to retain its status as an international trading center and to give effect to human rights treaty obligations. Moreover, Hong Kong has also enacted a similar piece of legislation regulating competition in the market (the “Competition Ordinance”). The Competition Ordinance prohibits: (i) anti-competitive agreements and concerted practices; and (ii) abuse of power with the object or effect of preventing, restricting or distorting competition in Hong Kong. If we were to be found in violation of either of these laws, our operations may be restricted, and they may be required or elect to make changes to their operations in Hong Kong so as to be in accordance with the PDPO and/or the Competition Ordinance. Moreover, Hong Kong regulators may take other action against us, such as imposing taxes or other penalties, which could materially affect our financial results. Thus, our revenue and business operations in Hong Kong would be adversely affected.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. stock exchanges if the companies’ auditors have been unavailable for Public Company Accounting Oversight Board (“PCAOB”) inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by regulators in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The SEC adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report. Our auditor, TAAD LLP, which is based in Diamond Bar, California, is registered with the PCAOB, is subject to PCAOB regular inspection and was last inspected in November 2022. The PCAOB shall be able to inspect or investigate completely our auditor or our work papers.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC regulators obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in the PRC — Our Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate our auditors located in Hong Kong.” on page 26.

MEDG is the holding company of our group. Its main asset is the shares in its direct wholly-owned subsidiary MEDI Trade Holding Limited, which in turn hold shares in the Operating Subsidiary and other group entities. As of the date of this prospectus, none of our other group entities have paid any dividends or other distributions to our holding company, and there have been no cash flows between our holding company and any of our other group entities. Since our operations are completely in Hong Kong, the transfer of funds among companies is unrestricted. To the extent cash or assets are held in our business in Hong Kong, the funds or assets may be available to fund operations or for other use outside Hong Kong without restrictions and limitations. We intend to conduct regular review and management of all of our Hong Kong subsidiaries’ cash transfers and report to our board of directors.

However, as a holding company, we will rely on dividends and other distributions on equity paid by our Hong Kong subsidiaries for our cash and financing requirements. If our Hong Kong subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Moreover, in the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries via capital contribution or shareholder loans, as the case may be. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China, see “Risk Factors — Risks Related to Doing Business in the PRC — To the extent cash or assets in our business are in the PRC or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our Hong Kong subsidiaries by the PRC government to transfer cash or assets.” on page 25.

Upon completion of this offering, our issued and outstanding shares will consist of 13,200,000 Class A Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional 15% Ordinary Shares to be offered by us pursuant to this offering, or 13,762,500 Class A Ordinary Shares, assuming the over-allotment option is exercised in full. As of the date of this prospectus, Master Centric Limited, a BVI company (“MCL”) owns 65% of our Ordinary Shares. We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after the completion of this offering, our Controlling Shareholder will own 57.07% of our total issued and outstanding Ordinary Shares, representing approximately 96.38% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 56.05% of our total issued and outstanding Ordinary Shares, representing 96.23% of the total voting power, assuming that the over-allotment option is exercised in full.

As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any change in control, merger, consolidation, or sale of assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Based on the Ordinary Shares outstanding immediately after this offering (assuming that the underwriters do not exercise their over-allotment options), the Controlling Shareholder will have to maintain the beneficial interests in at least 51.88% of Class B Ordinary Shares issued to continue to secure the passing of ordinary resolution, which requires a simple majority of votes cast by shareholders who (being entitled to do so) vote in person or by proxy in general meeting, and at least 69.17% of Class B Ordinary Shares issued to continue to secure the passing of special resolution, which requires a majority of not less than two-thirds votes cast by shareholders who (being entitled to do so) vote in person or by proxy in general meeting.

Further issuances of Class B Ordinary Shares may be dilutive to holders of our Class A Ordinary Shares. It could have the effect of increasing the overall voting power of holders of Class B Ordinary Shares relative to holders of Class A Ordinary Shares, diluting, and diminishing the influence and control of the holders of Class A Ordinary Shares over our company’s affairs. Currently, there is no plan for future issuance of Class B Ordinary Shares.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total (3)
Initial public offering price	US$	US$
Underwriting discounts and commissions to be paid by us (1)	US$	US$
Proceeds to the Company before expenses (1)(2)	US$	US$

(1) We have agreed to pay American Trust Investment Services, Inc. and WestPark Capital, Inc., as our underwriters of this offering, a discount equal to 6% of the gross proceeds of this offering. We will also pay to the underwriters non-accountable expenses equal to 1% of the gross proceeds of this offering. We have also agreed to reimburse certain accountable expenses to the underwriters, including the underwriters’ legal fees, background check expenses and all other expenses related to the offering. We have agreed to issue to the underwriters, on the applicable closing date of this offering, warrants in an amount equal to 3.33% of the aggregate number of Class A Ordinary Shares sold by us in this offering (the “Underwriters’ Warrants”), as additional compensation to the underwriters.

For a description of the Underwriters’ Warrants and other compensation to be received by the underwriters, see “Underwriting” beginning on page 128.

For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 128.

(2) Excludes fees and expenses payable to the underwriters and other expenses of this offering. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Expenses Related to This Offering” on page 124.

(3) Assumes that the underwriters do not exercise any portion of their over-allotment option.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to 15% (562,500 shares) of the total number of Class A Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option) at the initial public offering price, less underwriting discounts, and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$1,164,375, and the total proceeds to us, before expenses, will be approximately US$18,241,875.

If the Company completes this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares to the purchasers against payment on or about              , 2026.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus is a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting,” on or about          , 2026.

American Trust Investment Services, Inc.	WESTPARK CAPITAL 卫 澎 资 本

The date of this prospectus is March __, 2026.

Until               , 2026, all dealers that effect transactions in these Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS

Neither the Company nor any of the underwriters has authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither the Company nor the underwriters take responsibility for, or provides any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither the Company nor the underwriters has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

For the purpose of undertaking a public offering of its Ordinary Shares, the Company has engaged in a series of restructuring transactions resulting in 17,550,000 Class B Ordinary Shares, representing 65% of the issued share capital held by MCL as of March 19, 2025. The financial statements which have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollar

Our reporting currency is the U.S. dollar and our functional currency is the Hong Kong dollar. For the purpose of presenting these financial statements of our subsidiaries, the Company’s assets and liabilities are expressed in U.S. dollar at the exchange rate on the balance sheet date, which was 7.8499 and 7.8083 as of June 30, 2025 and 2024, respectively; shareholders’ deficit accounts are translated at spot rates at year-end, and income and expense items are translated at the average exchange rate during the period, which was 7.7895 and 7.8188 for the year ended June 30, 2025 and 2024, respectively.

This prospectus may also contain translations of Hong Kong dollar into U.S. dollar for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollar into U.S. dollar were made at US$1.00 to HK$7.80, the exchange rates set forth in linked exchange system of Hong Kong. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollar or Hong Kong dollar, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market researches, consultant surveys, reports of governmental and international agencies, and industry publications and surveys. Industry publications and third-party researches, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to changes based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical fact included in this document, including those regarding future financial positions and results, business strategies, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and in this section of the prospectus.

Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national, or global political, economic, business, competitive, market and regulatory conditions and the following:

●	our business strategies, operating plans, and business prospects;

●	our capital commitment plans and funding requirements;

●	our ability to effectuate and manage our planned business expansion;

●	our ability to attract customers and maintain customer loyalty;

●	our ability to retain senior management team members and recruit qualified and experienced new team members;

●	our ability to maintain competitiveness and operational efficiency;

●	our prospective financial conditions;

●	general economic market and business and financial conditions in Hong Kong, the PRC and globally;

●	laws, regulations, and rules for the beauty and personal care industry in Hong Kong and globally;

●	future trends, developments, and conditions in the beauty and personal care industry in Hong Kong and globally;

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●	certain statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to trends in prices, volumes, and operations;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and to client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation;

●	legal, regulatory, and other proceedings arising out of our operations; and

●	other factors that are described in “Risk Factors.”

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update nor revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various research reports and other publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for providing medical cosmetology services and traditional facial services may not grow at the rate projected by such market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

“Amended and Restated Memorandum and Articles” means the amended and restated memorandum of association and articles of association of the Company adopted by special resolution of the Company passed on March 19, 2025, currently in effect, a copy of which is filed as Exhibit 3.1 to the registration statement, of which this prospectus forms a part.

“Business Day” means a day (other than a Saturday, Sunday, or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“CEO” means chief executive officer.

“Class A Ordinary Shares” means class A ordinary shares, par value US$0.0001 per share, of the Company.

“Class B Ordinary Shares” means class B ordinary shares, par value US$0.0001 per share, of the Company.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented and/or otherwise modified from time to time.

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the laws of Hong Kong) as amended, supplemented, or otherwise modified.

“Controlling Shareholder” means, with respect to the Company, Mr. Ng Hon Kin, individually, and MCL, a British Virgin Islands company, as a group, where the context requires.

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“COVID-19” means the Coronavirus Disease 2019.

“DCMCL” means Doctor’s Concept Medical and Cosmetics Company Limited, a private company limited by shares incorporated on June 21, 2006 under the laws of Hong Kong, holding trademarks in Hong Kong.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GCHL” or “Operating Subsidiary” means Grand Century Holding Company Limited, a private company limited by shares incorporated on March 31, 2004 under the laws of Hong Kong, which conducts substantially all our business operations in Hong Kong

“Group,” “our group,” “we,” “us,” or “our” means the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its current subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

“HK$,” “HKD” or “Hong Kong dollar(s)” refers to the legal currency of Hong Kong.

“ISL” means Ideal Success Limited, a Cayman Islands company incorporated on February 28. 2024, which is a 100% holding company of MCL with no business operations.

“MCL” means Master Centric Limited, a British Virgin Islands company incorporated on December 15, 2023, in which 99% of the issued and outstanding shares are owned by Mr. Ng.

“MEDG”, “Company,” “we,” “us” or “our” means our holding company, MEDI Group Limited, an exempted company with limited liability incorporated on March 13, 2024 under the laws of the Cayman Islands.

“Mr. Ng Hon Kin” or “Mr. Ng” means NG Hon Kin, our chairman, CEO and executive director.

“Nasdaq Market” means an online global electronic marketplace for buying and selling securities, which operates 25 markets, 1 clearinghouse and 5 central securities depositories in the United States and Europe.

“Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares of the Company.

“PRC” or “China” refer to the People’s Republic of China, including Hong Kong, Macau Special Administrative Regions of the People’s Republic of China (“Macau”), and Taiwan. However, for purposes of laws and regulations, and their respective promulgators and enforcers, “PRC” or “China” refers only to the jurisdiction of mainland China, excluding Hong Kong, Macau, and Taiwan.

“Reorganization” means the reorganization arrangements undertaken by our Group in preparation for the listing on the Nasdaq Market, which are described in more detail in “History and Corporate Structure” in this prospectus.

“MTHL” means MEDI Trade Holding Limited, a Hong Kong company incorporated on March 21, 2024, an intermediate holding company of our group with direct shareholdings in other subsidiaries of ours.

“MTL” means MEDI Trade Corporation Limited, a Hong Kong company incorporated on March 22, 2024, which is currently a dormant company but will serve as the treasury of our group after this offering.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“U.S.” means the United States.

“US$,” “$” or “USD” means the United States dollar, the lawful currency of the United States.

Due to rounding, numbers presented throughout this prospectus may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to MEDG, a Cayman Islands exempted company with limited liability.

Overview and Corporate History

MEDG, incorporated on March 13, 2024, under the laws of the Cayman Islands, is the holding company of our group. Through our Operating Subsidiary, we have over two decades of experience providing principally medical cosmetology services and traditional/normal beauty treatments in Hong Kong. Our operating history began in 2004 when GCHL was founded in Hong Kong by Mr. Ng Hon Kin to provide medical aesthetic and traditional/normal beauty treatments and products. As the medical aesthetic services legally need a registered medical practitioner, Mr. Ng started GCHL by partnering with a Hong Kong registered medical practitioner, who is an experienced practitioner of medical cosmetics in Hong Kong, to provide medical cosmetology services to high-end customers.

We target consumers in the middle market. Our value proposition is that we deliver quality aesthetics solutions tailored to the unique needs of each customer at competitive prices. Our strategy is to differentiate ourselves by offering high-quality treatments and personalized services at a reasonable price instead of generic services at a discounted price. To cultivate customer loyalty, we seek to nurture a sense of belonging by personalizing the visitor experience so that our customers perceive our brand as one that aligns with their values and lifestyle.

We have experienced fluctuations in revenue since the COVID-19 pandemic measures were lifted in early 2023. Our net revenue for the years ended June 30, 2025 and 2024 was US$5.22 million and US$6.11 million, respectively, representing a year-over-year decrease of 14.6%. Our net income for the years ended June 30, 2025 and 2024 was US$0.60 million (11.5% of net revenue) and US$0.61 million (9.9% of net revenue), respectively, representing a year-over-year decrease of 1.3%.

Reorganization

Effective on March 28, 2024, our Group completed the Reorganization to consolidate its business operations in Hong Kong into an offshore corporate holding structure, to expand our operations, and prepare for listing on a recognized securities market. The Company was incorporated on March 13, 2024. On March 19, 2025, the Company further restructured its share structure into a dual-class structure. The primary reason for this offering and our listing on the Nasdaq Market is to allow us to raise funds, strengthen our market position, further expand our market share in Hong Kong and overseas, launch skin care and beauty products, and conduct research and development on medical cosmetology devices, services and products. The net proceeds from this offering to sell Class A Ordinary Shares by us will be used for, among other things: (i) expanding our market penetration in Southeast Asia; (ii) building our research and development ability and capability; (iii) penetrating and further expanding in existing market; and (iv) meeting general working capital needs. We believe that a public listing status will also enhance our corporate profile for the public and potential clients and investors. For details, please refer to the section headed “Use of Proceeds” on page 47 of this prospectus and “History and Corporate Structure” on page 64 of this prospectus.

As of the date of this prospectus: (i) MCL, which is 99% indirectly owned by Mr. Ng Hon Kin, owns 65% of the total issued and outstanding capital of our Company; (ii) our Company is a holding company and owns 100% of MTHL; and (iii) MTHL owns 100% of GCHL, DCMCL and MTL. MCL owns 97.38% voting rights and the remaining shareholders of Class A Ordinary Shares own 2.62% voting rights of the Company. The following diagram illustrates our corporate structure as of the date of this prospectus and on the completion of this offering. For more details on our corporate history, please refer to “History and Corporate Structure” on page 64 of this prospectus.

The diagram below depicts our organizational structure immediately following this offering assuming no exercise by the underwriters of their option to purchase additional shares of Class A Ordinary Shares and based on an assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus.

5

Pre-Offering (1)

Mr. NG Hon Kin		Ms. HUANG Hsi En				Many Trillion Int’l Ltd. (BVI)
99%			1%		5% (4)
				Sirius Capital Holdings Ltd. (HK)	Class A
Express Essential Holding Ltd. (BVI)
				100%	5% (5)
	Ideal Success Limited (Cayman)				Class A
				Sirius Capital Investment Ltd. (HK)		Winlover Ltd. (BVI)
	100%				5% (6)
				10%	Class A
Essential Quality Ltd. (BVI)
	Master Centric Ltd. (BVI)			Ace Miracle Group Ltd. (BVI)	3% (7)
Class A
	65% (2)			10% (3)		MCA Ltd. (HK)
	Class B			Class A	2% (8)
Class A
Able Talent Business Ltd. (BVI)
5% (9)
Class A
MEDI Group Limited (Cayman)

100%

MEDI Trade Holding Limited (HK)

		100%		100%	100%
	Grand Century Holding Co., Ltd. (HK)			Doctor’s Concept Medical and Cosmetics Co., Ltd. (HK)	MEDI Trade Corporation Limited (HK)

Note:
(1)	Based on 27,000,000 Ordinary Shares, which consist of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding immediately prior to the offering.
(2)	Represents 17,550,000 Class B Ordinary Shares.
(3)	Represents 2,700,000 Class A Ordinary Shares.
(4)	Represents 1,350,000 Class A Ordinary Shares.
(5)	Represents 1,350,000 Class A Ordinary Shares.
(6)	Represents 1,350,000 Class A Ordinary Shares.
(7)	Represents 810,000 Class A Ordinary Shares.
(8)	Represents 540,000 Class A Ordinary Shares.
(9)	Represents 1,350,000 Class A Ordinary Shares.

Post-Offering (assuming no exercise of the underwriters’ over-allotment option) (1)

Mr. NG Hon Kin		Ms. HUANG Hsi En				Many Trillion Int’l Ltd. (BVI)
99%			1%		4.39% (4)
				Sirius Capital Holdings Ltd. (HK)	Class A
Express Essential Holding Ltd. (BVI)
				100%	4.39% (5)
	Ideal Success Limited (Cayman)				Class A
				Sirius Capital Investment Ltd. (HK)		Winlover Ltd. (BVI)
	100%				4.39% (6)
				10%	Class A
Essential Quality Ltd. (BVI)
	Master Centric Ltd. (BVI)			Ace Miracle Group Ltd. (BVI)	2.63% (7)
Class A
	57.07% (2)			8.78% (3)		MCA Ltd. (HK)
	Class B			Class A	1.76% (8)
Class A
Able Talent Business Ltd. (BVI)
4.39% (9)
Class A
MEDI Group Limited (Cayman)

				100%		Public (New Issue)

MEDI Trade Holding Limited (HK)
12.20% (10)
Class A
		100%		100%	100%
	Grand Century Holding Co., Ltd. (HK)			Doctor’s Concept Medical and Cosmetics Co., Ltd. (HK)	MEDI Trade Corporation Limited (HK)

Note:
(1)	Based on 30,750,000 Ordinary Shares outstanding immediately after the offering assuming the underwriter does not exercise the over-allotment option.
(2)	Represents 17,550,000 Class B Ordinary Shares.
(3)	Represents 2,700,000 Class A Ordinary Shares.
(4)	Represents 1,350,000 Class A Ordinary Shares.
(5)	Represents 1,350,000 Class A Ordinary Shares.
(6)	Represents 1,350,000 Class A Ordinary Shares.
(7)	Represents 810,000 Class A Ordinary Shares.
(8)	Represents 540,000 Class A Ordinary Shares.
(9)	Represents 1,350,000 Class A Ordinary Shares.
(10)	Represents 3,750,000 Class A Ordinary Shares.

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Purchasers in this offering are buying shares of MEDG, a Cayman Islands company, whereas all of our operations are conducted through our Operating Subsidiary. At no time will the Company’s shareholders directly own shares of our Hong Kong subsidiaries.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, will own 17,550,000 of our total issued and outstanding Ordinary Shares, representing 96.38% of the total voting power in our Company, assuming that the underwriters do not exercise their over-allotment option.

Our Business

Our mission is to be an industry leader in providing high-end medical cosmetology services and traditional facial or spa services.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	High customer retention rate
●	Upscale customer experience
●	Broad range of beauty treatments
●	Stringent quality control

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Expand our geographical footprints
●	Broaden our service offerings to cater to high-growth segments
●	Upgrade and broaden our service offerings
●	Recruit, train and maintain a team of experienced and dedicated management and senior beauty professionals

Permission Required from Hong Kong and PRC Regulators

As of the date of this prospectus, based on a legal opinion from our Hong Kong counsel, O Tse & Co, we are not required to obtain any permission or approval from the Hong Kong regulators to operate our business or issue our Ordinary Shares to foreign investors. However, we require registered medical practitioner to deliver medical cosmetology services and sell consumable products that require prescription. We currently have no operations in the PRC. Thus, we are not required to obtain permissions or approvals from any PRC regulators, including CSRC or CAC to list in the U.S. and to issue our Ordinary Shares to foreign investors.

Nevertheless, we are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on MEDG’s daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on an U.S. or other foreign exchange. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors - Risks Related to Doing Business in the PRC” beginning on page 23 and “Risk Factors — Risks Related to Our Securities and the Offering” beginning on page 35 of this prospectus for more information.

Recent Development

Geographic Optimization of Service Locations

Yuen Long is located in the northern part of Hong Kong, which is close to the border between Hong Kong and mainland China. Customers located near the border have increasingly turned to service providers in mainland China. This consumption pattern has reduced in smaller demand for goods and services in Yuen Long, which prompted us to relocate our operations in Yuen Long to another region in Hong Kong. Consequently, we closed down our Yuen Long shop (located at office No. 6-7 and 8-9, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories) on September 30, 2025, and intend to open a new shop in other location in Hong Kong in April 2026. The Yuen Long shop was a premise shared between us and Be Health Company Limited, a related party. Both of us, in our capacity as joint lessees under the lease in Yuen Long, entered into a Transfer Agreement with Beauty Plus Limited on July 28, 2025 (the “Transfer Agreement”). Under the Transfer Agreement, among other items, furniture, leasehold improvements, beds for beauty treatments of the Yuen Long shop were sold to Beauty Plus Limited at a total cost of HKD330,000.

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Transfers of Cash To and From Our Subsidiaries

As a holding company, we will rely on dividends and other distributions on equity paid by our Hong Kong subsidiaries for our cash and financing requirements. MEDG is permitted under the laws of Cayman Islands to provide funding to our Hong Kong subsidiaries through loans or capital contributions without restrictions on the amount of the funds, provided such funding is the best interests of the Company.

Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., MEDG, directly controls MTHL, which holds 100% of shares of our Operating Subsidiary and other Hong Kong subsidiaries. Cash is transferred through our organization in the following manner: (i) funds may be transferred from MEDG, the holding company incorporated in the Cayman Islands to our Hong Kong subsidiaries through MTHL in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our Hong Kong subsidiaries to MEDG through MTHL. Our Hong Kong subsidiaries are permitted under the laws of Hong Kong to provide funding to MEDG through dividend distribution without restrictions on the amount of the funds or restrictions on foreign exchange. If MEDG intends to distribute dividends to its shareholders, it will depend on payment of dividends from our other Hong Kong subsidiaries to MTHL in accordance with the laws and regulations of Hong Kong, and MTHL will transfer the dividends to MEDG, and the dividends will be distributed by MEDG, subject to applicable Cayman Islands restrictions (see “Dividends and Dividend Policy” on page 49), to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. If MTHL incurs debt on its own in the future, the instruments governing such debt may restrict MTHL’s ability to pay dividends, make distribution or transfer funds to MEDG. As of the date of this prospectus, none of our other subsidiaries have made any dividends or distributions to MTHL. As of the date of this prospectus, we do not have any U.S. investors, so no dividends or distributions have been made to any U.S. investors. Both MEDG and MTHL currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations; subject to the laws of Cayman Islands, our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

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As of the date of this prospectus, our Group has not distributed dividends to our shareholders since the incorporation of GCHL. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong.

See “Dividends and Dividend Policy” on page 49 and “Risk Factors – Risks Related to Doing Business in the PRC – To the extent cash or assets in our business is in the PRC or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our Hong Kong subsidiaries by the PRC government to transfer cash or assets.” on page 25 of this prospectus for more information.

Our Corporate Information

Our principal executive offices are located at Unit 15-16, 22/F., CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong, and our telephone number is +852 2388 1121. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. We maintain a website at www.doctorsconcept.com.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Chinese companies listed overseas using a VIE, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant regulators to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, Cybersecurity Review Measures were published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration and became effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. We believe we are fully in compliance with the regulations or policies that have been issued by the CAC to date.

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On August 30, 2024, Chinas State Council approved the “Regulations on Network Data Security Management,” which will take effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if not informed by relevant regions or departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification, revocation of relevant business licenses, or business license revocation. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

Given the nature of our business, we believe this risk is not significant. We do not have any customers in China and are not CIIOs nor a DPO as defined in the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, operations or this offering as we do not believe that we are deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. since (i) our Hong Kong subsidiaries are incorporated and operating in Hong Kong and the Revised Review Measures remain unclear as to whether they shall be applicable to a Hong Kong company; (ii) as of the date of this prospectus, none of the our Hong Kong subsidiaries have collected any personal information of PRC individuals; and (iii) as of the date of this prospectus, none of our Hong Kong subsidiaries have been informed by any PRC governmental authority of any requirement that they are required to file for a cybersecurity review. Therefore, we believe that our Hong Kong subsidiaries are not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Revised Review Measures are adopted into law in the future and if any of our Hong Kong subsidiaries are deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Ordinary Shares on U.S. stock exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Ordinary Shares on U.S. stock exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Ordinary Shares or render them worthless.

On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) any of the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

We are headquartered in Hong Kong and the majority of our executive officers and directors are based in Hong Kong (except for one independent non-executive director) but not mainland Chinese residents. All of our assets are located in Hong Kong and all of our revenues and profits are generated by our subsidiary in Hong Kong. We are advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company is not subject to the New Overseas Listing Rules.

However, there can be no assurance that the relevant PRC regulators, including the CSRC, would reach the same conclusion as us, or that the CSRC, CAC or any other PRC regulators would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC, CAC, or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completely hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulators. These regulators may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 19 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Class A Ordinary Shares.

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Summary Risk Factors and Challenges

Investing in our Class A Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 19 of this prospectus, which you should carefully consider before making a decision to purchase our Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose part or all of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors – Risks Related to Our Business and Industry” beginning on page 19 of this prospectus)

●	Our reputation in the industry, which we do not have full control, is critical to our success, see “Risk Factors – Risks Related to Our Business and Industry – Our reputation in the industry, which we do not have full control, is critical to our success” on page 19.

●	We operate in a highly competitive industry, see “Risk Factors – Risks Related to Our Business and Industry – We operate in a highly competitive industry” on page 19.

●	Demand for our services is susceptible to changes in the economic conditions of Hong Kong, see “Risk Factors – Risks Related to Our Business and Industry – Demand for our services is susceptible to changes in the economic conditions of Hong Kong” on page 19.

●	A lack of qualified employees would significantly hinder our growth plans and adversely affect our results of operations, see “Risk Factors – Risks Related to Our Business and Industry – A lack of qualified employees would significantly hinder our growth plans and adversely affect our results of operations” on page 20.

●	We could be held liable for the malpractice of our medical practitioner and the negligence of our staff members and other agents, see “Risk Factors – Risks Related to Our Business and Industry – We could be held liable for the malpractice of our medical practitioner and the negligence of our staff members and other agents” on page 20.

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Risks Related to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors – Risks Related to Doing Business in the PRC” beginning on page 23 of this prospectus)

●	A downturn in the Hong Kong or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition, see “Risk Factors – Risks Related to Doing Business in the PRC – A downturn in the Hong Kong or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition” on page 23.

●	Changes in the policies, regulations and rules, and the enforcement of laws of Hong Kong government may be implemented quickly with little advance notice and could have a significant impact upon our ability to operate profitably in Hong Kong. The current Hong Kong legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the legal and regulatory system cannot be certain, see “Risk Factors – Risks Related to Doing Business in the PRC – Changes in the policies, regulations and rules, and the enforcement of laws of Hong Kong government may be implemented quickly with little advance notice and could have a significant impact upon our ability to operate profitably in Hong Kong. The current Hong Kong legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the legal and regulatory system cannot be certain” on page 24.

●	The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rule, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain, see “Risk Factors – Risks Related to Doing Business in the PRC – The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rule, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain” on page 24.

●	To the extent cash or assets in our business is in the PRC or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our Hong Kong subsidiaries by the PRC government to transfer cash or assets, see “Risk Factors – Risks Related to Doing Business in the PRC – To the extent cash or assets in our business is in the PRC or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our Hong Kong subsidiaries by the PRC government to transfer cash or assets.” on page 25.

●	We conduct substantially all of our operations in Hong Kong; if we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably, see “Risk Factors – We conduct substantially all of our operations in Hong Kong; if we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably” on page 25.

●	The Chinese regulators could also disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless, see “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese regulators could also disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” on page 25.

●	There are political risks associated with conducting business in Hong Kong, see “Risk Factors – Risks Related to Doing Business in the PRC – There are political risks associated with conducting business in Hong Kong” on page 25.

●	If the PRC government were to impose new regulatory approval requirements for the Company to issue the Class A Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares and other securities to investors and cause such securities to significantly decline in value or become worthless, see “Risk Factors – Risks Related to Doing Business in the PRC – If the PRC government were to impose new regulatory approval requirements for the Company to issue the Class A Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares and other securities to investors and cause such securities to significantly decline in value or become worthless” on page 32.

●	As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC regulators to operate our business or issue our Class A Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC regulators. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. stock exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, see “Risk Factors – Risks Related to Doing Business in the PRC – As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC regulators to operate our business or issue our Class A Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC regulators. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. stock exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded” on page 33.

●	Any future action by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Chinese issuers or expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or the securities to become worthless, see “Risk Factors – Risks Related to Doing Business in the PRC – Any future action by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Chinese issuers or expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or the securities to become worthless” on page 34.

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Risks Related to Our Securities and the Offering (for a more detailed discussion, see “Risk Factors – Risks Related to Our Securities and the Offering” beginning on page 35 of this prospectus)

●	An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue, see “Risk Factors – Risks Related to Our Securities and the Offering – An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue” on page 35

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment, see “Risk Factors – Risks Related to Our Securities and the Offering – Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment” on page 37

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards, see “Risk Factors – Risks Related to Our Securities and the Offering – As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards” on page 38

●	You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation, see “Risk Factors – Risks Related to Our Securities and the Offering – You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation” on page 39

Implications of Being a “Controlled Company”

Public companies with securities listed on the Nasdaq Stock Market, must comply with the exchange’s continued listing standards to maintain their listings. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity, or group. A controlled company is exempt from certain corporate governance requirements of Nasdaq, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company has a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with Nasdaq’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, the outstanding shares of MEDG will consist of 30,750,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 31,312,500 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after the completion of this offering, our Controlling Shareholder will own 57.07% of our total issued and outstanding Ordinary Shares, representing 96.38% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 56.05% of our total issued and outstanding Ordinary Shares after over-allotment options are fully exercised, representing 96.23% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615 because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the Controlling Shareholder of MEDG will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyze how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Going Concern

Our financial statements appearing elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the fiscal years ended June 30, 2025 and 2024, we generated net revenue of US$5,218,727 and US$6,111,388, respectively, and net income of US$599,647 and US$607,678, respectively. However, we generated operating cash outflows of US$1,233,051 and US$1,031,834 for the years ended June 30, 2025 and 2024, respectively. Our working capital deficits were US$8,258,034 and US$9,029,518 as of June 30, 2025 and 2024, respectively. Thus, there exists substantial doubt about our ability to continue as a going concern.

We intend to rely on debt and equity financing for working capital until positive cash flow from operations can be achieved. We expect that the proceeds from this offering, together with bank borrowings and working capital loans from our controlling shareholder, if necessary, will fund our operations through at least 12 months from June 30, 2025. There are no assurances that we will be able to raise capital on terms acceptable to us. If we are unable to obtain sufficient amount of additional capital, we may be required to reduce the scope of our development, which could harm our business, financial condition and results of operations. The consolidated financial statements contained in this prospectus do not include any adjustments that might result from the outcome of these uncertainties. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the fiscal years ended June 30, 2025 and 2024 with respect to this uncertainty.

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Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are eligible to be exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Impact of COVID-19

In March 2020, the World Health Organization recognized the COVID-19 outbreak as a global pandemic. The COVID-19 pandemic and government actions implemented to contain further spread of COVID-19 have severely restricted economic activity around the world. The facts pertaining to the pandemic and the related governmental and regulatory response are changing day-to-day in many countries. The pandemic disrupted logistics in the global trade and reduced consumer sentiment. Our business was also adversely affected for the same reasons. Between early 2020 and early 2023, the Hong Kong government imposed a series of social distancing and business closure orders that prohibit certain gatherings and shut down non-essential economic activities such as hair salons. As the demand for beauty services is closely correlated with the general economic conditions, changes in discretionary income, and market sentiment, our results of operations decreased significantly. We responded by halting operation of all our service centers, so that we could reduce our working capital needs, focus our resources to serve our customers and improve our cash position.

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In addition, due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our clients, due to prohibition of gathering order, were prevented from visiting our shops. More broadly, the COVID-19 pandemic threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in beauty and personal care markets and potential clients.

The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19, actions to contain COVID-19, and the impact of such actions, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected and therefore, the effects on our operations and financial results remain uncertain. If economic or market conditions in key global markets deteriorate, it may have a material adverse impact on our business and results of operations, and we may experience material adverse effects on our financial positions. In addition, our ability to raise equity and debt financing may be adversely impacted by COVID-19 and other events, including increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government regulators and other entities to contain the spread, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 pandemic on the beauty and personal care services market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation.

Corporate Information

We were incorporated in the Cayman Islands on March 13, 2024, for the purpose of being the holding company for the listing on the Nasdaq Capital Market. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our principal executive office is at Unit 15-16, 22/F., CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong. Our telephone number at this location is +852 2388 1121. Our website address is http://www.doctorsconcept.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors – Risks Related to our Securities and the Offering” on pages 13 and 35 of this prospectus, and “Enforceability of Civil Liabilities” on page 45 of this prospectus for more information.

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THE OFFERING

Securities being offered:	3,750,000 Class A Ordinary Shares, US$0.0001 par value per share.

Initial public offering price:	The initial offering price is US$4.50 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering:	27,000,000 Ordinary Shares, consisting of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares.

Ordinary Shares outstanding immediately after this offering:

30,750,000, consisting of 13,200,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares. (31,312,500, consisting of 13,762,500 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, if the underwriters exercise their over-allotment option in full).

Gross Proceeds	We expect that it will receive gross proceeds of US$16,875,000 from this offering or US$19,406,250 if the underwriters exercise their over-allotment option in full.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of up to US$14,212,750 after deducting underwriting fees and commissions, expense allowances and estimated offering expenses. We currently intend to use the net proceeds from this offering as follows: (i) approximately 5% to set up our research and development capacity; (ii) approximately 25% to penetrate and further expand into new and existing geographical markets; (iii) approximately 65% for general working capital and other general corporate purposes; and (iv) approximately 5% for advisory fee payment. See “Use of Proceeds” on page 47 of this prospectus.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk and purchasers of our Class A Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares beginning on page 19.

Lock-Up

Each of our directors, executive officers and shareholders owning more than 1% of our Ordinary Shares have agreed, subject to certain exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for Ordinary Shares, for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements”.

In addition, the Company has agreed not to file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of 365 days after the date of this prospectus.

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Dividend Policy	We do not intend to pay any dividends on our Ordinary Shares in the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Over-Allotment Option	We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 562,500 Ordinary Shares at the initial public offering price, less underwriting discounts, and commissions, solely for the purpose of covering over-allotments. See “Underwriting” on page 128 of this prospectus.

Underwriters’ Warrants

We have agreed to issue, on the closing date of this offering, warrants, or the underwriters’ warrants, to the representatives of the underwriters in an amount equal to 3.33% of the number of Class A Ordinary Shares issued in this offering, not including Class A Ordinary Shares that may be purchased from us upon the exercise of the over-allotment option by the underwriters, at a per share exercise price equal to 120% of the per share offering price of the Class A Ordinary Shares offered hereby. The underwriters’ warrants are exercisable for a period of five years expiring on the fifth anniversary of the effective date of the registration statement, of which this prospectus forms part.

Listing	Application has been made for the listing of the Class A Ordinary Shares on the Nasdaq Capital Market.

Proposed Trading Symbol	We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “MEDG”. We believe that upon completion of this offering, we will meet the standards for listing on Nasdaq, however, we cannot guarantee that we will be successful in listing our Class A Ordinary Shares on Nasdaq. We will not consummate this offering unless our Class A Ordinary Shares is approved for listed on Nasdaq.

Transfer Agent	VStock Transfer.

Payment and Settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on , 2026.

SUMMARY FINANCIAL DATA

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial and Other Data”, “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We have derived the financial data for the years ended June 30, 2025 and 2024 from our consolidated financial statements included in this prospectus.

Results of Operations Data:

	For the years ended June 30,
	2025	2024
	USD	USD
Revenues	$5,218,727	$6,111,388
Net income	$599,647	$607,678
Net income per share attributable to Class A ordinary shareholders	$0.02	$0.02
Net income per share attributable to Class B ordinary shareholders	$0.02	$0.02
Weighted average number of Class A Ordinary Shares outstanding (shares)	9,450,000	9,450,000
Weighted average number of Class B Ordinary Shares outstanding (shares)	17,550,000	17,550,000

Balance Sheet Data:

	As of June 30,
	2025	2024
	USD	USD
Cash	$5,822	$85,798
Working capital	(8,258,034)	(9,029,518)
Total assets	2,686,786	1,833,091
Total liabilities	10,598,318	10,839,601
Total shareholders’ deficit	(7,911,532)	(9,006,510)

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RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in the Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our reputation in the industry, which we do not have full control, is critical to our success.

Our success depends to a significant extent on our reputation as a quality and reliable medical aesthetic services provider in Hong Kong. Any negative publicity in relation to our services, business practices, medical practitioners or beauty professionals, may, regardless of the merits, damage our reputation in the medical aesthetic services industry.

Our customers may have high expectations on the magnitude of improvement in their physical appearance resulting from the treatments. The results of medical aesthetics procedures, however, vary on a case-by-case basis, as the outcomes are affected by a multitude of factors, such as skin condition, health condition, adherence to our instructions after treatment, and other factors beyond our control. Undesirable or unexpected outcomes, such as complications and injuries, may occur. Such undesirable or unexpected outcomes may result in negative sentiments, requests for refunds, or complaints, claims or legal actions against us or our registered medical practitioners.

We operate in a highly competitive industry.

The medical aesthetic services industry is characterized by rapidly changing market trends. There are regular technological upgrades, advancements in treatment procedures, and new and more effective injectables. We are in constant competition with other medical aesthetic services providers in aspects such as quality, range and pricing of services, comprehensiveness and diversity of treatment devices as well as pricing. Some of our competitors may be able to foresee the upcoming market trends more accurately or may be more responsive to new technologies or changing customer preferences. They may also have more financial and other resources than we do. Their stronger bargaining power and economies of scale may give them the option of undercutting our pricing structure. If we are unable to offer services responsive to market demand on competitive terms, our customers may choose to find alternative service providers, which may have a material adverse effect on our business and results of operation.

Demand for our services is susceptible to changes in the economic conditions of Hong Kong.

As all of our operations are in Hong Kong, unless and until we are successful in establishing a significant presence in other Asian countries, we will remain susceptible to the economic conditions in mainland China and Hong Kong. Beauty and personal care, and medical cosmetology services are discretionary items. Demand for our services therefore fluctuates with changing general economic conditions, discretionary spending power, consumer sentiment, interest rates, consumer credit market, levels of unemployment, and taxation policies. Unfavorable economic conditions may cause consumers to delay or reduce their purchases of our services. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our services may have an adverse effect on our results of operations.

The current geopolitical tensions between the U.S. and China, including those arising from the trade war, may dampen economic growth in China, including Hong Kong. Future changes in the relationship between the two countries are subject to numerous political developments in the world, including U.S. presidential elections and the Russia-Ukraine war. Any escalations in the geopolitical tension by either the U.S. or China may cause global economic turmoil and potentially have a negative impact on our business, financial condition and results of operations. There is no assurance as to whether such actions will occur or the form that they may take.

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A lack of qualified employees would significantly hinder our growth plans and adversely affect our results of operations.

One of our business strategies is to grow our network of service centers. As we grow, our ability to increase productivity and profitability will be limited by our ability to employ, train, and retain skilled personnel. There is no assurance that we will be able to maintain an adequate skilled labor force that is necessary for us to operate efficiently, that our labor expenses will not disproportionately increase as a result of a shortage in the supply of skilled personnel or that we will not have to curtail our planned internal growth as a result of labor shortages.

In recent years, the lack of availability of beauty and personal care professionals and medical practitioners experienced in medical aesthetic services has been a significant operating issue in certain local and regional markets. If the demand exceeds the supply of available and qualified personnel, we and our competitors may be forced to offer higher compensation and other benefits to attract and retain them or rely on temporary personnel. If we are unable to attract, train and retain qualified personnel, we may be unable to provide our services. If we elect to use temporary staff, the quality of our services may decline. Both would result in our losing of customers and damaging our brand and reputation, which could have a material adverse effect on our business, financial condition and results of operations.

We could be held liable for the malpractice of our medical practitioner and the negligence of our staff members and other agents.

Our medical aesthetic services are rendered in partnership with Dr. Pang Sai Yau (“Dr. Pang Sai Yau” or “Dr. Pang”), and he is currently the sole medical practitioner in our business. We rely on him and other medical practitioners whom we will partner with or hire in the future to make proper decisions regarding the services that our clients may require. Any incorrect decisions on the part of our registered medical practitioners may result in undesirable or unexpected outcomes, including complications and injuries. Complaints and legal proceedings may be brought by dissatisfied customers against the relevant registered medical practitioner as well as other relevant staff members. As the relevant services are provided at our service centers, if there are claims for professional misconduct or negligence, we are likely to be named as one of the defendants. We may be found liable, as principal or business operator, for the acts or omissions of our registered medical practitioner and other staff members.

Complaints and legal proceedings against us will have negative effect on us on several fronts. We may need to spend substantial time and resources to deal with the proceedings. In addition, we may be ordered to pay monetary damages and make other compensation to the complainant.

Under the partnership agreement between the Company and Dr. Pang Sai Yau, its sole full-time medical partner and consultant, Dr. Pang will indemnify the Company against losses arising from the procedures performed by him on a customer if he is found negligent. This indemnification undertaking is of limited value to us. The losses may exceed the dollar cap, or the incident may fall outside the scope of the medical malpractice insurance that he is required to maintain with his professional body, and the medical practitioner may not have the financial means to fulfil his indemnification undertaking.

Insurers are currently reluctant to provide comprehensive/malpractice insurance for medical cosmetology procedures; therefore, in the event of any such actual or potential incidents, payments made by us in connection with the defense and settlement of the complaints may not be partially or fully recoverable, even with our medical partner’s indemnification. Our existing insurance policies do not cover all of our liabilities under such situations.

Regulations on the medical aesthetic services industry in Hong Kong may become increasingly stringent.

All of our operations are in Hong Kong. We are subject to a broad range of regulatory measures of the Hong Kong government, including regulations relating to medical services, competition, intellectual properties, and consumer rights. We are also subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety, such as measures to control toxic substances and hazardous substances (medicines), and to the implementation of safety measures to protect the health of staff members and customers. Changes to current laws, regulations or policies or the imposition of new laws, regulations, and policies in the medical aesthetic services industry could impose new restrictions or prohibitions on the current practices. We may incur significant costs and expenses and need to budget additional resources to comply with new requirements, which may have a material and adverse effect on our business, financial condition, results of operations and prospects.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We generated net profit of US$0.60 million for the year ended June 30, 2025 and net profit of US$0.61 million for the year ended June 30, 2024, we believe this is a temporary downturn because of the migration wave of our target customer group after COVID-19 and some customers were attracted by low-priced normal beauty services in mainland China. However, we had cash outflows for the years of 2025 and 2024. Because of the operating cash outflows and other factors, our audited consolidated financial statements were prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The report from our independent registered public accounting firm for the years ended June 30, 2025 and 2024 includes an explanatory paragraph stating we had negative cash flows from operating activities for both years, and have significant working capital deficiency and accumulated deficits as of June 30, 2025. These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements contained in this prospectus do not include any adjustments related to the recoverability and or classification of the recorded asset amounts and or the classification of the liabilities that might be necessary should we be unable to continue as a going concern. There is no assurance as to our future financial condition or results of operations, especially if the Hong Kong economy continues to be weak or another pandemic occurs. If we are unable to continue as a going concern, holders of our securities might lose their entire investment.

Historically, we have financed our working capital needs through cash from operations, bank borrowings and shareholder loans. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due. If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities.

We may not have the resources to develop innovative services in a timely manner to meet changing customer preferences.

Our long-term success in the competitive medical aesthetic services industry depends on our ability to develop and commercialize a continuing stream of innovative packages of new services that meet the changing customer preferences and take advantage of the opportunities sooner than or matching our competitors. We face the risk that our competitors will introduce innovative new services that compete with our services. There are numerous uncertainties inherent in our successfully developing and commercializing new services on a continuing basis, and new service launches may not deliver expected growth in sales or operating income. If we are unable to develop and introduce a continuing stream of competitive new services, it may have an adverse effect on our business, financial condition and results of operations.

We maintain limited control over the quality of our beauty equipment and treatment devices.

There is no assurance that the beauty equipment and treatment devices we procure from our suppliers during the course of our business operations are safe, free of defects or meet the relevant quality standards. In the event of quality issues, we could be subject to complaints and claims by our customers. We may also need to find alternative suppliers and suitable replacement products, which may result in delays in the provision of our services. If we are unable to find alternative suppliers or suitable replacement products in a timely manner, our business operations may be disrupted.

Serious side effects of medical aesthetics procedures, while statistically insignificant, may occur without the fault of any party.

Medical procedures are never risk free. There is no assurance that medical incidents resulting in allergic reaction, undesirable or unexpected outcome, injury or death will not occur in the course of our business operations in the future. As procedures and/or medication may have varying effects on different persons based on their medical conditions, and customers may have subjective views on the level of satisfaction of services provided, it is plausible for customers to become agitated and possibly litigious when desired results are not achieved or if they suffer certain side-effects or injuries. If such incidents occur, we may be subject to legal proceedings, substantial liabilities and negative media coverage, and our reputation and prospects would be damaged, they could adversely impact our business, financial condition and results of operations.

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Our services may be tainted by unfavorable public perception of the overall medical aesthetic services industry.

Our existing and potential customers are generally cautious about the inherent risks in medical aesthetic treatments and are particularly sensitive to any negative comments, reports or allegations against any medical aesthetic services providers or in relation to the safety or effectiveness of any particular treatment method. From time to time, there are negative news and media reports on the health risks relating to medical aesthetic treatments as well as accidents relating to the medical aesthetic services industry. Any allegations, complaints, or negative news or media reports on any accidents, instances of medical malpractice or professional negligence, unfair selling practices, or quality of services relating to the medical aesthetic services industry; or health risks relating to medical aesthetic treatments may, regardless of merit, lead to a deterioration in market confidence in medical aesthetic services and a reduction in the overall demand for such services. While such allegations, complaints or negative news or media reports may be unrelated to us, the demand for our medical aesthetic services may decline as a result of weakened customer confidence, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Our business has been materially and adversely affected by the COVID-19 pandemic.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has significantly disrupted our business. We had to make a business decision to close down 3 service centers during the year ended June 30, 2022. The reduction in the size of our network has adversely affected our business. Another pandemic of this scale could occur. That pandemic could be more deadly, require more stringent regulatory measures being taken, or more contagious. If we cannot find a solution to control it within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We rely on our management team and employees.

Our experienced executive directors and senior management team are one of the key factors contributing to the success of our business. Their extensive experience and knowledge of the medical aesthetic services industry help formulate and implement business strategies and foster growth of our business. Particularly, we rely on our executive director, Mr. Ng Hon Kin, in the overall management, strategic planning and development and daily operation of our business. We also rely on Dr. Pang Sai Yau, a Hong Kong registered medical practitioner, as our medical partner and consultant. The loss of services of any of these individuals without timely and suitable replacement may cause disruption of our business and adversely affect our prospects.

Our growth strategy may not be successful.

As part of our business strategies, we have developed plans to expand our operations by expanding our network and establishing our presence outside Hong Kong. There is no assurance that our expansion plans will be commercially successful or that the actual outcome will match our expectations. The success and viability of our expansion plans are dependent upon our ability to find suitable personnel, develop new business strategies and attract sufficient customers. It may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that we can achieve the expected results, such as revenue increase, higher gross margin, greater operational efficiency. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, we may not be able to recover our investment costs, and our business, financial condition, results of operations and prospects may be adversely affected.

We may fail to protect our trade secret and know-how or pursue infringement actions on our other intellectual properties.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties. Monitoring unauthorized use of our intellectual properties is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual properties. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

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In addition, third parties may initiate legal proceedings against us alleging the infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. In the event of a successful claim of infringement against us and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. Moreover, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

Our system of internal control over financial reporting may have material weaknesses.

Prior to the initial public offering of the Company, the Company has been a private company with limited accounting personnel and other resources with which it addresses its internal control over financial reporting. The Company therefore does not have sufficient competent financial reporting and accounting personnel with appropriate understanding of the U.S. GAAP to design and implement formal period-end financial reporting controls and procedures to address complex U.S. GAAP technical accounting issues, and to prepare and review the consolidated financial statements and related disclosures in accordance with U.S. GAAP and financial reporting requirements set forth by the SEC. The Company believes that this could constitute a material weakness in its internal control. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The Company is not currently required to maintain an effective system of internal controls. The Company will not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until it is required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act for a prior fiscal year. Further, as an emerging growth company, the Company is exempted from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting.

Neither the Company’s management nor its independent registered public accounting firm has performed an assessment of the effectiveness of our internal control over financial reporting.

To strengthen the Company’s system of internal control, the Company is looking for additional qualified financial and accounting personnel with working experience with U.S. GAAP and SEC reporting requirements. The Company is currently in the process of establishing clear rules and responsibilities for accounting and financial reporting staff to address complex accounting and financial reporting issues.

We heavily rely on internal designed database system, namely CARE. If we fail to timely back up our database and to maintain effective cyber security, our financial results may be adversely affected.

We have internally designed and developed our own invoicing and service databases application, namely CARE. We have adopted the CARE system for about seven years, and we are continuously improving the functions, analytics and financial related reports of the CARE system. We have regularly backed up our database. However, we have not finished cyber secured cloud or remote backup procedure. We may suffer from clerical errors during information input, although we have established dual checking and review mechanisms. In order to patch any possible deficiency, we have to parallelly keep physical evidence for delivery of obligations.

If we fail to timely back up our database and maintain effective cyber security, our operations may be adversely affected and, as a result, our financial condition and results of operations may be adversely affected.

Risks Related to Doing Business in the PRC

A downturn in the Hong Kong or global economy, or a change in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business, financial condition, results of operations and prospects may be influenced to a significant extent by political, economic, and social conditions in Hong Kong generally.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers and potential customers and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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Changes in the policies, regulations and rules, and the enforcement of laws of Hong Kong government may be implemented quickly with little advance notice and could have a significant impact upon our ability to operate profitably in Hong Kong. The current Hong Kong legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the legal and regulatory system cannot be certain.

We are subject to Hong Kong laws and regulations and PRC laws and regulations generally do not apply to us. However, the boundaries between the two jurisdictions may change in the future, and the interpretation and enforcement thereof involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protections to which we are entitled to by law or contract. Since PRC administrative authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including our inability to enforce our contracts, could affect our business and operations. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the availability of law enforcement. If we cannot comply with the changed policies, regulations and rules, our operations will be adversely affected.

The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rule, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

The Company is a holding company, and we conduct our operation through our subsidiaries in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to them or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or regulators, and inconsistently with our current policies and practices. New laws, regulations and other government directives in China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase in our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we need to modify or even cease our business practices.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of Chinese companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development, or public interest before carrying out mergers, restructuring or splits that affect or may affect national security. These statements were recently issued, and their official guidance and interpretation remain unclear at this time. While we believe that our operations are not currently being affected, we may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our cost of operations.

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The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Chinese issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our ability to conduct our business could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent that any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

To the extent cash or assets in our business are in the PRC or in our Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our Hong Kong subsidiaries by the PRC government to transfer cash or assets.

As of the date of this prospectus, no cash flow has occurred between the Company and our subsidiaries. However, in the future, we may depend upon dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. All of our business and assets are located in Hong Kong. The Hong Kong government does not impose foreign exchange control. The PRC government, however, imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our subsidiaries to remit sufficient foreign currency to our offshore entity for our offshore entity to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. Therefore, to the extent cash or assets in our business is in the PRC or in our subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our subsidiaries by the PRC government to transfer cash or assets.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange of the PRC for cross-border transactions. Any limitation on the ability of our subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

We conduct substantially all of our operations in Hong Kong; if we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. The PRC government may also exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Moreover, as a result of this scrutiny, the publicly traded stocks of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

We conduct substantially all of our operations in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming, and would likely distract our management from our normal business and could result in our reputation being harmed. The price of our Class A Ordinary Shares could decline because of such allegations, even if the allegations are false.

The Chinese regulators could also disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings.

Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of the Company’s organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Class A Ordinary Shares may experience a significant depreciation or even become worthless.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our business is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress (“NPCSC”) in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time President Trump signed an executive order and Hong Kong Autonomy Act (“HKAA”) to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China, and Hong Kong, which could potentially harm our business.

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Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Our Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate our auditors located in Hong Kong.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the PRC regulators. Currently, our U.S. auditor is inspected by the PCAOB, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in mainland China and there is no assurance that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq Capital Market, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting Chinese companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in Chinese issuers and summarizing enhanced disclosures the SEC recommends Chinese issuers make regarding such risks.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more regulators in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCAA. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more regulators in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

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On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC regulators in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, TAAD LLP, which is based in Diamond Bar, California, is registered with the PCAOB, is subject to PCAOB regular inspection and was last inspected in November 2022.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC regulators obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such a lack of inspection could cause our securities to be delisted from the stock exchange.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the SEC and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in mainland China and Hong Kong, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the NPCSC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, then-U.S. President Donald Trump signed the HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign companies, investment, or financial institutions and any third parties or customers dealing with any foreign entities that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent regulators, our business operations, financial position and results of operations could be materially and adversely affected.

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Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Our business and operations in Hong Kong are subject to data privacy related laws and regulations. In particular, the PDPO imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest.

The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of the Data Protection Principles is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Privacy Commissioner deems fit to do so.

If our business operations in Hong Kong violates any provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution. Based on advice of counsel, we believe we have established the necessary protocols and data collection standards to ensure our compliance with the PDPO.

We are incorporated under the laws of the Cayman Islands and are subject to its Data Protection Act, which regulates our collection and processing of personal data of our investors. A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of any third-party service providers could harm our reputation and subject us to significant liability.

We collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time as well as any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”). We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us. By virtue of your investment in the Company, we and certain of our third-party service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. Your personal data will be processed fairly and for lawful purposes, including: (i) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request; (ii) where the processing is necessary for compliance with any legal, tax, or regulatory obligations to which we are subject; or (iii) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. We anticipate that we will share your personal data with our third-party service providers for certain purposes (see “Certain Cayman Islands Company Considerations - Data Protection in Cayman Islands — Privacy Notice”). We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions, or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory, including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

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We are fully aware that cybersecurity threats, privacy breaches, insider threats or other incidents and malicious internet-based activity continue to increase, evolve in nature, and become more sophisticated. Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists, and other external parties, as well as nation-state and nation-state-supported actors. Many companies that provide services similar to ours have also reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic.

We currently do not maintain cybersecurity insurance, and in the event that we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in Chinese issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the NPCSC enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant regulators to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or the “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

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On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) any of the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On December 28, 2021, the CAC jointly with the relevant regulators formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any and online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

We may in the future collect and store certain data (including certain personal information) from our customers, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). However, given that (i) our subsidiaries are incorporated and located in Hong Kong; and (ii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to foreign affairs and defense, as well as other matters outside the autonomy of Hong Kong), we currently do not expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the New Overseas Listing Rules to have an impact on us or on this offering. we believe that we are in full compliance with the rules and regulations promulgated by the CAC and CSRC and associated policies as issued to current date.

As of the date of this prospectus, we are advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company is not subject to the New Overseas Listing Rules.

These statements and regulatory actions are new, and it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, our abilities to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the New Overseas Listing Rules are adopted into law in the future and becomes applicable to us, and if we are deemed to be an “Operator” required to file for cybersecurity review before listing in the United States or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to us, our business operations and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If we become subject to the CAC or CSRC review, there is no assurance that we will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulators. In the event of a failure to comply, we may become subject to fines and other penalties, which may have a material adverse effect on our business, financial condition and results of operations, may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Chinese issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

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These recent statements, laws, and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the New Overseas Listing Rules, have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or foreign investments in Chinese issuers. Currently, we do not operate in mainland China and we do not maintain any personal information of PRC residents. However, it is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our business operations in Hong Kong. We could be subject to approval or review of Chinese regulators to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

If the PRC government were to impose new regulatory approval requirements for the Company to issue the Class A Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares and other securities to investors and cause such securities to significantly decline in value or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”). The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

Based on the advice of our PRC counsel, Guangdong Wesley Law Firm, (i) we are not currently required to obtain permissions from any PRC regulators to operate or to issue securities to foreign investors; and (ii) we are not subject to permission requirements from CSRC, CAC or any other entity that is required to approve our operations.

If we have erroneously concluded that these permission requirements do not apply to us, or if applicable laws, regulations, or interpretations change, and it is determined in the future that the permission requirements become applicable to us, we may be subject to review, may face challenges in addressing these requirements and may incur substantial costs in complying with these requirements, which could result in material adverse changes in our business, financial condition and results of operations. In addition, if we are not able to fully comply with the Measures for Cybersecurity Review (2021 version) or if the Opinions are determined to be applicable to us, our ability to offer or to continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Given the current PRC regulatory environment, it is uncertain whether the Company will be required to obtain permission from the PRC government to list on U.S. stock exchanges in the future, and if such permission is required, whether it will be denied or later rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC regulators required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC regulators. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

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On February 17, 2023, with the approval of the State Council, the CSRC promulgated the New Overseas Listing Rules, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the New Overseas Listing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the New Overseas Listing Rules within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulator is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulators. These regulators may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulators also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of our Class A Ordinary Shares, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other PRC regulators later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC regulators to operate or issue our Class A Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC regulators. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. stock exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC regulators to operate or issue our Class A Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC regulators. We are also currently not required to obtain any pre-approval from Chinese regulators to list on a U.S. stock exchange such as Nasdaq. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. stock exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC regulators. However, if we are required to obtain approval in the future and are denied permission from Chinese regulators to list on U.S. stock exchanges, we will not be able to list on a U.S. stock exchange, which would materially affect the interest of our investors.

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In response to recent data security concerns arising from overseas listings of Chinese internet companies operating in the PRC, on January 4, 2022, the CAC issued revised measures to expand the types of businesses and circumstances that would require cybersecurity review by the CAC. We believe that we may be directly subject to these regulatory actions or statements as our business involves the collection of user data and may implicate cybersecurity and involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact any such modified or new laws and regulations will be on our daily business operations or our ability to accept foreign investments and list on a U.S. stock exchange. For further information, see “Risks Factors – Risks Related to Doing Business in the PRC.”

Any future action by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Chinese issuers or expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or the securities to become worthless.

Recent statements by the PRC government have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or over foreign investments in Chinese issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant regulators to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Additionally, we could be subject to various government and regulatory interference in the regions in which we operate, which could result in a material change in our operations and the value of the securities. Pursuant to Article 6 of the Revised Draft of the Cybersecurity Review Measures, companies holding data of more than one million users must now apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” As confirmed by our PRC counsel, Guangdong Wesley Law Firm, we currently are not subject to cybersecurity review with the CAC to conduct business operations in China, given that: (i) we are not the “operator of critical information infrastructure” or “online platform operator”; (ii) we do not possess a large amount of personal information in our business operations; and (iii) as of the date of this prospectus, we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning or sanction in such respect.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the New Overseas Listing Rules, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the New Overseas Listing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the New Overseas Listing Rules within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares, the filing requirements under the Trial Measurements do not apply to the Company since: (i) the Company is a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands with a subsidiary operating and based in Hong Kong; (ii) the Company have no subsidiary, VIE structure or any direct operations in mainland China, nor do intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and the Company are not controlled by any companies or individuals of mainland China; (iii) the Company is headquartered in Hong Kong, with their chief executive officer, chief financial officer and all members of the board of directors of MEDG based in Hong Kong (except for one independent non-executive director) and none being a citizen of mainland China; and (iv) all of their revenues and profits are generated by their operating entities in Hong Kong.

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However, there is no assurance that the relevant PRC regulators, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC regulators would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completely hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulators. These regulators may impose fines, penalties, limit our operations in China and Hong Kong, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

Risks Related to Our Securities and the Offering

An active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue.

There is no assurance that a liquid public market for our Class A Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our Class A Ordinary Shares in this offering was determined by negotiation between us and the underwriters based on several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares.

We may not maintain the listing of our Class A Ordinary Shares on Nasdaq, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Class A Ordinary Shares on the Nasdaq Capital Market concurrently with this offering. In order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial standards and share price levels and we may be unable to meet these requirements in the future. There is no assurance that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq were to delist our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect that our shares would be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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As long as our Class A Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or preempts states from regulating their sale. However, the law does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that an offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For any of the aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing, which might cause delay or even denial of our listing application for our Class A Ordinary Shares.

Our stock price may be volatile, and the value of our Class A Ordinary Shares may decline.

We cannot predict the prices at which our Class A Ordinary Shares will trade. The initial public offering price of our Class A Ordinary Shares will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our Class A Ordinary Shares will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our Class A Ordinary Shares following this offering may fluctuate substantially and may be lower than the initial public offering price. In addition, the trading price of our Class A Ordinary Shares following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our Class A Ordinary Shares as you might be unable to sell your Class A Ordinary Shares at or above the price you paid in this offering.

The stock market has recently experienced extreme price and volume fluctuations. Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our Class A Ordinary Shares. Price volatility may be greater if the public float and trading volume of shares of our Class A Ordinary Shares is low. Furthermore, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class-action litigation following periods of volatility in the market price of their securities. We may be the target of this type of litigation in the future, which could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if occurs to us, may make it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Certain recent instances of extreme stock price and volume fluctuations have been seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. We anticipate that the trading price of our Class A Ordinary Shares following this offering is likely to be volatile, and our Class A Ordinary Shares may be subject to rapid and substantial price volatility. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects and may distort the market perception of our Class A Ordinary Shares, price and our financial performance and public image, negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

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We also anticipate that our Class A Ordinary Shares are likely to be more sporadically and thinly traded than that of larger, more established companies with larger public floats. As a consequence of this lack of liquidity, the trade of relatively small quantities of Ordinary Shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our Class A Ordinary Shares could, for example, decline precipitously in the event that a large number of our Class A Ordinary Shares are sold on the market without commensurate demand as compared to a larger, more established issuer that could better absorb those sales without adverse impact on its stock price.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Class A Ordinary Shares could decline.

The market price and trading volume of our Class A Ordinary Shares following the completion of this offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our Class A Ordinary Share price could be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Class A Ordinary Shares, or publish negative reports about our business, our Class A Ordinary Share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease, which might cause our Class A Ordinary Share price to decline and could decrease the trading volume of our Class A Ordinary Shares.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors as determined by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$4.30 per share, representing the difference between the offer price and our as adjusted net tangible book value per share of US$0.20 as of June 30, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.50 per share, which is the mid-point of the public offering price range. For further information on the description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this offering, see “Dilution”.

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As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards.

As a foreign private issuer that has applied to list our Class A Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in the Nasdaq Capital Market corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

For example, we are eligible to be exempt from Nasdaq Capital Market regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Class A Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Class A Ordinary Shares for less than the greater of the book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq Capital Market. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq Capital Market corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

Further, because we are a foreign private issuer under the Exchange Act, we are eligible to be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2025. In the future, we would lose our foreign private issuer status if: (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. public company that is not a foreign private issuer, we would incur significant additional legal, accounting, and other expenses that we do not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We will incur additional legal, accounting, and other expenses as a U.S. public company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulators may also initiate legal proceedings against us, and our business may be adversely affected.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Amended and Restated Memorandum and Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For further information on the significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Corporate Law and U.S. Corporate Law”.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct a substantial amount of operations in Hong Kong, and a substantial portion of our assets are located in Hong Kong. In addition, our directors and officers, except for one independent non-executive director, primarily reside in Hong Kong. As a result, it may be difficult for our shareholders to effect service of process upon us or our directors and officers within the United States or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. In addition, Hong Kong has no treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in Hong Kong of judgments of a court in any of these non-Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in Hong Kong. Although the local regulators in Hong Kong may establish a regulatory cooperation mechanism with the securities regulators of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulators in the United States have not been efficient in the absence of mutual and practical cooperation mechanisms. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the relevant PRC or Hong Kong securities regulators and relevant regulators, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

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For further information on the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our Ordinary Shares may be subject to raid and substantial price volatility unrelated to our performance, which could result in substantial losses to investors.

Our Class A Ordinary Shares may be subject to rapid and substantial price volatility and their trading price could fluctuate widely due to factors beyond our control. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Class A Ordinary Shares among our executive officers and directors. As a result of our small public float, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. This may also happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our operations, including the following:

●	fluctuations in our revenues, earnings, and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Class A Ordinary Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Furthermore, in the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For further information on the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations - United States Federal Income Tax Considerations - Passive Foreign Investment Company Considerations.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

Our Controlling Shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could present or cause a change of control or other transactions.

Prior to this offering, through his 99% ownership of MCL, Mr. Ng Hon Kin, our chairman and executive director, beneficially owns 65% of our issued and outstanding Ordinary Shares. Upon completion of this offering, our Controlling Shareholder’s beneficial ownership will decrease to 57.07%, and our public shareholders will beneficially own 12.20% of our issued and outstanding Ordinary Shares assuming the underwriters do not exercise their over-allotment option. In the event the underwriters exercise their over-allotment option in full, our Controlling Shareholder will own 56.05% of our issued and outstanding Ordinary Shares.

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Accordingly, our Controlling Shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For further information on our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn. could cause the market price or trading volume for our Class A Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares, and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our Class A Ordinary Shares in this offering, we have 27,000,000 Ordinary Shares, consisting of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 30,750,000 Ordinary Shares, consisting of 13,200,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management” and certain shareholders have agreed not to sell any Ordinary Shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our Controlling Shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. For a more detailed description of the restrictions on selling our Class A Ordinary Shares after the offering, see “Shares Eligible for Future Sale” and “Underwriting”.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily as follows: (i) approximately 5% to set up our research and development capacity; (ii) approximately 25% to penetrate and further expand into new and existing geographical markets; (iii) approximately 65% for general working capital and other general corporate purposes; and (iv) approximately 5% for advisory fee payment. For further information, see “Use of Proceeds” on page 47.

The statement by the SEC regarding proposed rule changes submitted by Nasdaq and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulators, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As more stringent criteria may be imposed, including the HFCAA, which became law in December 2020, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. The PCAOB issued the Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more regulators in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more regulators in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations which included our auditor who appears as part of the report and is listed under its Appendix B: Registered Public Accounting Firms Subject to the Hong Kong Determination.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

The HFCAA prohibits foreign companies from listing their securities on U.S. stock exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Class A Ordinary Shares. In June 2021, the Senate passed the AHFCAA, and was enacted on December 22, 2022, which reduces the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. In the event that the HFCAA is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Class A Ordinary Shares may be prohibited from trading or delisted from an exchange.

As a result of this scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business, and our Class A Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from furthering our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected, and you could sustain a significant decline in the value of our Class A Ordinary Shares.

44

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the U.S. and these securities laws provide less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated. All of our subsidiaries’ current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our and our operations and current assets being located in Hong Kong. In addition, our auditors are located in Diamond Bar, California, and our directors and officers, except for one independent non-executive director, reside primarily in Hong Kong and are majorly China (Hong Kong) nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, Hong Kong has no treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in Hong Kong of judgments of a court in non-Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in Hong Kong. Although the local regulators in Hong Kong may establish a regulatory cooperation mechanism with the securities regulators of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulators in the United States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant regulators, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

45

Cayman Islands

We have been advised by Ogier, our legal counsel as to Cayman Islands laws that although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

46

USE OF PROCEEDS

If the underwriters do not exercise their over-allotment option, we expect to receive US$14,212,750 of net proceeds from this offering, based on the public offering price of US$4.50 per share, after deducting underwriting discounts and commissions of US$1,012,500, a non-accountable expense allowance to the underwriters of US$168,750 and estimated offering expenses of approximately US$1,481,000 payable by us. If the underwriters exercise their over-allotment option in full, we expect to receive US$16,566,812 of net proceeds from this offering after deducting underwriting discounts and commissions of US$1,164,375, a non-accountable expense allowance to the underwriters of US$194,063 and estimated offering expenses of US$1,481,000 including advisory fees of US$100,000 up to US$400,000 (for which US$100,000 was previously paid).

We currently intend to use the net proceeds received from this offering primarily as follows:

●	approximately 5% to set up our research and development capacity;

●	approximately 25% to penetrate and further expand into new and existing geographical markets;

●	approximately 65% for general working capital and other general corporate purposes; and

●	approximately 5% as advisory fee payment.

The foregoing represents our current intentions based on our present plans and business conditions to use and allocate the net proceeds of this offering. Management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Set up our research and development capability.

We intend to set up our own research and development facilities. By allocating 5% of the net proceeds in setting up new research and development for our medical cosmetology technologies, services and products, we will be able to offer our own branded products.

Penetrate and further expand into new and existing geographical markets.

For the purpose of penetration and further expansion into new and existing geographical markets, we plan to allocate 25% of the net proceeds to establish new subsidiary or representative offices and enhancing our sales and marketing efforts in new or existing geographical markets such as U.S. to enhance our sales and service support for our customers. With the establishment of a subsidiary or representative offices in a new or existing geographical market, we believe that we could (i) strengthen our services and marketing support to our existing customer potential customers; and (ii) explore opportunities to seek new customers, thereby capturing new sales opportunities and expanding our market share.

General working capital.

We intend to reserve 65% of the net proceeds for general working capital needs and daily operational needs. This will serve as a buffer to deal with the fluctuating economic environment while providing a stable financial backup for daily operational use.

47

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 3,750,000 Class A Ordinary Shares by us in this offering based on the offering price of US$4.50 per Class A Ordinary Share, assuming the underwriters do not exercise the over-allotment option, after deducting underwriting discounts and commissions, a non-accountable expense allowance and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds”, “Selected Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2025
	Actual	As adjusted (1)
	USD’000	USD’000
Cash and cash equivalents	$6	$14,219

Indebtedness
Bank borrowings	$800	$800
Amounts due to related parties	1,531	1,531
	$2,331	$2,331
Shareholders’ Deficit/Equity
Class A Ordinary Shares, par value US$0.0001 per share; 85,000,000 shares authorized; 9,450,000 issued and outstanding on an actual basis, 13,200,000 Class A Ordinary Shares outstanding on an as adjusted basis (assuming 3,750,000 Class A Ordinary Shares to be issued in this offering with no exercise of over-allotment option)	1	2
Class B Ordinary Shares, par value US$0.0001 per share; 25,000,000 shares authorized; 17,550,000 shares issued and outstanding on an actual basis; 17,550,000 outstanding on an as adjusted basis	2	2
Additional paid-in capital	2,772	16,984
Accumulated deficits	(10,747)	(10,747)
Accumulated other comprehensive income	60	60
Total (Deficit) /Equity	(7,912)	6,301
Total Capitalization	$(5,581)	$8,632

(1)	Assuming no exercise of the underwriters’ over-allotment option

48

DIVIDENDS AND DIVIDEND POLICY

For the fiscal years ended June 30, 2025 and 2024, no dividend was declared.

Any future dividend payments should not be considered as a guarantee or indication that those companies will declare and pay dividends in such manner in the future or at all. Further, as of the date of this prospectus, our board of directors does not intend to pay any dividends on our Ordinary Shares for the foreseeable future. We anticipate that all of our net earnings, if any, will be used for the operation and growth of our business, which is conducted through our subsidiaries.

We have adopted a dividend policy, according to which our board of directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under the Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Even if our board of directors decides to pay dividends, the timing, form, and amount of future dividends, if any, will depend upon our future results of operations and cash flow, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

DILUTION

Investors purchasing our Class A Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Class A Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares immediately after the offering. Because our Class A Ordinary Shares and Class B Ordinary Shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A Ordinary Shares and Class B Ordinary Shares.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Class A Ordinary Shares in this offering by the Company based on the offering price of US$4.50 per Class A Ordinary Share, after deducting US$1,012,500 in underwriting discounts and commissions (assuming 3,750,000 Class A Ordinary Shares to be issued in this offering with no exercise of over-allotment option), a non-accountable expense allowance to the underwriters of US$168,750 and estimated offering expenses payable by us of approximately US$1,481,000, the pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately US$6,300,000, or US$0.20 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.51 per Ordinary Share to our existing stockholders and an immediate dilution of US$4.30 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors.

US$
Assumed initial public offering price per Class A Ordinary Share	4.50
Historical net tangible book value per Ordinary Share as of June 30, 2025	(0.31)
Increase in as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering(1)	0.51
Pro forma net tangible book value per Ordinary Share after giving effect to this offering	0.20
Dilution per share to new investors participating in this offering	4.30

(1)	Assumes gross proceeds from the offering of 3,750,000 Class A Ordinary Shares and assumes that the underwriters’ over-allotment option has not been exercised.

49

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summarizes the consolidated statements of income and comprehensive income for the years ended June 30, 2025 and 2024, and the consolidated balance sheet as of June 30, 2025 and 2024 have been derived from our consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended June 30,
	2025	2024
	USD	USD

REVENUES, net	$5,218,727	$6,111,388

COSTS AND EXPENSES
Cost of revenue	(1,194,393)	(1,303,886)
Selling and marketing expenses	(2,236,513)	(2,960,063)
General and administrative expenses	(1,207,495)	(1,191,795)

INCOME FROM OPERATIONS	580,326	655,644

OTHER INCOME (EXPENSES)
Interest income	189	351
Foreign exchange (loss) / gain	(544)	540
Loss on disposal of fixed assets	(185)	(116,695)
Finance costs	(28,943)	(35,244)
Other income	48,804	103,082
Total other income / (expenses), net	19,321	(47,966)

INCOME BEFORE PROVISION FOR INCOME TAXES	599,647	607,678

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$599,647	$607,678

OTHER COMPREHENSIVE INCOME / (LOSS)	40,224	(38,348)

TOTAL COMPREHENSIVE INCOME	$639,871	$569,330

Weighted average number of ordinary shares outstanding
CLASS A - Basic and diluted	9,450,000	9,450,000
CLASS B - Basic and diluted	17,550,000	17,550,000

50

CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2025	2024
	USD	USD

ASSETS
CURRENT ASSETS
Cash	$5,822	$85,798
Accounts receivable	12,185	7,495
Deposits	144,360	205,999
Other receivables	5,278	4,700
Prepayments	11,001	10,722
Deferred sales commission	327,085	285,778
Deferred offering costs	363,306	227,841
Total current assets	$869,037	$828,333

NON-CURRENT ASSETS
Property and equipment, net	$66,224	$144,985
Deposits	149,398	189,915
Deferred sales commission	192,235	140,045
Right-of-use assets – operating lease	1,406,616	520,506
Right-of-use assets – financing lease	3,276	9,307
Total non-current assets	1,817,749	$1,004,758

Total assets	$2,686,786	$1,833,091

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Bank borrowings	$127,561	$124,111
Contract liabilities	5,007,811	7,032,566
Accounts payable	29,813	43,980
Accounts payable – related parties	4,140	4,213
Other payables and accruals	1,700,207	1,566,347
Operating lease liabilities	673,681	409,502
Provision for reinstatement	53,072	100,797
Amount due to related parties	1,530,786	576,336
Total current liabilities	$9,127,071	$9,857,852

NON-CURRENT LIABILITIES
Bank borrowings	$672,307	$805,732
Operating lease liabilities	737,457	122,662
Provision for reinstatement	61,483	53,355
Total non-current liabilities	$1,471,247	$981,749

Total liabilities	$10,598,318	$10,839,601

COMMITMENTS AND CONTINGENCIES	$-	$-

SHAREHOLDERS’ DEFICIT
Class A Ordinary Shares, par value US$0.0001 per share; 85,000,000 shares authorized; 9,450,000 issued and outstanding as of June 30, 2025 and June 30, 2024	$945	$945
Class B Ordinary Shares, par value US$0.0001 per share; 25,000,000 shares authorized; 17,550,000 shares issued and outstanding as of June 30, 2025 and June 30, 2024, respectively	1,755	1,755
Additional paid-in capital	2,772,458	2,317,351
Accumulated deficits	(10,747,048)	(11,346,695)
Accumulated other comprehensive income	60,358	20,134
Total shareholders’ deficit	$(7,911,532)	$(9,006,510)

Total liabilities and shareholders’ deficit	$2,686,786	$1,833,091

51

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

The Class A Ordinary Shares being offered in this prospectus are those of MEDG, or the Company. The Company is a holding company with no material operations of its own. We conduct our operations through GCHL, a Hong Kong company wholly owned by the Company. Unless the context requires otherwise, GCHL is the entity that contracts with third parties in the ordinary course of business, the holder of our business licenses and permits, and the legal owner of our business assets, other than our intellectual properties, which are registered under DCMCL, another Hong Kong company wholly owned by the Company.

Overview

We are a beauty and personal care service company offering a broad range of beauty and spa services for customers in Hong Kong under the brand name “Doctor’s Concept”. We offer both medical aesthetic services and normal beauty services. For the years ended June 30, 2025 and 2024, our revenue was $5.22 million and $6.11 million, respectively, and our net income was $0.60 and $0.61 million, respectively.

Our services are customized to tailor to the needs of each customer and are priced and sold in the form of prepaid packages or single service. Based on our internal records without independent verification by our auditors or other third parties, as of June 30, 2025, approximately 3,000 customers held one or more of our unexpired prepaid packages, of which mainly were repeat customers, having been served by us for more than three years.

As of the date of this prospectus, our services are rendered through two service centers located in different regions of Hong Kong. The two service centers have an aggregate gross floor area of approximately 11,400 square feet. Our prepaid packages may be used in service centers in different regions.

Sales patterns are different among our service centers due to regional differences in household income, demographics and other factors. We are in the process of relocating our operations in Yuen Long to another region in Hong Kong. We closed down our Yuen Long service center in September 2025 and are planning to open a new service center in another region in Hong Kong in April 2026. Please see “Recent Development – Geographic Optimization of Service Locations” for more details on the closure of our Yuen Long shop. Our operations in the years ended June 30, 2024 and 2025 consisted of revenues generated by three service centers until we closed down our Yuen Long operations in September 2025. Operating two service centers instead of three during this transition period may impact our results of operations. We believe such impact to be small and limited.

Our results of operations since the termination of all COVID-19 pandemic measures in Hong Kong have not been satisfactory, and our financial condition has been exacerbated by operating cash outflow. They were mainly caused by three factors. First, as the general economic conditions in Hong Kong has remained weak during this period, consumers became more conservative in their discretionary spending. Second, we are facing competition from similar establishments in Shenzhen, China due to the depreciation of Renminbi, the currency of mainland China, against the Hong Kong dollar. Third, the emigration of local, middle-income families and professionals in the past few years has shrunk our target customer base. These were macroeconomic causes and did not reflect our competitiveness in the beauty personal care industry. Thus, we expect such operating results to be temporary and our profitability will grow as the city moves to its next economic cycle.

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Key Factors Affecting Our Results of Operations

Our results of operations and financial condition have been and will continue to be affected by the following major factors:

●

Macroeconomic factors. Although we have plans to expand our operations by building our footprints in other Asian countries, Hong Kong will remain our homebase. As medical aesthetic services are elective healthcare procedures, our revenue will be strongly affected by macro-economic factors such as changes in per capita disposable income, Hong Kong’s economic outlook and the number of medical tourists. The Hong Kong economy has been relatively weak in the past 36 months. According to the US International Trade Association (ITA), the Hong Kong cosmetics market in 2023 recorded a decrease of 38.6% from 2022. We expect consumers to be more cautious with their spending in 2024. Consumers may opt to delay or forgo non-essential spendings such as beauty services due to financial constraints.

●

Cost and expense control. Hong Kong is a high-cost city. Employee compensation, rental payments for our business premises and the related capital expenditure we made to furbish these premises, such as decoration works and medical devices, are fixed overheads. We need to generate sufficient revenue to cover these fixed costs in order to break even or become profitable. For cost composition, employee compensation is the largest portion of our costs, representing 45.0% and 45.2% of our costs of operations for the years ended June 30, 2025 and 2024, respectively. Given the high portion of fixed costs in our costs of operations, our net profit will be affected substantially by variance of our revenue.

●

Competition. We intend to focus the growth of our medical aesthetic services. The cosmetology industry in Hong Kong is highly competitive. Our competitors are primarily comprised of smaller, independent aesthetic services operators and spa operators. We compete with these players, and the bigger franchises for customers. Furthermore, personal-care and beauty alternatives with less sophisticated technologies may appeal to our target customers on the basis of price alone. Our ability to be effective across all such points of competition has and is likely to continue to have a significant effect on our business, financial condition and results of operations.

●

Future pandemics. The COVID-19 pandemic between March 2020 and March 2023 had a significant adverse impact on the Hong Kong economy. We made a management decision to close down to 3 service centers in the year of 2022. Although the restrictive measures have been lifted since March 2023, consumers need time to restore financial confidence before resuming spending on non-essential services. The recovery has been particularly slow in retail spending, which was exacerbated by a relatively weak Hong Kong economy.

●	Market reputation. An established reputation for being a safe, reliable and quality service provider is our greatest marketing tool. Our service quality is largely dependent upon our ability to attract and retain qualified beauty professionals, who also act as our sales personnel. Quality is also reflected on our ability to master the know-hows, adapt to the constantly evolving technologies and develop new services responsive to market trend.

Key Components of Results of Operations

Revenues

We sell our services as prepaid packages customized to the needs of individual customers. Each prepaid package is issued with a number of credit points which the customer may apply towards one or multiple types of treatment on the terms set forth therein. Time of sales occurs when we issue the prepaid package to our customers. At the time of sales, payment received from the customer is recorded as deferred revenue, an asset; and our obligation to deliver the services is recorded as contract liabilities.

When treatment is rendered, a portion of the deferred revenue is deducted from the package as treatment charges, the charges are recognized as revenue generated from such services. Most of our prepaid packages have a validity period of 24 months. When a prepaid package expires with unused credit, any deferred revenue remaining on our balance sheet will be recorded as forfeited revenue.

We classify our services by their nature into two categories: medical aesthetic treatments and normal beauty treatments. Revenue recognized from our rendering of treatment services may be segregated using this classification. A significant portion of our prepaid packages, however, contain credits that may be applied towards our medical aesthetic and normal beauty treatments. Thus, forfeited revenue cannot be classified in the same manner. We also generate a very small portion of our revenue from the sale of beauty products and sundry items, which we classify as “others”.

During and after the COVID-19 pandemic, expired treatments have accounted for a substantial portion of our total revenue, representing 58.59% and 57.54% of our total revenue for the years ended June 30, 2025 and 2024, respectively. These expired treatments refer to prepaid service packages that our customers have not redeemed before their expiry dates. Our staff has been proactively reaching out to encourage customers to redeem their prepaid service packages, as this can keep our beauticians engaged and maintain an active customer base. Nonetheless, some customers still do not redeem their prepaid service packages, mainly due to the customers switching to service providers in mainland China. If the revenue from expired treatments decreases, we expect to see lower gross margin and lower revenue, which will lead to a slight decrease in our net profit; however, we believe this will not have a significant impact on us. With a view to reducing expired treatments, we need to continuously maintain customers’ interests and prevent them from switching to other service providers, and to do so, we plan to (i) acquire new equipment and medical aesthetic products; (ii) expand our marketing campaigns to promote our services; and (iii) introduce new service offerings.

53

The following table sets forth, for the periods indicated, revenue contribution from different sources.

	For the years ended June 30,
	2025	2024

Medical aesthetic treatments	$622,396	$795,377
Normal beauty treatments	1,532,590	1,793,789
Expired treatments	3,057,412	3,516,607
Others	6,329	5,615
Total revenue	$5,218,727	$6,111,388

Costs and Expenses

At the time of sales, we assume contract liabilities to the customer and an obligation to pay sales commissions to our staff who obtain the relevant contract. Instead of recording the full amount of the commissions as an expense upfront, the amount payable is recorded as deferred sales commissions, an asset, and this asset is amortized (expensed) over the validity period of the prepaid package when the associated revenue is recognized from the performance of our services. Other costs and expenses associated with the delivery of such services are also recorded as cost of revenue and the associated contract liability is considered settled.

We classify our costs and expenses into three categories: cost of revenue, selling and marketing expenses, and general and administrative expenses.

Our cost of revenue consists mainly of the cost of labor directly involved in providing treatments, fees charged by doctors whose services are rendered in connection with the treatments provided; and materials and other consumables used in such treatments. The following table sets forth, for the periods indicated, our cost of revenue attributable to different revenue sources:

	For the years ended June 30,
	2025	2024
Medical aesthetic treatments	$533,942	$722,894
Normal beauty treatments	650,717	571,372
Others	9,734	9,620
Total cost of revenue	$1,194,393	$1,303,886

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Our selling and marketing expenses consist mainly of expenses incurred in the operations of our shops, including remuneration of the staff and professionals; depreciation of our treatment devices; and lease expenses and other overheads incurred to maintain the shops. Remuneration of the staff has two components: (a) base salaries and statutory pension contributions and market-standard benefits, and (b) sales commissions, which we categorize under “payroll, MPF and staff benefits”.

The following table sets forth, for the periods indicated, a breakdown of our selling and marketing expenses:

	For the years ended June 30,
	2025	2024	Change	Change
	USD	USD	USD	%
Payroll, MPF and staff benefits expense	$740,960	$963,944	$(222,984)	(23.1)
Rental, rates and property management expense	299,713	249,994	49,719	19.9
Credit card commission	109,474	131,853	(22,379)	(17.0)
Depreciation – PPE	76,077	234,267	(158,190)	(67.5)
Depreciation – ROU assets	6,028	12,448	(6,420)	(51.6)
Lease expenses	807,507	1,016,558	(209,051)	(20.6)
Advertising, marketing and promotion expense	90,721	231,008	(140,287)	(60.7)
Other expenses	106,033	119,991	(13,958)	(11.6)
Total	$2,236,513	$2,960,063	$(723,550)	(24.4)

Our general and administrative expenses consist mainly of remuneration paid to our staff in our administrative offices, professional fees, and rental and other overheads of our administrative offices. Since September 2023 and during the first six months of 2024, our accounting policy has been changed to record the remuneration of our executives as payroll expenses of our administrative offices instead of management expenses.

The following table sets forth, for the periods indicated, a breakdown of our general and administrative expenses:

	For the years ended June 30,
	2025	2024	Change	Change
	USD	USD	USD	%
Payroll, MPF and staff benefits expense	$469,771	$534,998	$(65,227)	(12.2)
Rental, rates and property management fee expense	102,278	208,662	(106,384)	(51.0)
Depreciation – PPE	6,271	7,367	(1,096)	(14.9)
Management expenses	-	103,596	(103,596)	(100.0)
Auditor remuneration	507,372	212,522	294,850	138.7
Other expenses	121,803	124,650	(2,847)	(2.3)
Total	1,207,495	1,191,795	$15,700	1.3

Other income (expenses)

As of June 30, 2025, we operated our business in four commercial premises: three shops and one administrative office. Our other income (expenses) for the year ended June 30, 2024 consisted mainly of changes in leasing arrangements of Yuen Long shop in the third quarter in 2023 and interest payments for bank loans, which we recorded as “finance costs”. The changes in the leasing arrangement involves: (a) gain in our early termination of the lease of the original premises; and (b) loss on disposal of properties due to change in a leasing arrangement. For the year ended June 30, 2025, other income (expenses) were mainly attributable to the ongoing bank loan interest payments and the reversal of a previously overstated provision for office relocation reinstatement costs.

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The following table sets forth, for the periods indicated, a breakdown of our other income (expenses):

	For the years ended June 30,
	2025	2024
	USD	USD
Charge of subleased rent & rates of shop at Grand Plaza 830	$-	$49,228
Credit card cash rebate	3,687	5,425
Resell of products	-	1,599
Gain from termination of operating lease	-	54,214
Reversal of provision for reinstatement costs	37,491	21,961
Sundry income	7,626	2,629
Interest income	189	351
Exchange (loss) / gain, net	(544)	540
Loss on disposal of properties, property and equipment	(185)	(116,695)
Finance costs	(28,943)	(35,244)
Non-operating expenses – Rent compensation of early termination of shop at Yuen Long	-	(31,974)
Total other income / (expenses)	$19,321	$(47,966)

Income tax

We are incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, operate our business through a wholly-owned subsidiary incorporated in Hong Kong, and hold our trademarks through another wholly-owned subsidiary incorporated Hong Kong.

The Cayman Islands currently levies no taxes on profits, income, gains or appreciation recorded by exempted companies with limited liabilities. In addition, the Cayman Islands does not impose withholding tax on dividend payments. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands.

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries in Hong Kong is subject to profits tax at the rate of 8.25% on assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000. Payments of dividends by our subsidiaries is not subject to any Hong Kong withholding tax.

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Results of Operations

Fiscal Years ended June 30, 2025 and 2024

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the years ended June 30,
	2025		2024
	USD	% of Revenue	USD	% of Revenue
Revenues, net	$5,218,727	100.0%	$6,111,388	100.0%

Costs and expenses
Cost of revenue	(1,194,393)	(22.9)%	(1,303,886)	(21.3)%

Selling and marketing expense	$(2,236,513)	(42.9)%	$(2,960,063)	(48.4)%
General and administrative expense	(1,207,495)	(23.1)%	(1,191,795)	(19.5)%
Income from operations	$580,326	11.1%	$655,644	10.7%

Total other income/(expenses), net	19,321	0.4%	(47,966)	(0.8)%
Income before tax expense	$599,647	11.5%	$607,678	9.9%

Provision for income taxes	-	-%	-	-%
Net income	$599,647	11.5%	$607,678	9.9%

Other comprehensive income / (loss)	40,224	0.8%	(38,348)	(0.6)%

Total comprehensive income	$639,871	12.3%	$569,330	9.3%

Revenues

Revenues decreased by $892,661, or 14.6%, to $5,218,727 for the year ended June 30, 2025, compared to $6,111,388 for the year ended June 30, 2024, mainly due to the continuously weak economic conditions in Hong Kong, competition from similar establishments in Shenzhen caused by the depreciation of the RMB against the Hong Kong dollar, and a reduction in the size of our target customer pool resulted from the emigration of the middle-income families and middle class professionals. The decrease resulted from the combined effects of (i) a 21.7% drop in revenues from medical aesthetic treatments and; (ii) a 14.6% decline in revenues from normal beauty treatments. In addition, as fears related to the pandemic have declined, our customers’ redemption of prepaid packages have gradually increased, resulting in a 13.1% decrease in revenue recognized from expired treatments.

Costs of revenue

Cost of revenue decreased to $1,194,393 for the year ended June 30, 2025, representing a decrease by $109,493, or 8.4%, from $1,303,886 for the year ended June 30, 2024. The decrease in treatment services rendered was reflected by decreases in the main variable cost items, such as costs incurred in medical aesthetic treatments and normal beauty treatments and doctor’s fees. In terms of percentage, the percentage decrease in cost of revenue was lower when compared with the percentage decrease in revenue, due to the existence of some fixed cost items such as basic salaries for staff, which were basically unchanged.

Selling and marketing expenses

Selling and marketing expenses was $2,236,513 for the year ended June 30, 2025, representing a decrease by $723,550, or 24.4%, from $2,960,063 for the year ended June 30, 2024. The decrease was due to (i) a decrease in the payroll, MPF and staff benefits of $222,984 due to a decrease in the number of staff in the shops; (ii) a decrease in the lease expenses of $209,051 was primarily driven by the relocation to an office with lower rental costs during third quarter of 2024; (iii) a decrease in depreciation of PPE expenses of $158,190; and (iv) a decrease in advertising, marketing and promotion expenses of $140,287.

General and administrative expenses

General and administrative expenses increased by $15,700, or 1.3%, to $1,207,495 for the year ended June 30, 2025, from $1,191,795 for the year ended June 30, 2024. This increase was mainly due to an increase in other expenses of $292,003, which was offset by (i) a decrease in management expenses of $103,596; (ii) a decrease in rental and property management fee expenses of $106,384; and (iii) a decrease in payroll payments of $65,227. The increase of other expenses was caused by an increase in the administrative tasks as we started preparing for this offering in the first six months of 2024.

Income from operations

Income from operations decreased by $75,318, or 11.5%, to $580,326 for the year ended June 30, 2025 from the income from operation of $655,644 for the year ended June 30, 2024.

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Other income (expenses)

For the year ended June 30, 2025, we recorded other income of $19,321, compared with other expenses of $47,966 for the year ended June 30, 2024.

The main reason was that we relocated one of our shops and vacated its original premises in the third quarter of 2023. As part of this move, we disposed of equipment with a significantly higher aggregate value than usual. Consequently, for the year ended June 30, 2024, we recognized a one-time loss on disposal of $116,695. There were no other similar expenses during the year ended June 30, 2025.

Finance cost decreased by $6,301 to $28,943 for the year ended June 30, 2025 from $35,244 for the year ended June 30, 2024, due to the lower average daily amount of bank loans outstanding during the fiscal year from July 1, 2024 to June 30, 2025.

Income tax expenses

We did not record any income tax expenses for the year ended June 30, 2025 and June 30, 2024, mainly due to the offset by cumulative tax losses during both periods.

Net income

Net income slightly decreased by $8,031, or 1.3%, to $599,647 for the year ended June 30, 2025 from $607,678 for the year ended June 30, 2024. The decrease was mainly attributable to the cumulative effect of the reasons set out above.

Liquidity and Capital Resources

Our principal sources of liquidity are operating cash flows, shareholder loans and bank borrowings. We have primarily relied on these sources to meet our working capital needs and capital expenditures requirements. Our main capital expenditure requirements are renovation projects in our shops and beauty treatment devices.

Going Concern

During the COVID-19 pandemic, our shops had been shut down multiple times between March 2020 and October 2022 in response to the pandemic measures of the Hong Kong government. Our results of operations have yet to return to the pre-pandemic levels. In light of the weak economic conditions in Hong Kong, we may continue to record negative operating cash flows. We also have significant working capital deficiency, shareholder deficits and a limited cash balance. As of June 30, 2025, our cash balance was $5,822, compared with $85,798 as of June 30, 2024, and our working capital deficits were $8,258,034 as of June 30, 2025, compared with $9,029,518 as of June 30, 2024.

The report from our independent registered public accounting firm for the years ended June 30, 2025 and 2024 includes an explanatory paragraph stating we had negative cash flows from operating activities for both years, and have significant working capital deficiency and accumulated deficits as of June 30, 2025. These conditions raise substantial doubt about our ability to continue as a going concern.

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Management, having evaluated our current available cash balance against our future working capital requirements, recently adopted a series of cost cutting initiatives that are vital for us to maintain our business operations going forward. On the assumption that we could realize the benefits of these cost-cutting initiatives and having considered our ability to borrow additional loans from banks and shareholders and raise funds from other investors against our working capital needs, operating lease payments and capital expenditure requirements, our management believes that we have sufficient capital resources to maintain our business operations for the next twelve months. For the foregoing reasons, our audited consolidated financial statements were prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments related to the recoverability and or classification of the recorded asset amounts and or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

The success of our business will be contingent upon generating sufficient revenue to cover our operating costs. Our management may need to fund some of our capital needs through equity issuances, bank borrowings, shareholder loans and proceeds from this offering and to implement cost-cutting measures. If we obtain additional capital by issuing equity, the interests of our existing stockholders will be diluted. If we incur additional indebtedness, that indebtedness may contain significant financial and other covenants that may significantly restrict our operations. We cannot assure you that we could obtain additional financing on favorable terms or at all.

If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern.

Cash Flows

Our use of cash is primarily related to operating activities and investing activities. We have historically financed our operations primarily through our cash flow generated from our financing activities. The following tables set forth a summary of our cash flows for the periods indicated:

	For the years ended June 30,
	2025	2024
	USD	USD
Net cash used in operating activities	$(1,233,051)	$(1,031,834)
Net cash used in investing activities	(3,936)	(104,709)
Net cash provided by financing activities	1,156,235	1,162,186

Cash generated from operating activities:

Net cash used in operating activities was $1,233,051 for the year ended June 30, 2025. Adjustments were made to net income of $858,577 to reflect non-cash items, mainly including (i) non-cash operating lease expenses of $807,507 and (ii) depreciation of property and equipment of $82,348. The effects of these adjustments, however, were fully offset by operating working capital changes with a cumulative negative effect on cash flow. Such changes were primarily the result of (i) a decrease in deferred contract liabilities of $2,002,897 reflecting the consumption of treatments covered by prepaid packages without a corresponding increase in the sale of prepaid packages; and (ii) a decrease in operating lease liabilities of $814,637 mainly attributable to the early termination of the old lease of the shop that we relocated.

Net cash used in operating activities was $1,031,834 for the year ended June 30, 2024. Adjustments were made to net income of $607,678 to reflect non-cash items, including (i) non-cash operating lease expenses of $1,016,558 and (ii) depreciation of property and equipment of $240,120. The effects of these adjustments, however, were fully offset by operating working capital changes with a cumulative negative effect on cash flow. Such changes were primarily the result of (i) a decrease in deferred contract liabilities of $2,393,547 reflecting the consumption of treatments covered by prepaid packages without a corresponding increase in the sale of prepaid packages; and (ii) a decrease in operating lease liabilities of $1,157,281 mainly attributable to the early termination of the old lease of the relocated shop, although their effects were partially offset by an increase in other payables and accruals of $466,939.

Cash used in investment activities:

Net cash used in investment activities was $3,936 for the year ended June 30, 2025, mainly due to the purchase of property and equipment of $3,936.

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Net cash used in investment activities was $104,709 for the year ended June 30, 2024, mainly due to the purchase of property and equipment of $162,726, the effect of which was partially offset by the proceeds from the disposal of property and equipment of $58,017.

Cash used in financing activities:

Net cash provided from financing activities was $1,156,235 for the year ended June 30, 2025, mainly due to a capital injection from the shareholders of $455,107 and proceeds from related parties of $964,877, the effect of which was partially offset by the settlement of deferred offering costs of $137,732 and repayment of bank borrowings of $126,017.

Net cash provided from financing activities was $1,162,186 for the year ended June 30, 2024, mainly due to a capital injection from the conversion of promissory note of $1,038,000 and proceeds from related parties of $469,646, the effect of which was partially offset by the settlement of deferred offering costs of $227,841.

Contractual Obligations and Commitments

As of June 30, 2025, our contractual obligations mainly include payment obligations under the operating leases of our administrative offices and three shops in Mongkok, Causeway Bay and Yuen Long and bank borrowings. We may enter into finance leases for our treatment equipment in the ordinary course of business from time to time.

The following table sets forth the Company’s contractual obligations for the next five years as of June 30, 2025:

Contractual Obligations	Total	Less than 1 year	2 years	3 years	4 years	5 years	More than 5 years
Operating lease obligations	$1,411,138	$673,681	$685,475	$51,982	$-	$-	$-
Finance lease obligations	-	-	-	-	-	-	-
Loan obligations	799,868	127,561	131,441	135,402	139,558	138,072	127,834
Provision for reinstatement	114,555	53,072	-	61,483	-	-	-
Total	$2,325,561	$854,314	$816,916	$248,867	$139,558	$138,072	$127,834

Below is additional information about our payment obligations under the operating leases and bank loans that were outstanding as of June 30, 2025:

Usage	Location	From	To	Monthly Rent
Shop	Suites 1701, 1712 & 1715, Level 17, Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon	August 20, 2023	August 19, 2025##	US$26,337

Shop	Room No. 3201-3203, 32/F, The World Trade Centre, 280 Gloucester Road, Causeway Bay, Hong Kong	July 12, 2024	July 11, 2027	US$33,615

Shop	Office No. 8-9, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories	May 30, 2023	May 29, 2026#	US$7,490

Shop	Office No. 6-7, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories	August 3, 2024*	May 29, 2026#	US$5,390

Office	Unit 15-16, 22/F., CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon**	August 1, 2024	July 31, 2027	US$4,931

* Note: This shop is sub-leased by Be Health Company Limited, a related party, on a short-term and monthly basis effective from August 3, 2024, pursuant to a cooperation agreement between Be Health Company Limited and GCHL dated July 29, 2024 (the “Cooperation Agreement”). This shop in Yuen Long was closed down on September 30, 2025.

# On July 29, 2025, we, together with Be Health Company Limited, entered into a Transfer Agreement with Beauty Plus Limited, in which, among other items, furniture, leasehold improvements, beds for beauty treatments of the Yuen Long shop were sold to Beauty Plus Limited.

** This premise is shared between the Company and Smart Key International Consultant Co, Ltd, a related party, pursuant to a management agreement dated July 31, 2024 and a supplementary management agreement dated July 31, 2025. The terms of this sharing arrangement are reviewed every six months.

## The lease has been renewed for a new term commencing on August 20, 2025, and ending on August 19, 2027 at a monthly rent of US$25,200.

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	Outstanding principal amount (HKD)	Start Date	Maturity Date	Interest %*(1)	Guarantor(2)
1)	4,000,000	May 8, 2020	May 7, 2030	P minus 2.5%	Mr. Ng
2)	2,000,000	August 30, 2021	August 29, 2031	P minus 2.5%	Mr. Ng
3)	3,000,000	May 27, 2022	May 26, 2032	P minus 2.5%	Mr. Ng

(1)	P represents prime lending rate of Bank of China (Hong Kong) Limited. As of June 30, 2025, P was 5.25%.

(2)	The loans were originally guaranteed by Ms. Huang Weisi, our ex-director and ex-shareholder. Mr. Ng assumed her obligations under the loans on April 2, 2024 when Ms. Huang sold her shares to MTHL and resigned as a director.

Off-Balance Sheet Arrangements

As of June 30, 2025, we did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements as defined under the rules and regulations of the SEC, or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

We believe that the accounting policies discussed below involve a high degree of judgment and complexity and are the most critical to fully understanding and evaluating our consolidated financial condition and results of our operations. See Note 3 “Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for a description of our other significant accounting policies.

Estimates and assumptions used in preparing the reported amounts and disclosure under these policies are based on information as of the date of the consolidated financial statements. They are evaluated on an ongoing basis and its estimates on historical experience, current and expected future conditions and various other assumptions that management believes are reasonable under the circumstances based on the information available to management at the time these estimates and assumptions are made. Actual results could differ from these estimates:

Allowance for credit losses – See Note 3. Significant assumptions for measurement used by management in estimating the expected credit loss include weighted-average loss rate or default rate, current and future financial situation of debtors for individual receivables that management is aware will be difficult to collect, and future general economic conditions.

Measurement of credit losses on financial instruments – See Note 3. The Company, in accordance with ASC Topic 340, Other Assets and Deferred Costs, the incremental costs to obtain the contracts are deferred and amortized according to service package utilization rate, which represents management’s estimate of the average benefit period.

Asset Retirement Obligation (Provision for Reinstatement Costs) – See Note 3. The Company have made provision for the reinstatement costs for its leased properties based on current market prices and quotes from renovation companies. As the market value of reinstatement costs do not change substantially that the Company does not adjust the carrying amount of the liability.

Leases – See Note 3. Management makes significant assumptions regarding lease terms, exercise options and present value methodologies in determining the value of its right-of-use assets.

Revenue Recognition

Our revenue is derived from the provision of medical aesthetic and beauty treatment services. Such services are sold to customers in the form of prepaid packages. Each package contains one or a combination of treatments and is valid for two years from the time of sale.

We recognize revenue from customer contracts in accordance with the “five-step model” under the accounting rules. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue as we satisfy the performance obligation.

When the customer redeems a service included in the prepaid package, revenue is recognized in the amount allocated to the specific treatment based on its standalone selling price. If the package does not specify the price of a treatment, we will apply its standalone selling price. We have established a reasonable range for the estimated standalone selling prices and if the stated contractual price falls within that range, the stated contractual price will be used as the standalone selling price in the allocation calculation. The standalone selling price we apply to each treatment may be adjusted to reflect the facts and circumstances of the case, including customer relationship, discount provided and the combination of treatments covered in the package.

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Any unredeemed amount in the prepaid package at the end of the period will be recognized as forfeited revenue. If prior to expiration, we agree to modify the scope, price and validity period of the package, then management must make judgements as to how to record the sales of the modified package. The modified package can be recorded as a separate contract, a termination of the original contract and concurrent creation of a new contract, a cumulative catch-up in the original contract or a combination of the above.

Determining whether, how and when to apply these revenue recognition criteria often involves assumptions and judgments that can have a significant impact on the timing and amount of reported revenue. Changes in assumptions or judgments or changes to the elements in an arrangement could cause a material increase or decrease in the amount of revenue that is reported in a particular period.

Rental and Other Related Expenses

All of our shop and office space leases are classified as operating leases. When we enter into a lease of this nature, we record the right to use the space as a right-to-use (ROU) asset and our payment obligations thereunder as lease liabilities.

We recognize lease expense on a straight-line basis based on the amount of lease liabilities. The amount of lease liabilities to be recorded is the present value of the total lease payments. In determining the discount rate to be used to compute the present value, management uses the incremental borrowing rate, which is the estimated rate we would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease, based on information available on the lease commencement date.

When we record lease liabilities, an ROU asset is also recorded. The amount of ROU to be recorded equals the initial amount of the lease liability, plus any lease payments made to the lessor before or at the lease commencement date and any initial direct costs incurred, less any lease incentives received. The difference between the minimum rents paid and the straight-line rent is reflected within the associated operating lease asset.

We incur costs in leasehold improvements, furniture and fixtures and equipment to build out and equip our leased premises. All are recorded as part of the ROU and are amortized over the term of the lease.

Maintenance, insurance and property tax expenses are generally accounted for on an accrual basis as variable lease costs. We recognize variable lease cost for operating leases in the period when changes in facts and circumstances on which the variable lease payments are based occur.

Our lease agreements do not contain any material residual value guarantees or material restrictive covenants, but we are required to return the space to the lessor in its original form. Thus, we make provision for the reinstatement costs for our leased properties. Management determines the amount of provision needed based on current market prices and quotes from renovation companies. As the market value of reinstatement costs do not change substantially that the Company does not adjust the carrying amount of the liability.

On or around April 1, 2022, we assigned the lease of the original space of a shop to a third party. As we were not released from our primary obligations under the original lease, our lease liabilities under the original lease remain unchanged. We record the event as an entry into a separate lease, a sublease between us and the third party. The lease expired in the first half of 2024.

Market Risks

Foreign exchange risk

The reporting currency of the Company is U.S. dollar. Substantially all of our revenues and expenses and a significant portion of our assets and liabilities are denominated in Hong Kong dollar. The value of the Hong Kong dollar against the U.S. dollar is under a linked exchange rate system. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge exposure to such risk.

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Interest rate risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. Our exposure to interest rate risk primarily relates to the interest rates levied on our bank borrowings. All of our bank loans, except one, provide for interest that are adjustable based on prime lending rate of Hong Kong. Our shareholders loans are interest free.

We have not used any derivative financial instruments to manage our interest risk exposure. However, we cannot provide assurance that we will not be exposed to material risks due to changes in market interest rate in the future.

Inflation risk

Since our inception in 2004, inflation in Hong Kong has not materially affected our results of operations. According to International Monetary Fund, World Bank and OECD Inflation CPI indicator, average inflation rate from 2004 to 2023 was 2.39%. The year-over year percentage changes in the consumer price index for 2022 and 2023 were increases of 1.19% and 2.44%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if Hong Kong experiences higher rates of inflation in the future. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 3 to our consolidated financial statements included elsewhere in this prospectus.

Internal Control Over Financial Reporting

Prior to the initial public offering of the Company, we have been a private company with limited accounting personnel and other resources with which we address our internal control over financial reporting. We therefore do not have sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP to design and implement formal period-end financial reporting controls and procedures to address complex U.S. GAAP technical accounting issues, and to prepare and review the consolidated financial statements and related disclosures in accordance with U.S. GAAP and financial reporting requirements set forth by the SEC. We believe that this could constitute a material weakness in our internal control. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Neither our management nor its independent registered public accounting firm have performed an assessment of the effectiveness of the Company’s internal control over financial reporting.

To strengthen our system of internal control, we are looking for additional qualified financial and accounting personnel with working experience with U.S. GAAP and SEC reporting requirements. We are currently in the process of establishing clear rules and responsibilities for accounting and financial reporting staff to address complex accounting and financial reporting issues. We plan to recruit more competent professional staff and/or engage independent advisor to strengthen the internal control.

We are not currently required to maintain an effective system of internal controls. We will not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we are required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act for a prior fiscal year. Further, as an emerging growth company, we are exempt from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting.

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HISTORY AND CORPORATE STRUCTURE

Our operating history began in 2004 when GCHL was incorporated on 31 March 2004 in Hong Kong by Mr. Ng Hon Kin to provide traditional/normal beauty treatments and products. GCHL has remained as the operating arm through which we conduct our business. DCMCL was incorporated on 21 June 2006 as our trademarks custodian. MTL was incorporated on March 22, 2024 and is a dormant subsidiary since incorporation for the purposes of reserving for future business operations.

To finance some of the expenses of this offering and operating needs of the business, our Controlling Shareholder borrowed $1,038,000 in the aggregate from seven individuals between July 17, 2023 and February 8, 2024. The borrowed sums were evidenced by various promissory notes issued from March 2023 to October 2023, pursuant to which our Controlling Shareholder had the option to repay the borrowings in the form of shares representing equity interests in the Group.

In preparation for this offering, on March 13, 2024, our Controlling Shareholder caused the incorporation of the Company under the laws of the Cayman Islands and became the sole shareholder of the Company shortly thereafter. At the time, the Company’s authorized share capital was $10,000 consisting of 100,000,000 shares with par value $0.0001 per share, of which 85,000,000 were Ordinary Shares and the remaining were 15,000,000 preferred shares. Our Controlling Shareholder beneficially owned 17,550,000 Ordinary Shares, representing 100% of the Company’s issued share capital.

MTHL was incorporated on March 21, 2024 under the laws of Hong Kong as a wholly owned subsidiary of the Company. Though a series of share swaps with GCHL, DCMCL and MTL, the Group was formed on or around March 28, 2024 with the Company as the holding company on the top with its ownership interest in GCHL, DCMCL and MTL held through MTHL as the intermediate holding company.

The seven promissory notes described above were cancelled on March 28, 2024. In consideration thereof, our Controlling Shareholder caused the Company to issue Ordinary Shares to entities designated the noteholders at an issue price per share $0.0001.

On March 19, 2025, the authorized share capital of the Company was amended to $11,000 consisting of 110,000,000 shares with par value of $0.0001 per share, of which 85,000,000 were Class A Ordinary Shares and the remaining 25,000,000 were Class B Ordinary Shares. The two classes of shares have substantially similar terms, except that the Class B Ordinary Shares carry a voting power that is 20 times of the Class A Ordinary Shares. Immediately after the share capital amendment, the Ordinary Shares then held by the seven former noteholders were reclassified as Class A Ordinary Shares and the Ordinary Shares then held by our Controlling Shareholder were reclassified as Class B Ordinary Shares. As a result, the issued share capital of the Company consisted of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, details of which are as follows:

Name of Shareholder	Number of Ordinary Shares Owned		Percentage Ownership
	Class A	Class B	Issued share capital	Total voting power
MCL	-	17,550,000	65.00%	97.38%
Many Trillion International Limited	1,350,000	-	5.00%	*
Express Essential Holdings Limited	1,350,000	-	5.00%	*
Winlover Limited	1,350,000	-	5.00%	*
Ace Miracle Group Limited	2,700,000	-	10.00%	*
Able Talent Business Limited	1,350,000	-	5.00%	*
Essential Quality Limited	810,000		3.00%	*
MCA Limited	540,000		2.00%	*

*Less than 1% of our total voting power.

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The following diagrams illustrate our corporate and ownership structure as of the date of this prospectus and immediately upon the completion of this offering.

Pre-Offering (1)

Mr. NG Hon Kin		Ms. HUANG Hsi En				Many Trillion Int’l Ltd. (BVI)
99%			1%		5% (4)
				Sirius Capital Holdings Ltd. (HK)	Class A
Express Essential Holding Ltd. (BVI)
				100%	5% (5)
	Ideal Success Limited (Cayman)				Class A
				Sirius Capital Investment Ltd. (HK)		Winlover Ltd. (BVI)
	100%				5% (6)
				10%	Class A
Essential Quality Ltd. (BVI)
	Master Centric Ltd. (BVI)			Ace Miracle Group Ltd. (BVI)	3% (7)
Class A
	65% (2)			10% (3)		MCA Ltd. (HK)
	Class B			Class A	2% (8)
Class A
Able Talent Business Ltd. (BVI)
5% (9)
Class A
MEDI Group Limited (Cayman)

100%

MEDI Trade Holding Limited (HK)

		100%		100%	100%
	Grand Century Holding Co., Ltd. (HK)			Doctor’s Concept Medical and Cosmetics Co., Ltd. (HK)	MEDI Trade Corporation Limited (HK)

Note:
(1)	Based on 27,000,000 Ordinary Shares, consist of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding immediately prior to the offering.
(2)	Represents 17,550,000 Class B Ordinary Shares.
(3)	Represents 2,700,000 Class A Ordinary Shares.
(4)	Represents 1,350,000 Class A Ordinary Shares.
(5)	Represents 1,350,000 Class A Ordinary Shares.
(6)	Represents 1,350,000 Class A Ordinary Shares.
(7)	Represents 810,000 Class A Ordinary Shares.
(8)	Represents 540,000 Class A Ordinary Shares.
(9)	Represents 1,350,000 Class A Ordinary Shares.

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Post-Offering (assuming no exercise of the underwriters’ over-allotment option) (1)

Mr. NG Hon Kin		Ms. HUANG Hsi En				Many Trillion Int’l Ltd. (BVI)
99%			1%		4.39% (4)
				Sirius Capital Holdings Ltd. (HK)	Class A
Express Essential Holding Ltd. (BVI)
				100%	4.39% (5)
	Ideal Success Limited (Cayman)				Class A
				Sirius Capital Investment Ltd. (HK)		Winlover Ltd. (BVI)
	100%				4.39% (6)
				10%	Class A
Essential Quality Ltd. (BVI)
	Master Centric Ltd. (BVI)			Ace Miracle Group Ltd. (BVI)	2.63% (7)
Class A
	57.07% (2)			8.78% (3)		MCA Ltd. (HK)
	Class B			Class A	1.76% (8)
Class A
Able Talent Business Ltd. (BVI)
4.39% (9)
Class A
MEDI Group Limited (Cayman)

				100%		Public (New Issue)

MEDI Trade Holding Limited (HK)
12.20% (10)
Class A
		100%		100%	100%
	Grand Century Holding Co., Ltd. (HK)			Doctor’s Concept Medical and Cosmetics Co., Ltd. (HK)	MEDI Trade Corporation Limited (HK)

Note:
(1)	Based on 30,750,000 Ordinary Shares outstanding immediately after the offering assuming the underwriter does not exercise the over-allotment option.
(2)	Represents 17,550,000 Class B Ordinary Shares.
(3)	Represents 2,700,000 Class A Ordinary Shares.
(4)	Represents 1,350,000 Class A Ordinary Shares.
(5)	Represents 1,350,000 Class A Ordinary Shares.
(6)	Represents 1,350,000 Class A Ordinary Shares.
(7)	Represents 810,000 Class A Ordinary Shares.
(8)	Represents 540,000 Class A Ordinary Shares.
(9)	Represents 1,350,000 Class A Ordinary Shares.
(10)	Represents 3,750,000 Class A Ordinary Shares.

Our principal executive offices are located at Unit 15-16, 22/F., CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong, and our telephone number is +852 2388 1121. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. We maintain a website at www.doctorsconcept.com.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

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INDUSTRY OVERVIEW

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. Unless otherwise expressly stated or the context otherwise requires, information and data relating to our industry, market and competitive position in this section are derived from an independent market research report obtained by us from MarketsandMarkets Research Private Limited (www.marketsandmarkets.com) (“MnM”) for a fee of US$4,500. The remaining information and data are sourced from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. We believe our information sources are reliable but have not independently verified such data. The medical aesthetic services industry may not grow at the rate projected by these sources. Failure of the industry to grow at the projected rates may have a material and adverse effect on our business and the market price of our shares.

Types of Beauty Services

Beauty services comprise mainly normal beauty services and medical aesthetic services. Normal beauty services refer to facial, spa and massage services. Medical aesthetic services refer to procedures designed to improve appearance through restoration, reconstruction or alteration of the human body. They are non-essential medical procedures performed principally to improve people’s quality of life and psychological well-being.

Medical aesthetic services can be divided into surgical and non-surgical treatments. Surgical medical aesthetic services, often referred to as plastic surgeries, include procedures such as breast augmentation, face and body contouring, blepharoplasty, and rhinoplasty; whereas non-surgical medical aesthetic services are comprised of injection procedures and energy-based treatments.

Surgical medical aesthetic treatments are traditional cosmetic surgeries performed on different body parts, such as removing extra fat and loose, lax skin, cutting and reshaping bones, and placing implants. Although their demand is not as high as that of non-invasive treatments, cosmetic surgeries like rhinoplasty and breast augmentation continue to have a steady demand.

Non-surgical medical aesthetic treatments involve the use of non-surgical technologies to enhance the appearance of selected body parts. The more popular treatments include the following:

●	Skin Improvement. These treatments are designed to reduce signs of aging, such as fine lines, wrinkles, and sagging skin, as well as to remove scars and stretch marks. They are carried out using (i) non-invasive procedures – energy-based processes, such as laser, radiofrequency, HIFU and intense pulsed light, and chemical peels; and (ii) mildly invasive procedures – the injection of toxins and fillers. They are usually performed on the facial area but can be applied to other body areas as well.

●	Body Contouring. These treatments include non-invasive procedures such as cryolipolysis and surgical procedures such as traditional liposuction.

●	Hair Removal. These treatments remove visible body hair, such as body hair on legs and underarms, through lasers.

Normal beauty services are offered mainly through salons, beauty centers and spas. Surgical medical aesthetic procedures are performed mainly in clinics and hospitals, while non-surgical procedures are mainly performed in medical spas.

We mainly focus on the growth of non-surgical medical aesthetic services, accompanied by a small portion of normal beauty services as part of our tailor-made package for our customers.

Referencing to the classification by the Hong Kong government, our revenue from normal beauty services contributes more than 50% of our total revenue. With respect to normal beauty services, the more popular services include the following:

●	Skin Care. This service is normally classified as facial treatment. It involves keeping the skin clean and healthy-looking, moisturizing the skin, and edema removal. In most circumstances, independent researches will cover mainly skincare products for self-use. Facial treatment includes face massage and other traditional Chinese meridian massage techniques.

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●	Hair Treatments. This service includes treatments ranging from deep conditioning treatments to scalp massages. There are many different types of treatments designed to improve health and appearance of looks. Regular hair treatments can help to repair damage, reduce frizz, and add shine and volume to hairs.

●	Body Hairs Removal. This treatment mostly applies wax to remove excess body hair. Waxing keeps the skin smooth and hair-free for weeks at a time, whether it is a bikini wax, leg wax, or another type.

●	Body Scrubs. This treatment uses body scrub to exfoliate and soften the skin. Regular body scrubs help eliminate dead skin cells, improve skin texture, and leave skin feeling soft and smooth, whether using a sugar scrub, salt scrub, or another type.

●	Massage. This treatment typically involves the use of essence oil to help customers relax fatigue.

Global Medical Aesthetic Services Industry

The global market size of the medical aesthetic services industry was US$15,304 million in 2023 and is projected to expand at a CAGR of 11% from 2023 to 20284. This growth is driven by an increased societal focus on personal appearances and a rising demand for aesthetic procedures. Non-surgical procedures have experienced higher growth than surgical ones and this trend is projected to continue.

Source: MarketsandMarkets.

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The growth of the industry is expected to be driven by increasing popularity in the following categories:

●	non-invasive and minimally invasive aesthetic procedures;

●	aesthetic procedures tailored for the geriatric population;

●	advanced and user-friendly medical aesthetic products; and

●	aesthetic treatments tailored for men.

Beauty Services in Hong Kong

Non-surgical medical aesthetic services in Hong Kong are relatively new. Skin treatments using injections and energy-based processes were made available to the mass market in around 2013. Body sculpturing and fat melting treatments were made available to the mass market in around 2016 and 2018, respectively.

An emerging culture in Hong Kong that prioritizes appearance and wellness has driven increased local demand for beauty treatments. The Hong Kong cosmetics market, as estimated by the US International Trade Association (“ITA”), had a total value of US$2.45 billion in 2023. For non-medical aesthetic market, it is expected to grow from US$1,997.89 million in 2018 to US$2,480.99 million in 2028. Standalone statistics for beauty services provided by beauty salons are rarely available.

REVENUE BY SEGMENT   REVENUE CHANGE BY SEGMENT

3000
2500
2000
1500
1000
500
0
in million USD (US$)
1 997.89
2 059.19
2 017.70
2 078.12
2 167.46
2 247.23
2 293.01
2 338.11
2 384.72
2 436.65
2 480.99
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
Total
Beauty Tech
Cosmetics
Fragrances
Personal Care
Skin Care

Notes: Data shown is using current exchange rates and reflect market impacts of Russia-Ukraine war.

Most recent update: Mar 2024

Source: Statista Market Insights

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REVENUE BY SEGMENT   REVENUE CHANGE BY SEGMENT

40
30
20
10
0
-10
-20
-30
in percent
35.7
16.0
8.6
6.4
3.0
2.3
5.1
1.2
5.3
1.8
5.8
2.2
-4.5
-17.5
-12.8
-7.6
1.9
1.9
1.9
1.9
1.9
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
Total
Beauty Tech
Cosmetics
Fragrances
Personal Care
Skin Care

Most recent update: Mar 2024

Source: Statista Market Insights

Based on an analysis of the research result by the Hong Kong Trade Development Council on August 14, 2023, about 40% of the beauty market in Hong Kong was medical cosmetic centers.

The Hong Kong medical aesthetic services market has experienced moderate growth over the past few years. This growth is mainly attributable to the following:

●	MnM projected that an increase in disposable income allows people to spend more on non-essential services such as aesthetic treatments while the Company believes that customers’ spending pattern will not be exactly the same in a short period after COVID-19 pandemic until mid-2025.

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AVERAGE REVENUE PER CAPITA

400
300
200
100
0
in USD (US$)
267.01
274.68
268.95
277.31
289.47
299.95
305.88
311.86
317.95
324.86
330.97
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
Total
Beauty Tech
Cosmetics
Fragrances
Personal Care
Skin Care

Most recent update: Mar 2024

Source: Statista Market Insights

●	An aging population increases demand for anti-aging treatments. Based on statistics released by the Census and Statistics Department (“CSD”) on August 15, 2023, the provisional estimate of Hong Kong population was 7,498,100 at mid-2023. Out of this approximately 7.5 million, around 52% the population, based on 2021 population census, is female. Among the female population, approximately 56% belong to the target customer group (aged 15 to 65) for the beauty industry, i.e. 2.18 million persons. Public confidence in the safety of medical aesthetics has increased as technology progresses.

●	People want to look good when posting photos and videos on social media.

●	The number of target consumers is increasing as more men become interested in beauty treatments.

●	An energetic and youthful appearance symbolizes health and wellness, which is a global cultural value.

●	Hong Kong is one of the notable destinations in Asia for quality aesthetic treatments.

The increase in promotions, including advertisements on Facebook and various media channels, along with rising awareness for personal grooming and confidence in spending, is expected to further support the growth of medical aesthetic market in the near future. According to the CSD, in mid-2023, 29% of the total population, or 2.18 million people, were female from age 15 to age 59. They are the target customers for beauty services. Similar age groups in mainland China, Taiwan and Singapore are also target customers.

According to Statista Market Insights, an independent research company, the Hong Kong beauty and personal care market is projected to grow at a CAGR of 1.9% between 2024 and 2028, and the skincare segment, one of the subcategories within the market, is projected to grow at a CAGR of 1.81% over the same period. (Cosmetics market and skincare market are defined by Statista to mean a mixture of product and services. Cosmetics are products used to improve or enhance appearance, while skincare products are designed to care for and protect the skin.)

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ASIA PACIFIC COUNTRIES TO WITNESS HIGHEST GROWTH RATE DURING FORECAST PERIOD

Source: MarketsandMarkets.

Market Challenges

There are over 6,000 beauty centers providing non-surgical medical aesthetic services in Hong Kong, and the market is relatively fragmented. The challenges on non-surgical medical aesthetic services providers in Hong Kong include:

●	compliance costs due to increasingly stringent regulatory and safety rules;

●	risk of liability arising from latent defects of devices, inadvertent errors in clinical procedures, and side effects experienced by consumers with pre-existing conditions;

●	competition from alternative beauty and cosmetic products, as well as home-use beauty and aesthetic devices; and

●	reduced consumer base as such services are discretionary spending and Hong Kong is currently experiencing a downward economic cycle.

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BUSINESS

The Class A Ordinary Shares being offered in this prospectus are those of MEDG, or the Company. The Company is a holding company with no material operations of its own. We conduct our operations through GCHL. Unless the context requires otherwise, GCHL is the entity that contracts with third parties in the ordinary course of business, the holder of our business licenses and permits, and the legal owner of our business assets, other than our intellectual properties, which are registered under DCMCL.

Overview

We are a beauty and personal care service company offering a broad range of beauty and spa services for customers in Hong Kong under the brand name “Doctor’s Concept”. Founded in 2004, we estimate that we have served more than 50,000 customers and currently have approximately 30,000 customers on file. We offer two categories of services: medical aesthetic services and normal beauty services (also known as normal beauty treatments). Based on government statistical classification, the majority of our revenue in the past 20 years has been derived from normal beauty services. Our goal is to focus on the growth of medical aesthetic services while continuing to offer normal beauty services.

As of June 30, 2025, we had approximately 3,000 customers holding one or more of our unexpired prepaid packages, most of whom are repeat customers who made their first purchases with us more than three years ago.

We are in the process of relocating our Yuen Long operations to another region in Hong Kong. This transition period started when we closed down our Yuen Long operations in September 2025 and is scheduled to end in or around April 2026 when we open another service center in a different region in Hong Kong. Our services are currently being rendered through our two services centers with an aggregate gross floor area of approximately 11,400 square feet. They are conveniently located near to where our customers work, shop and live, with early morning and late evening opening hours to accommodate a variety of schedules. Our service centers are designed and staffed to help customers achieve their physical goals in a calm and luxurious environment.

We target consumers in the middle market. Our value proposition is to deliver quality aesthetics solutions tailored to the unique needs of each customer at competitive prices. Our strategy is to differentiate ourselves by offering high-quality treatments and personalized services at reasonable prices rather than generic services at discounted prices. To cultivate customer loyalty, we strive to nurture a sense of belonging by personalizing the visitor experience so that our customers perceive our brand as one that aligns with their values and lifestyle.

We have experienced revenue fluctuation since the COVID-19 pandemic measures were lifted in early 2023. Our total revenue for the years ended June 30, 2025 and 2024 was US$5.22 million and US$6.11 million, respectively, representing a year-over-year decrease of 14.6%.

Competitive Strengths

We believe the following competitive strengths are essential to our success and differentiate us from our competitors.

High customer retention rate

Through our years of dedication to cosmetology and tailor-made services, we have developed a loyal and stable customer base. As of June 30, 2025, approximately 3,000 customers (unaudited) were holding one or more of our unexpired prepaid packages. Nearly 100.0% of these customers are repeat customers. We believe our customer base is crucial for the success of any business expansion. Long-term customers do not only provide a stable income stream, but also offer valuable data insights into their service patterns and behavioral preferences for future marketing purposes.

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Upscale customer experience

We believe our loyal customer base is a result of our client-centric services. Our service centers are located in prime commercial districts across Hong Kong. Each center is decorated in a low-key luxury style to create a soothing atmosphere for clients. In addition, we offer professional training to all frontline beauty professionals and implement a compensation structure that strongly incentivizes them to provide a warm and welcoming environment for our customers, whether they are receiving treatments, consultation, or purchasing new prepaid packages.

Broad range of beauty treatments

The medical aesthetic services industry is characterized by rapid technological advancements, we introduce new treatment procedures from time to time in response to the evolving treatment technologies and changing market trends. We offer a wide array of non-medical cosmetology services using procedures and technologies with different features and functionalities. In order to stay current with the industry and satisfy the rapidly evolving market interests in new procedures and technologies, our management and beauty professionals draw inspirations from international publications and reach out to suppliers to design and diversify our service offerings, maintaining a fresh experience for our customers.

Stringent quality control

Safe and high-quality services are utmost to our business philosophy. We have stringent quality control measures in the selection of suppliers, development and design of treatments, and the rendering of services. We also conduct regular and ad hoc inspections and secret customer visits to assess service standards at our service centers, focusing on cleanliness, consumable expiry dates, staff appearance, medicine storage security, and comprehensive quality control. We believe our loyal customer base is a testimony to our dedication to maintain high-quality services.

Business Strategies

Our principal business objective is to strengthen our market position and expand our market share. We intend to achieve our objectives through the following strategies:

Expand our geographical footprints

We currently, as of the date of this prospectus, have two service centers in distinct geographical districts of Hong Kong, compared with a peak of 6 service centers in 2019 shortly prior to the COVID pandemic. After market activities resumed when the Hong Kong government ended all the COVID restrictions in early 2023, we began implementing plans to gradually restore the number of service centers to pre-COVID-19 level, so that customers who live and work in different parts of the city can enjoy our services with minimal travel time. We believe our expanded services will allow us to fully utilize our bigger network. As we mainly target middle class customers, our new centers will likely be located in new business districts in Hong Kong.

In addition, we believe that with our extensive industry knowledge, we are ready to explore overseas markets with similar demographic, profiles and cultures. In particular, we are interested in exploring the feasibility of establishing our footprints in Malaysia and Singapore, where demand for high-end services in these two countries is growing.

Broaden our service offerings to cater to high-growth segments

We intend to continue expanding the scope of our service offerings. In particular, we are developing new services tailored for male customers, one of the fastest growing segments in the medical aesthetic services industry. Separately, we will continue to keep abreast of the latest trend in skin care regimens to meet our clients’ evolving needs. We organize internal meetings from time to time where our therapists share their experience in dealing with customers’ feedback, exchange ideas on treatments and products, and maintain close relationships with suppliers of treatment devices.

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Upgrade and broaden our service offerings

We intend to focus on non-medical aesthetic skin treatments. Non-medical aesthetic treatments are non-invasive or minimally invasive procedures that do not require to be performed by registered medical professionals. The medical aesthetic services industry is characterized by rapid technological advancements. To maintain competitiveness, including defending ourselves against the growing popularity of home-use skin treatment devices, we closely monitor the development of advanced medical grade equipment for skin treatments and enhancements. For example, we maintain constant dialogues with various foreign equipment suppliers on new or enhanced technologies, procedures and devices so that we can design and develop new treatments customized to our customer profiles. As we continue to expand, we will make additional investments in our software technology to achieve real-time monitoring of our daily operations, centralize information exchange, integrate different operational functions, and collect operational data. We believe our data analytics strategy will help us identify changes that could increase visit stream, uncover cross-selling opportunities, and improve operational efficiency.

Recruit, train and maintain a team of experienced and dedicated management and senior beauty professionals

We attribute our success, among other factors, to the vision of Mr. Ng Hon Kin, our founder and CEO, and the talents of our management and beauty professionals. We currently plan to open one new medical aesthetic center in a prime location in Kowloon and expand our beauty professional team from one medical practitioner and 18 therapists to three medical practitioners and 40 therapists. In addition, we will continue to attract and retain experienced employees through training and professional development, such as encouraging and subsidizing our medical practitioners to attend overseas medical aesthetic conferences and expositions.

Service Offerings

Our beauty services consist of two categories: medical aesthetic treatments/services and normal beauty treatments/services. For the years ended June 30, 2025 and 2024, most of our revenue was derived from normal beauty treatments. Our strategy is to focus on the growth of our medical aesthetic treatments while continuing to offer normal beauty treatments. Normal beauty treatments have a higher gross margin and provide an important platform to acquire new customers by earning their trust through quality customer services. They also help build our image as a quality provider with a comprehensive range of beauty services.

Our medical aesthetic services are designed to improve the skin conditions of our customers through energy-based procedures or injection procedures, including:

●

Facial lines reduction. This type of treatment involves the injection of Botox or Restylane into the skin to relax muscles that contract and crease the skin over time, such as frown lines, crow’s feet, and forehead line. Both injectables are neurotoxins approved by the U.S. Food and Drug Administration (“U.S. FDA”). They provide temporary improvement in the appearance of moderate to severe glabellar lines associated with corrugator and/or procerus muscle activities.

●

Facial contouring. This type of treatment involves the injection of Sculptra into the skin to fill in wrinkles or folds, such as forehead, cheek, eyelash, chin and areas that naturally lose volume as we age, such as cheek, to enhance natural contours. Sculptra is a dermal filler approved by the U.S. FDA. It serves as a scaffolding for new collagen production to take place.

●

Photo-rejuvenation. This type of treatment uses lasers, intense pulse light, or photodynamic therapy to treat skin conditions and remove effects of photoaging such as wrinkles, spots, and textures. In certain service package, we also use NMN products along with rejuvenation treatment to achieve anti-aging effect for customer’s muscle.

●

Chemical peel. This type of treatment improves and smooths skin quality by removing the outermost layers of the skin. The skin on the face is most commonly treated, but peels can also be performed on the body.

●	Body contouring. This type of treatment reduces subcutaneous fat in selected body areas, such as fat on the abdomen and flanks. We apply controlled heat generated from machine using HIFU technology to break down the fat cells in the targeted regions.

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Our normal beauty services are designed to improve the skin conditions of our customers through a variety of facial and body related procedures. Our treatments in this category include:

●

Body massage. This treatment involves the use of aromatic oil to perform a full-body massage on the customer, with a focus on lymph modes. The procedure is designed to help relax the customer, as well as improve the general health and skin condition.

●

Moisturizing facial. This treatment involves the use of various beauty creams and gels in combination with massaging the face. The procedure is designed to help improve the moisture level of and the overall general condition of the face of the customers.

●	Skin whitening. A service applying Cellec V, a color laser (or photon pulse light) equipment to whiten skin. We mainly use this to help customers achieve whiten arms. The use of Cellec V equipment should, in our view, be classified as medical aesthetic. We also offer other skin whitening services that do not require the presence of registered medical practitioner.

As of the date of this prospectus, all of our services are catered to female customers. In the future, we intend to expand our service offerings to include treatments designed for male customers.

Under Hong Kong law, body massage and moisturizing facial procedures above are not medical procedures. However, skin whitening procedure that requires the use of Cellec V will need to be carried out by our registered medical practitioner. Other skin whitening procedures in our service centers are performed by beauty professionals who have completed mandatory internal training and continuous training by our registered medical practitioner, whom we partner with, and his clinics are based in our 2 service centers. Our customers may also elect to have treatments performed by our registered medical practitioner at a higher price. Terms of such arrangements will be set forth in the customers’ prepaid packages.

Service Centers

Our management and administrative staff work at our headquarters, while beauty professionals render their services through our service centers. Our medical practitioner, Dr. Pang Sai Yau, offers his services in all of our service centers.

Our existing business operations, including management and administration, are conducted in three premises (two service centers and one office) with an aggregate gross floor area of approximately 14,000 square feet. As of the date of this prospectus, our two service centers are located in Langham Place in Mongkok, Kowloon and World Trade Centre in Causeway Bay, Hong Kong Island. Both are situated in premier office buildings in prime locations within their respective districts. Both are decorated in a low-key luxury style to provide a soothing atmosphere for our clients. Please see “Recent Development – Geographic Optimization of Service Locations” on page 7 and 78 of this prospectus for more detailed discussion on the closure of our Yuen Long shop.

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Below is the map showing the locations of our service centers in Hong Kong.

Doctor's Concept 美之選(元朗分店)
Doctor's Concept 美之選(朗豪坊旗艦店)
Doctor's Concept 醫學美肌專家
SHEKOU RESIDENTIAL DISTRICT 蛇口
Mawan Port 妈湾港
Pat Sin Leng Country Park 八仙嶺郊野公園
船灣郊野公園
TAI PO 大埔
Tai Mo Shan Country Park 大帽山郊野公園
MA ON SHAN 馬鞍山
Sai Kung East Country Park 西貢東郊野公園
SAI KUNG 西貢市 西貢
LAM TEI 藍地
TUEN MUN 屯門
SHA TIN 沙田
TSUEN WAN 荃灣
Tsing Yi Village
Kau Sai Chau 滘西洲
Chek Lap Kok 赤鱲角
TUNG CHUNG 東涌
Lantau Island 大嶼山
TAI O 大澳
LANTAU ISLAND 大嶼山
Cheung Sha
CHAI WAN 柴灣
Hong Kong Island 香港島
Lamma Island 南丫島
Bay

Source: Google Map (Yuen Long shop was closed on September 30, 2025)

Langham Place (朗豪坊), Mongkok, Kowloon

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World Trade Centre (世貿中心), Causeway Bay, Hong Kong

Dr. Pang’s clinic in Langham Place, Mongkok

Recent Development – Geographic Optimization of Service Locations

Yuen Long is located in the northern part of Hong Kong, which is close to the border between Hong Kong and mainland China. Customers located near the border have increasingly turned to service providers in mainland China. This consumption pattern has reduced in smaller demand for goods and services in Yuen Long, which prompted us to relocate our operations in Yuen Long to another region in Hong Kong. Consequently, we closed down our Yuen Long shop (located at office No. 6-7 and 8-9, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories) on September 30, 2025, and intend to open a new shop in other location in Hong Kong in April 2026. The Yuen Long shop was a premise shared between us and Be Health Company Limited, a related party. Both of us, in our capacity as joint lessees under the lease in Yuen Long, entered into a Transfer Agreement with Beauty Plus Limited on July 28, 2025 (the “Transfer Agreement”). Under the Transfer Agreement, among other items, furniture, leasehold improvements, beds for beauty treatments of the Yuen Long shop were sold to Beauty Plus Limited at a total cost of HKD330,000.

Customer Sales

In addition to our sales personnel, our beauty professionals/beauticians also promote our services after delivery of treatments. Both teams have received internal training designed to help them building long-term customer relationships through quality and customized services. Each of our new customers is given a free consultation session with a sales personnel, who will be the relationship manager for that customer. During this session, the sales personnel will collect information needed to design a treatment plan tailored to the customer’s needs, such as the client’s objectives, allergy conditions, medical history, and budget.

We sell our services as packages and do not offer standalone treatment sessions except for marketing purposes or under exceptional circumstances. A package usually consists of a combination of different types of treatment, with each designed to be rendered in multiple sessions over a period of time. The validity period of our packages generally ranges up to 24 months from the date of purchase. We may extend the validity period of unutilized packages for our clients on a case-by-case basis at our sole discretion.

Payment for a package is generally made in a lump sum in advance, in the form of an invoice countersigned by the customer. The invoice sets forth the contents of the package and our standard terms and conditions. We do not sell our services on credit, but customers may choose to pay for their packages in multiple instalments.

We take customer complaints seriously. Upon receiving an unfavorable feedback, our complainant relationship manager will conduct investigation of the complaint. We maintain record of these feedback and the beauty professionals involved, so that we can discuss them during regular management meetings and make changes to minimize similar incidents in the future. The relationship manager will seek to address the concerns raised by the customer, sometimes by giving customers the option to amend the prepaid packages terms, such as transferring from one treatment type to another, or, in extreme cases, a full or partial refund.

We have communicated with all of the sales personnel and our beauty professionals that unfair trade practices (such as using harassment, coercion, or undue influence to impair customers’ freedom of choice) are unlawful and are strictly prohibited. We require all consultation sessions to last no more than one hour.

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Marketing

We generally promote our services to our target customers through printed and digital publications, outdoor billboards, telemarking, social media, and our website. We believe that many of our new customers react to our advertisements and contact our sales staff to consult about services that appear suitable. That said, we believe that one of the most important marketing channels is the impeccable services we provide. We believe word of mouth is the most effective marketing channel, as returning customers may refer our services to their friends, family and work colleagues, and such referrals carry far greater weight to our target customers than paid advertisements.

We sometimes organize promotional campaigns, typically during holidays, to attract new customers. Some of our campaign events include participating in exhibitions; organizing road shows in popular shopping arcades near our service centers; and hosting activities to raise public awareness of physical appearance. Promotional discounts are a common campaign activity. These include partnering with credit card companies, such as Citibank, HSBC and Hang Seng Bank, as well as issuing free trial service coupons through social media.

We also contact current and former customers from our own database to inform them of new products, services and promotional offers. To better understand our target customers and market trends, we sometimes engage independent marketing consulting firms to conduct telemarketing, consumer surveys and promotional campaigns in street booths. This helps us design, price and market our services based on the service patterns and behavioral preferences of the middle-market consumers. We also leverage partnerships with various banks in Hong Kong with respect to their credit cards.

We carry out annual budgeting for our marketing expenses based on factors such as historical data analysis of the cost and effectiveness of each of our advertising medium, competitors advertising and promotional activities, and sales targets.

Employees

The following table sets forth a breakdown of our employees by functions and geographical locations as of June 30, 2025:

Function	Head Office	Mongkok Shop	Causeway Bay Shop	Yuen Long Shop	Total
Management	5	2	2	1	10
Beauty professionals	-	6	7	5	18
Administrative staff	2	6	2	1	11
Operation supporting staff	2	-	-	-	2
Medical practitioner	1	-	-	-	1
Total	10	14	11	7	42

Our success is dependent on our employees. We prefer to recruit employees through referrals, but we also interview candidates who respond to our online job advertisements. We endeavor to offer competitive wages and benefits.

We offer employees training to enhance their skills and knowledge, enabling them to build their own careers in the cosmetology industry. Regular training for our employees includes new employee orientation, post-promotion training, and general monthly, quarterly and annual training. We provide additional training whenever we purchase new equipment. We believe training helps our employees improve their service performance, which ultimately increases their loyalty to the Company. We have developed a series of training programs tailored to the needs and requirements of their work, aligned with their roles and responsibilities. Most training is undertaken by our internal staff, but when necessary for effectiveness, outside professionals are also hired to conduct training sessions.

We ceased our operation in Yuen Long shop on September 30, 2025. After the closure, we only have 35 employees until we open a new shop.

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We conduct an annual review of the performance of our employees and keep track of customer feedbacks on them. To reduce any undue incentive for excessive selling of prepaid packages, we have designed a remuneration scheme that takes into account of a number of performance benchmarks, among which sales origination is only one component.

Supplies

All of our injectables, such as BOTOX, have been approved by national government agencies such as the U.S. FDA. All of our medical equipment, such as laser, bear CE marks or substantially equivalent certifications.

We, as of June 30, 2025, have 141 major treatment devices, details of which are set forth below.

	Laser	Radio frequency	HIFU	Normal	Total
Mongkok	6	6	4	46	62
Causeway Bay	6	4	4	24	38
Yuen Long*	6	3	2	30	41
	18	13	10	100	141

* We have ceased our operations at Yuen Long shop on September 30, 2025. All equipment from the Yuen Long shop was evenly relocated to our Mongkok shop and Causeway Bay shop.

Our major supplies are treatment consumables, including injectables, clinic supplies, skin care products and medications. They include some of the prevailing treatment injectables produced by international pharmaceutical companies, such as BOTOX®, Dysport® and SCULPTRA®. We also carry a small amount of high-end skin products manufactured in the United States, Italy and France. These products are usually sold or included as gifts as part of our prepaid packages. We store our supplies at our service centers according to the recommended storage conditions.

Injectables used in our treatments and skin care products are sourced from third party distributors, who are usually engaged by pharmaceutical companies, in line with the common market practice. We settle payments with these distributors in Hong Kong dollars. The average credit period on purchase of goods is 30 days.

Our operations are centralized using a point of sale (POS) system, namely CARE, which is developed by us to suit our business needs. The customized system allows our staff to initiate, amend and cancel treatment bookings; respond to customer enquiries regarding the status of their prepaid packages; and monitor inventory of treatment consumables. It also allows our management to analyze sales data such as popularity of treatments and customer spending patterns; monitor utilization of our service centers and performance of our beauty professionals; and access our financial data in real time.

Research and Development

We do not engage in any proprietary medical aesthetic research and development. To remain competitive, we must keep ourselves abreast of the latest technologies. Our management attends industry conferences, seminars and workshops in Hong Kong and overseas, as well as seminars organized by our suppliers on topics such as injection procedures and energy-based procedures. We will also be approached by suppliers of treatment devices, treatment consumables and skin care products and are given samples for trial. We constantly conduct feasibility studies for any suitable products, as well as market research on the latest and prevailing treatment technologies.

When deciding whether to introduce a new treatment, we take into account factors such as efficiency, safety, market demand, and potential synergy with our other service offerings.

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Quality Assurance

Providing quality non-surgical medical aesthetic services is one of our management priorities. We implement comprehensive and stringent quality assurance and control measures in the recruitment of beauty professionals. We assess, among other factors, their professional qualifications, relevant job experience, as well as character and integrity.

We partner with a medical practitioner, Dr. Pang Sai Yau, under a cooperation agreement. As stipulated in the agreement, Dr. Pang carries out consultation services, treatment procedures that are required to be performed by medical practitioners under relevant law, and minimally invasive treatment procedures which results are closely tied to the skills of the therapist. Other medical aesthetic treatments, such as energy-based procedures, are performed based on our medical practitioner’s specifications by experienced beauty professionals who have received rigorous and mandatory training.

We were granted the Enterprise Quality Service Award by the International Aestheticians Chamber of Commerce (INTACC) in 2019.

Our service centers are certified by Galderma, a Swiss pharmaceutical company specializing in dermatological treatments and skin care products. We were recognized by Galderma as a Top Ten Sales Achievement Aesthetic Centre in Hong Kong for the years 2023 and 2024 for our use of their proprietary products Dysport and Sculptra.

Safety and Environmental

Our beauty professionals are required to follow our comprehensive operational safety guidelines of services. Before using any their use of any medical treatment devices, they must explain the sensation that the customers may feel upon the application of treatment devices on the skin and obtain the customers written consent. There are also other pre- and post-procedural examination of the customer and emergency response protocols that our beauty professionals must follow.

None of the injectables and other consumables used in our treatments are classified as hazardous materials that would require special disposal procedures.

In the past five years, there have not been any accidents at our premises causing injuries to our customers or employees.

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Intellectual Property

We consider trademarks, trade secrets, domain names, copyrights, know-how, and similar intellectual properties critical to our business. As of the date of this prospectus, we have six trademarks and one domain name registered with the Trade Marks Registry of the Intellectual Property Department of Hong Kong. The tables below set out their details.

Trademark	Registered owner
Doctor’s Concept Medical and Cosmetics Company Ltd.
Doctor’s Concept Medical and Cosmetics Company Ltd.
Doctor’s Concept Medical and Cosmetics Company Ltd.
Doctor’s Concept Medical and Cosmetics Company Ltd.
Doctor’s Concept Medical and Cosmetics Company Ltd.

Domain name	Company
www.doctorsconcept.com	Grand Century Holding Company Ltd.

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Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties. For further information, see “Risk Factors—Risks Related to Our Business and Industry — We may fail to protect our trade secret and know-how or pursue infringement actions on our other intellectual properties.”

Seasonality

With the exception of relatively low sales in January or February during the Chinese New Year holidays, our sales are not subject to any material seasonal fluctuations.

Insurance

We maintain insurance coverage for our premises, employee safety, and institutional professional indemnity insurance in respect of the provision of medical aesthetic services. In addition, Dr. Pang Sai Yau, as a registered medical practitioner, maintains professional malpractice liability insurance, which includes indemnity, advice and legal representation in relation to claims, investigations and proceedings arising from or in connection with his professional practices. However, there is no assurance that such insurance coverage will adequately protect us from the risks involved in our business operations. For further information, see “Risk Factors — Risks Relating to our Business and Industry — We could be held liable for the malpractice of our medical practitioner and the negligence of our staff members and other agents.”

Properties

As of June 30, 2025, we conduct our operations at 4 physical locations with an aggregate floor space of approximately 15,000 square feet. Three of them are service centers and the remaining is administrative and training premise. All premises are located in commercial buildings and are leased with the following terms:

Locations	Use	Lease Terms
Unit 15-16, 22/F., CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon^	Office	August 1, 2024 – July 31, 2027
Unit 1701, 1712 & 1715, 17/F., Langham Place Office Tower, 8 Argyle Street, Mongkok, Kowloon#	Shop	August 20, 2023 – August 19, 2027
Unit 3201-3, 32/F., World Trade Centre, 280 Gloucester Road, Causeway Bay, Hong Kong	Shop	July 12, 2024 – July 11, 2027
Room 808-809, 8/F., Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories*	Shop	May 30, 2023 – May 29, 2026
Office No. 6-7, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories*	Shop	August 3, 2024 - May 29, 2026

^ This premise is shared by Smart Key International Consultant Co, Ltd, pursuant to a management agreement dated July 31, 2024 and a supplementary management agreement dated July 31, 2025. The terms of this sharing arrangement will be reviewed every six months.

# The lease has been renewed for a new term commencing on August 20, 2025, and ending on August 19, 2027.

* Yuen Long shop has been closed down on September 30, 2025.

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Our Medical Practitioner

We have entered into a cooperation agreement with our sole full-time medical partner and consultant, Dr. Pang Sai Yau, pursuant to which Dr. Pang has agreed to provide medical aesthetic services to our customers (including but not limited to the injection of Botox and Restylane, conducting energy-based procedures and the prescription of medicines), while the Company provides management and administrative support. Dr. Pang is named as a pioneer in the medical aesthetic service industry in Hong Kong. We believe our cooperation with Dr. Pang allows us to remain competitive in the industry.

Dr. Pang is a registered medical practitioner in Hong Kong. He completed the Master of Philosophy from medical school of the Chinese University of Hong Kong and the Postgraduate Diploma in Practical Dermatology from the University of Wales, College of Medicine. He has been elected as the member of Royal College of Physician of the United Kingdom and admitted as a Fellow of the Faculty of Medicine of Australasian College of Cosmetic Surgery. He is also one of the founders of Association of Doctors in Aesthetic Medicine (Hong Kong). Dr. Pang has used the address of our service center in Mongkok, Causeway Bay as his registered address with the Medical Council of Hong Kong.

From time to time, Dr. Pang attends industry conferences, seminars and workshops to stay current with the industry trends in cosmetology technologies and procedures. To ensure Dr. Pang is well versed with our internal operating protocols and service standards, our management constantly holds meetings with Dr. Pang to discuss any matters relating to the procedures performed on the customers.

According to a new code of practice, effective on October 13, 2025, under the Private Healthcare Facilities Ordinance (Cap. 633), a registered medical practitioner, without exemption granted, can only operate two clinics. As our Yuen Long shop has been closed on September 30, 2025, Dr. Pang operates only two clinics which is complied with the new code. When we open new shops, we plan to employ additional medical practitioners to comply with the code.

Legal Proceedings

As our services carry inherent health risks, the Company, its controlling persons, and any registered medical practitioner associated with us are inevitably exposed to potential liability arising from complaints, claims and possibly litigation brought against them by our customers.

In the cooperation agreement between the Company and Dr. Pang Sai Yau, our sole full-time medical partner and consultant, Dr. Pang has agreed to indemnify us against losses resulting from any customer’s complaint regarding the procedures performed by him if he is found negligent. Regarding to product liabilities, the medicine suppliers will indemnify us against losses resulting from any of their product.

As of the date of this prospectus, none of the Company or its subsidiaries is a party to, nor to our knowledge, has been threatened with any legal proceeding that, in the opinion of management, is likely to have a material adverse effect on our business, financial condition or operations.

Impact of COVID-19

In March 2020, the World Health Organization recognized the COVID-19 outbreak as a global pandemic. The COVID-19 pandemic and government actions implemented to contain further spread of COVID-19 have severely restricted economic activity around the world. The facts pertaining to the pandemic and the related governmental and regulatory response is changing day-to-day in many countries. The pandemic disrupted logistics in global trade and reduced consumer sentiment. Our business was also adversely affected for the same reasons. Between early 2020 and early 2023, the Hong Kong government imposed a series of social distancing and business closure orders that prohibited certain gatherings and shut down non-essential economic activities such as hair salons. As the demand for beauty and personal care services is closely correlated with the general economic conditions, changes in discretionary income, and market sentiment, our results of operations decreased significantly. We responded by halting operation of all our service centers to, reduce our working capital needs, focus our resources on serving our customers, and improve our cash position.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our business and operations in Hong Kong. Information contained in this section should not be construed as a comprehensive summary nor a detailed analysis of laws and regulations applicable to our business and operations. Because all our operations are in Hong Kong, we believe we are currently not governed by laws and regulations in PRC. This overview is provided as general information only and is not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong on our business and operations.

Hong Kong Laws and Regulations

Hong Kong Regulations Related to Services Providers

Our operations are subject to various laws, rules, regulations and policies in Hong Kong where we operate. This section sets out summaries of certain aspects of Hong Kong laws, rules, regulations and policies which are relevant to our Group’s operation and business.

Medical Registration Ordinance (Chapter 161 of the Laws of the Hong Kong)

All practicing medical practitioners in Hong Kong are required to be registered with the Hong Kong Medical Council. Section 20A(1) of the Medical Registration Ordinance (Chapter 161 of the Laws of the Hong Kong), as amended, supplemented or otherwise modified from time to time, or the MRO, provides that a registered medical practitioner shall not practice medicine, surgery or midwifery in Hong Kong, or any branch of medicine or surgery in Hong Kong, unless he is the holder of a practicing certificate which is then in force.

To register with the Hong Kong Medical Council, a medical practitioner should, subject to certain exceptions, inter alia:

●	have been awarded a degree of medicine and surgery by the University of Hong Kong or the Chinese University of Hong Kong or passed the licensing examination conducted by the Hong Kong Medical Council;

●	have attained a certificate of experience of employment in a resident medical capacity in approved hospitals for a certain prescribed period;

●	not have been convicted of any criminal offence punishable with imprisonment;

●	not have been found guilty of professional misconduct; and

●	be of good character.

Medical practitioners registered with the Hong Kong Medical Council are included in the General Register (as defined in the MRO) kept by the Hong Kong Medical Council.

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Medical practitioners registered with the Hong Kong Medical Council will generally be issued with a practicing certificate which will be valid for one year. Registered medical practitioners are required to renew their practicing certificates each year which shall be in force for a period of 12 months commencing on 1 January in that following year and the practicing certificate for each year shall be obtained before 30 June of that year, failing which their names may be subject to removal from the register maintained by the Hong Kong Medical Council.

We have partnered with a registered medical practitioner named in the General Register qualified to practice medicine, surgery and midwifery in Hong Kong pursuant to the practicing certificate issued to him under the MRO and is therefore subject to the regulation of the MRO.

Under section 28 of the MRO, subject to certain exceptions, the practice of medicine or surgery in Hong Kong must be carried out by a registered medical practitioner. The carrying out of consultation services that involve the practice of medicine, medical diagnosis, prescription of pharmaceutical products and medicines (each as defined under the Pharmacy and Poisons Ordinance (defined below)) and certain types of treatments (such as injection of botulinum toxin type A and dermal filler and chemical peel) at our service centers constitute the practice of medicine and therefore must be carried out by our registered medical practitioner. As confirmed by our directors, the Group has fully complied with such requirements until the date of this prospectus.

Hong Kong Medical Code of Professional Conduct

Our registered medical practitioner has to comply with the Hong Kong Medical Code of Professional Conduct issued by the Hong Kong Medical Council (as may be amended from time to time) which covers, inter alia, the following aspects:

(i)	a registered medical practitioners’ professional responsibilities to patients such as their confidentiality obligations as well as the obligations to act in the interest of patients and, whenever an examination or treatment is beyond his capacity, to consult with or refer to another registered medical practitioner who has the necessary ability;

(ii)	communication in registered medical practitioners’ professional practice, including restriction on practice promotion from being carried out by registered medical practitioners;

(iii)	requirements in relation to prescription and labelling of medicine/drugs to be dispensed;

(iv)	regulations in respect of the relationship between registered medical practitioners and other practitioners and/or organizations;

(v)	criminal conviction and disciplinary proceedings of registered medical practitioners;

(vi)	registered medical practitioners’ financial arrangements;

(vii)	regulations in relation to new medical procedures, clinical research and alternative medicine;

(viii)	regulations against abuse of professional position; and

(ix)	regulations governing serious infectious disease and other special areas.

Contravention of the Hong Kong Medical Code of Professional Conduct may render a Hong Kong registered medical practitioner liable to disciplinary action.

Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong))

The Medical Clinics Ordinance (Chapter 343 of the Laws of the Hong Kong), as amended, supplemented or otherwise modified from time to time, or the MCO, provides for the registration, control and inspection of medical clinics.

A “clinic” is defined under the MCO to mean any premises used or intended to be used for the medical diagnosis or treatment of persons suffering from, or believed to be suffering from, any disease, injury or disability of mind or body. However, among others, private consulting rooms used exclusively by registered medical practitioners in the course of their practice on their own account and not bearing any title or description which includes the word “clinic” or “polyclinic” in the English language is not a clinic for the purpose of the MCO.

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The MCO requires a medical clinic to be registered, with name and address and other prescribed particulars.

Pursuant to section 14(1) of the MCO, any person who carries on or takes part in the management of a clinic which is not registered, or who therein does any medical diagnosis or prescribes any medical treatment or takes part in any medical treatment of any person commits an offence and is liable (i) on summary conviction to a fine of HK$50,000 and to imprisonment for two years; or (ii) on conviction upon indictment to imprisonment for three years.

Pursuant to section 14(1A) of the MCO, any person who in a clinic which is not registered does any medical diagnosis, prescribes any medical treatment or performs any medical treatment in relation to a person which results in personal injury to that person commits an offence and is liable (i) on summary conviction to a fine of HK$100,000 and to imprisonment for three years; or (ii) on conviction upon indictment to imprisonment for seven years.

According to section 5 of the MCO, an application of registration may be refused if:

(i)	the income derived or to be derived from the establishment or operation of the clinic is not, or will not be, applied solely towards the promotion of the objects of the clinic; or

(ii)	any portion of such income, except payment of remuneration to employed registered medical practitioners, nurses and menial servants, will be paid by way of dividend, bonus or otherwise howsoever by way of profit to the applicant himself, or to any persons properly so employed, or to any other persons howsoever.

Furthermore, in the application form to be filled for the first registration of a clinic under the MCO, an applicant is required to make a declaration (“Non-Profit Making Declaration”) that the income derived from the operation of the clinic will be applied solely towards the promotion of the objects of the clinic and any portion of such income, except payment in good faith of remuneration to certain employees, will not be paid by way of dividend or otherwise howsoever by way of profit to the applicant or any other person howsoever.

We have sought legal advice confirming that the MCO is not applicable to the business of the Group, having considered, among other things, the following:

(i)	the legislative intent behind the MCO was to provide for registration of non-profit making clinics;

(ii)	the Food and Health Bureau of Hong Kong published a consultation document, “Regulation of Private Healthcare Facilities” in December 2014 (“Consultation Paper”), which specifically states that the MCO and the Code of Practice For Clinics Registered Under The Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong) set out the regulatory framework for non-profit-making medical clinics and that other private healthcare facilities, such as ambulatory medical centers and clinics operated by medical groups or individual medical practitioners, were then not subject to direct statutory control beyond the regulation of an individual’s professional practice. It was also commented in the Consultation Paper that the MCO was outdated and had outlived its usefulness and the Working Group and Steering Committee (both as defined in “Recent Development in relation to Regulation of Medical Procedures and Beauty Services” in this section) were fully aware of the existence of incorporated companies set up by non-medical investors, operated by non-medical managers and providing services by registered medical practitioners, while at the time, there was no regulatory framework under the MCO or otherwise to govern activities of such companies;

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(iii)	our business is one which makes and intends to continue making profit as a listed entity. The payment of bonuses and dividends clearly reflects the profit-making nature of our business; and

(iv)	an application for registration may be refused pursuant to section 5 of the MCO mentioned above as we have been remunerating and will continue to remunerate our registered medical practitioner by way of bonus and may distribute our profit by way of dividends or other forms of distributions before and after the Offering. Further, it will be impossible for us to make the Non-Profit Making Declaration required for an application for registration under the MCO.

Hence, our service centers in Hong Kong are not qualified or required to be registered under the MCO.

Private Healthcare Facilities Ordinance (Chapter 633 of the Laws of Hong Kong)

The Private Healthcare Facilities Ordinance (Chapter 633 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the PHFO, was passed on 15 November 2018 providing for the regulation of private healthcare facilities.

A private healthcare facility is defined under section 3 of the PHFO as a hospital, day procedure center, clinic or health services establishment, other than a day procedure center, clinic or health services establishment primarily used for teaching or research relating to medicine or dentistry that is managed or controlled by a university.

Pursuant to section 4 of the PHFO, a hospital is any premises that is used, or intended to be used, for (a) providing medical services to patients, with lodging; (b) carrying out medical procedures on patients, with lodging; or (c) receiving a pregnant woman for childbirth; or a woman immediately after she gives birth to a child.

Pursuant to section 5 of the PHFO, a day procedure center is any premises that (a) that does not form part of the premises of a hospital; and (b) that is used, or intended to be used, for carrying out scheduled medical procedures on patients, without lodging, whether or not the premises is also used, or intended to be used, for (i) providing medical services to patients, without lodging; or (ii) carrying out minor medical procedures on patients, without lodging.

Pursuant to section 6 of the PHFO, a clinic is any premises that (a) that does not form part of the premises of a hospital, a day procedure center or an outreach facility; and (b) that is used, or intended to be used, for (i) providing medical services to patients, without lodging; or (ii) carrying out minor medical procedures on patients, without lodging.

Pursuant to section 7 of the PHFO, a health services establishment is any premises that is of an education or scientific (or both) research institution in which medical services with lodging are provided to patients for the purpose of conducting clinical trials, but does not form part of the premises of a hospital, a day procedure centre or a clinic; and is used, or intended to be used, in relation to (i) assessing, maintaining or improving the health of patients; or (ii) diagnosing or treating illnesses or disabilities, or suspected illnesses or disabilities, of patients.

According to section 2 of the PHFO, scheduled medical procedure means a medical procedure that is listed in Column 2 of Schedule 3 of the PHFO, but does not fall under Column 3 of Schedule 3, and is carried out in an ambulatory setting. 8 classes of specialized services are listed in Column 1 of Schedule 3, namely surgical procedure, endoscopic procedure, dental procedure, chemotherapy, haemodialysis, inter-ventional radiology and lithotripsy, anesthetic procedure and radiotherapy. Each class of specialized services has a list of particular medical procedures listed in Column 2 and a list of exempted procedures listed in Column 3. Schedule 3 may be amended by the Secretary for Health by a notice published in the Gazette.

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According to section 2 of the PHFO medical service means medical diagnosis, treatment or care for the patient given by a registered medical practitioner or a registered dentist.

According to section 2 of the PHFO, minor medical procedure means medical procedure that that is not a scheduled medical procedure; and that is carried out in an ambulatory setting.

Section 10(1) of the PHFO provides that a person must not operate a private healthcare facility without a license. This subsection came into operation on 1 January 2021 in so far as it relates to hospitals, and on 30 June 2022 in so far as it relates to a day procedure center. Any person who operates a private healthcare facility without a license commits an offence liable to a fine and a term of imprisonment.

Section 41 of the PHFO defines a “small practice clinic” (“SPC”) if (a) an individual who is a registered medical practitioner or a registered dentist operates the clinic as sole proprietor (b) the individual is the only registered medical practitioner or registered dentist who serves the clinic; and (c) the individual has the exclusive right to use the premises forming the clinic.

Section 42 of the PHFO provides that a person that operates, or intends to operate, a small practice clinic may ask the Director for a letter of exemption for the clinic.

Section 43 of the PHFO provides that the Director may issue to the person a letter of exemption for the clinic if the Director is satisfied that (a) the clinic is a small practice clinic; and (b) none of the individuals signing the request is for the time being in any of the following capacities for 3 or more other exempted clinics: (i) the sole proprietor of an exempted clinic; (ii) a partner of a partnership operating an exempted clinic; (iii) a director of a company operating an exempted clinic.

The licensing regime in respect of clinics has come into operation in Hong Kong on 13 October 2025. The Department of Health has begun to accept applications for clinic licences and requests for letters of exemptions for SPCs.

We confirm that our service centers do not provide lodging services to our customers, and are not hospitals as defined under the PHFO.

The Beauty Services performed in our service centers do not fall into any of the procedures listed in Column 2 of Schedule 3, and/or they fall under the exempted procedures listed in Column 3 of Schedule 3.

Hence, pursuant to the provisions of the PHFO, our service centres are eligible to apply for a letter of exemption of licence. At present, the Group has already submitted an application of the letter of exemption from the Director of Health for the operation of the current service centres. If the Group decides to operate more service centres in the future, the Group will have to hire an additional doctor for the additional service centres.

The relevant provisions regulating the operation of clinics include but not limited to the followings: the licensee must appoint a chief medical executive (who must be a registered medical practitioner registered for not less than 4 years in Hong Kong) to take charge of the day to day administration of the facility; the licensee must put in place a complaints handling procedure for receiving, managing and responding to complaints received against the clinic; the premises of the facility have to be physically separated from any premises that serve a purpose not reasonably incidental to the type of facility for which the license is issued; the facility has to have a direct and separate entrance not shared with, or involving passing through any premises that serve a purpose not reasonably incidental to the type of facility for which the license is issued.

Further, complaints against the clinic may be made to the Committee on Complaints against Private Healthcare Facilities established under the PHFO. The Complaints Committee shall process the complaints and may refer the facility to the Director of Health for appropriate regulatory actions if the complaint is substantiated.

Regulations on Pharmaceutical Products and Drugs in Hong Kong

Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong) and the Pharmacy and Poisons Regulations (Chapter 138A of the Laws of Hong Kong)

The Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the PPO, regulates the sale and labelling of products which are classified as pharmaceutical products and medicine.

Section 2 of the PPO defines “pharmaceutical products” and “medicine” to mean a substance or combination of substances that:

●	presented as having properties for treating or preventing disease in human beings or animals; or
●	that may be used in, or administered to, human beings or animals, either with a view to

(i) restoring, correcting or modifying physiological functions by exerting a pharmacological, immunological or metabolic action, or

(ii) making a medical diagnosis.

Regulation 36(1) of the Pharmacy and Poisons Regulations (Chapter 138A of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the PPR, provides that pharmaceutical products must be registered before they can be sold, offered for sale, distributed or possessed for the purposes of sales, distribution or other use in Hong Kong.

Ingredients that are classified as poisons are listed in the Poisons List under Schedule 10 of the PPR. According to their potency, toxicity and potential side effects, some poisons are further categorized under different parts of the Poisons List and different schedules under the PPR. The levels of control over the sale of poisons depend on their categorization.

●	Pharmaceutical products that do not contain any poisons can be sold in any retail shops.
●	Pharmaceutical products containing poisons as set out in Part 2 of Schedule 10 can only be sold by authorized sellers of poisons (usually known as pharmacies or dispensaries) and listed sellers of poisons (usually known as medicine stores).
●	Pharmaceutical products containing poisons as set out in Part 1 of Schedule 10 can only be sold by authorized sellers of poisons by a registered pharmacist or in his presence and under his supervision.

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However, the supply of medicine by a registered medical practitioner for the purposes of medical treatment is not subject to such limitations in relation to the sale of Part 1 and Part 2 poisons.

Some Part 1 Poisons as set out in Schedule 10 are further set out in the Schedule 1 and the Schedule 3 of the PPR with additional restrictions on their sale.

Any poison included in Schedule 3 can only be sold on and in accordance with a prescription given by a registered medical practitioner, registered dentist or registered veterinary surgeon. The sale of pharmaceutical products containing the poisons included in the Schedule 1 requires keeping sale records which include, inter alia, the name and quantity of the poison supplied, the date on which the poison was supplied, the name and address of the person to whom the poison was supplied, and the name of the person who supplied the poison or gave the prescription upon which it was supplied.

In order to be exempted from the conditions and limitations mentioned above, all ordering and dispensing of medication and substances which may include Part I and Part II poisons at our service centers are carried out by or conducted under the supervision of our registered medical practitioner. Medicines are dispensed to our customers with full records being kept.

On the other hand, to the best of our directors’ knowledge after due care and making of reasonable enquiries, private-label products under our brands and other branded products supplied at our service centers do not contain any medication or poisons and are therefore not regulated and not required to be registered under the PPO or the PPR.

Dangerous Drugs Ordinance (Chapter 134 of the Laws of Hong Kong) and the Dangerous Drugs Regulations (Chapter 134A of the Laws of Hong Kong)

The Dangerous Drugs Ordinance (Chapter 134 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the DDO, regulates the import, export, procuring, supply, dealing in or with, manufacture and possession of drugs or substances which are classified as dangerous drugs under Part I of the First Schedule of the DDO.

Dangerous drugs are not allowed to be supplied to any person except to a person authorized or licensed to be in possession of such drugs in accordance with the DDO. However, the administration of a dangerous drug by or under the direct personal supervision of, and in the presence of, a registered medical practitioner is exempted.

A registered medical practitioner is also authorized by the DDO, so far as may be necessary for the practice or exercise of his profession and in his capacity as such, to be in possession of and to supply a dangerous drug as well as to have in his possession equipment or apparatus fit and intended for the injection of a dangerous drug.

Furthermore, the Dangerous Drugs Regulations (Chapter 134A of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the DDR, regulates the prescriptions, labelling and record keeping of dangerous drugs and monitors the sale of such drugs.

As mentioned above, all the ordering and dispensing of medications at our service centers are carried out by or conducted under the supervision of our registered medical practitioner.

Moreover, as confirmed by our registered medical practitioner, neither of our service centers keep any dangerous drugs regulated under the DDO.

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Regulations on the Supply of Goods and Services in Hong Kong

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong)

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the TDO prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of trade or suppliers of such goods; and false trade descriptions in respect of services supplied by traders.

The TDO also confers power to require information or instruction relating to goods to be marked on or to accompany the goods or to be included in advertisements; restates the law relating to forgery of trademarks; prohibits certain unfair trade practices; confers power to require any services to be accompanied by information or instruction relating to the services or an advertisement of any services to contain or refer to information relating to the services; and for purposes connected therewith.

Definition of “trader”

“Trader” means any person (other than an exempt person under Schedule 3) who, in relation to a commercial practice, is acting, or purporting to act, for purposes relating to the person’s trade or business.

A registered medical practitioner as defined under the MRO is an exempt person under Schedule 3. Medical services provided by our registered medical practitioner is exempted from the regulations applicable to traders under the TDO.

However, the Group is still subject to the following regulations under the TDO as we also provide skin care products and services to customers at our service centers.

Definition of “false trade description”

A false trade description means:

●	a trade description which is false to a material degree; or

●	a trade description which, though not false, is misleading, that is to say, likely to be taken for a trade description of a kind that would be false to a material degree.

False trade description of goods

Any person who in the course of any trade or business applies a false description to any goods, or supplies any goods to which a false trade description is applied, or has in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied, commits an offence.

In relation to goods, “trade description” means an indication, direct or indirect, and by whatever means given, with respect to the goods or any part of the goods including an indication of any of the following matters:

(i)	quantity (which includes length, width, height, area, volume, capacity, weight and number), size or gauge;

(ii)	method of manufacture, production, processing or reconditioning;

(iii)	composition;

(iv)	fitness for purpose, strength, performance, behavior or accuracy;

(v)	availability;

(vi)	compliance with a standard specified or recognized by any person;

(vii)	price, how price is calculated or the existence of any price advantage or discount;

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(viii)	liability to pay duty on them under the laws of Hong Kong, generally or in specified circumstances;

(ix)	testing by any person and results thereof;

(x)	approval by any person or conformity with a type approved by any person;

(xi)	a person by whom they have been acquired, or who has agreed to acquire them;

(xii)	their being of the same kind as goods supplied to a person;

(xiii)	place or date of manufacture, production, processing or reconditioning;

(xiv)	person by whom manufactured, produced, processed or reconditioned;

(xv)	other history, including previous ownership or use;

(xvi)	availability in a particular place of (a) a service for the inspection, repair or maintenance of the goods; or (b) spare parts for the goods;

(xvii)	warranty given in respect of the service or spare parts referred to in item (xvi) above;

(xviii)	the person by whom the service or spare parts referred to in item (xvi) above are provided;

(xix)	the scope of the service referred to in item (xvi)(a) above;

(xx)	the period for which (and the price at which) the service or spare parts referred to in item (xvi) above are available; and

(xxi)	the charge or cost at which the service or spare parts referred to in item (xvi) above are available.

False trade description of services

A trader who applies a false trade description to a service supplied or offered to be supplied to a consumer or who supplies or offers to supply to a consumer a service to which a false trade description is applied, commits an offence.

In relation to a service, “trade description” means an indication, direct or indirect, and by whatever means given, with respect to the service or any part of the service including an indication of any of the following matters:

(i)	nature, scope, quantity (including the number of occasions on which, and the length of time for which, the service is supplied or to be supplied), standard, quality, value or grade;

(ii)	fitness for purpose, strength, performance, effectiveness, benefits or risks;

(iii)	method and procedure by which, manner in which, and location at which, the service is supplied or to be supplied;

(iv)	availability;

(v)	testing by any person and the results of the testing;

(vi)	approval by any person or conformity with a type approved by any person;

(vii)	a person by whom it has been acquired, or who has agreed to acquire it;

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(viii)	the person by whom the service is supplied or to be supplied;

(ix)	after-sale service assistance concerning the service; and

(x)	price, how price is calculated or the existence of any price advantage or discount.

Unfair trade practices

Further, the TDO prohibits certain specified trade practices:

Misleading omissions

A trader who engages in a commercial practice that is a misleading omission commits an offence. A commercial practice is a misleading omission if it omits or hides material information, or provides material information in a manner that is unclear, unintelligible, ambiguous or untimely, or fails to identify its commercial intent (unless this is already apparent from the context), and as a result it causes or is likely to cause an average consumer to make a transactional decision that the consumer would not have made otherwise.

Aggressive commercial practices

A trader who engages in a commercial practice that is aggressive commits an offence. A commercial practice is aggressive it (a) significantly impairs or is likely to significantly impair the consumer’s freedom of choice or conduct in relation to the product concerned through the use of harassment, coercion or undue influence and (b) therefore causes or is likely to cause the consumer to make a transactional decision that the consumer would not have made otherwise.

Bait advertising

A trader who engages in a commercial practice that constitutes bait advertising commits an offence. Advertising products for supply at a specified price is bait advertising if there are no reasonable grounds for believing that the trader will be able to offer for supply those products at that price, or the trader fails to offer those products for supply at that price, for a period that is, and in quantities that are, reasonable.

However, advertising by a trader of products for supply at a specified price is not bait advertising if the advertisement states clearly the period for which, or the quantities in which, the products are offered for supply at that price; and the trader offers those products for supply at that price for that period or in those quantities.

Bait and switch

A trader who engages in a commercial practice that constitutes a bait and switch commits an offence. The making by a trader of an invitation to purchase a product at a specified price is a bait and switch if having made the invitation, the trader then with the intention of promoting a different product (a) refuses to show or demonstrate the product to consumers, or (b) refuses to take orders for the product or deliver it within a reasonable time, or (c) shows or demonstrates a defective sample of the product.

Wrongly accepting payment

A trader engages in a commercial practice that constitutes wrongly accepting payment for a product commits an offence. A trader wrongly accepts payment for a product if he accepts payment or other consideration for the product and at the time of that acceptance, (a) the trader intends not to supply the product, or (b) the trader intends to supply a product that is materially different from the product in respect of which the payment or other consideration is accepted, or (c) there are no reasonable grounds for believing that the trader will be able to supply the product (i) within the period specified by the trader at or before the time at which the payment or other consideration is accepted, or (ii) if no period is specified at or before that time, within a reasonable period.

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Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong)

The Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the CGSO, imposes a statutory duty on manufacturers, importers and suppliers to ensure that the consumer goods supplied are safe.

Section 6 of the CGSO provides that a person shall not supply, manufacture or import into Hong Kong consumer goods unless the consumer goods comply with (i) the general safety requirement for consumer goods; or (ii) (where a standard has been approved by the Secretary for Commerce and Economic Development to apply to consumer goods), the approved standard for the particular consumer goods. Any person who contravenes section 6 commits an offence.

The general safety requirement for consumer goods means that the consumer goods are reasonably safe having regard to all of the circumstances. Where an approved standard applies to consumer goods, the consumer goods shall be taken as complying with the general safety requirement if they comply with the approved standard.

Certain defenses are available under the CGSO. One of the defenses is that the relevant person supplied the consumer goods in the course of carrying on a retail business and at the time he supplied the consumer goods, he neither knew nor had reasonable grounds for believing that the consumer goods failed to comply with the general safety requirement.

The Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the CGSR, requires that any warning or caution with respect to the safe keeping, use, consumption or disposal of any consumer goods must be given in both Chinese and English. Further, the warning or caution must be legible and placed in a conspicuous position on the consumer goods, any package of the consumer goods, or on a label securely affixed to the package, or a document enclosed in the package.

Consumer goods are goods which are ordinarily supplied for private use or consumption. Pharmaceutical products and poisons are not consumer goods pursuant to the Schedule of the CGSO.

Skin care products sold and/or supplied at our service centers in Hong Kong which are not pharmaceutical products are subject to the CGSO and the CGSR.

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

Contracts for the sale of goods in Hong Kong are mainly governed by the Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time. For consumer transactions, certain terms are implied into sales contracts to strengthen protection to consumers.

Examples include the implied undertaking that the goods are of merchantable quality, requiring that the goods should be fit for the purpose(s) for which goods of that kind are commonly bought, of such standard of appearance and finish, free from defects (including minor defects), safe, and durable as reasonably expected having regard to the relevant circumstances.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

There are also implied terms prescribed in respect of the supply of services under the Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time. An example of the implied terms is that the service supplier will carry out the service with reasonable care and skill.

Tortious duty of retailers

Apart from their liability under the contract, retailers in Hong Kong may also owe a duty of care to consumers and liable for damages resulting from defects in the goods caused by their negligent acts or for any fraudulent misrepresentation made in the selling of the goods. Liability may arise if a retailer disregards the instructions of the manufacturers or suppliers in handling the relevant goods or fails to pass on to the buyers’ instructions for use and warnings received from such manufacturers or suppliers. If a retailer knows or reasonably believes that the goods may be defective or dangerous, it may have to cease to supply such goods and take basic precautions such as warning the buyers and informing the relevant manufacturers or suppliers.

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Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong)

The Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time empowers the court, with respect to a contract for the sale of goods or supply of services in which one of the parties deals as a consumer that was unconscionable at the time it was made, to refuse to enforce the contract, enforce the remainder of the contract without the unconscionable part, or limit the application of, revise or alter any part which is found to be unconscionable so as to avoid any unconscionable result.

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the CECO, limits the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise.

Some restrictions imposed by the CECO include under section 7, a person cannot by reference to any contract term or notice exclude or restrict his liability for death or personal injury resulting from negligence. Any exclusion or restriction of liability for negligence for loss or damage to property is valid only in so far as such a clause satisfy the requirement of reasonableness.

Section 8 of the CECO provides that a party dealing with a consumer cannot by reference to any contract term exclude or restrict any liability when he is in breach of the contract, or claim to be entitled to render a contractual performance substantially different from what is reasonably expected of him or render no performance of his contractual obligation at all, unless the contractual term satisfies the requirement of reasonableness.

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the Competition Ordinance, prohibits and deters undertakings in all sectors from adopting anti-competitive conducts which has the object or effect of preventing, restricting or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct described as the first conduct rule, the second conduct rule and the merger rule.

The first conduct rule prohibits undertakings from making or giving effect to agreements or decisions or engaging in concerted practices that have as their object or effect the prevention, restriction or distortion of competition in Hong Kong.

The second conduct rule prohibits undertakings that have a substantial degree of market power in a market from engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong.

The merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently the application of the rule is limited to mergers relating to undertakings holding carrier licenses issued under the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong).

Pursuant to Section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (a) a contravention of the first conduct rule has occurred; and (b) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice (a “warning notice”) to the undertaking.

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Under Section 67 of the Competition Ordinance, where the Competition Commission has reasonable cause to believe that a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Tribunal in the first instance, issue a notice (an “infringement notice”) to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice.

“Serious anti-competitive conduct” means any conduct that consists of any of (a) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (b) allocating sales, territories, customers or markets for the production or supply of goods or services; (c) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; (d) bid-rigging.

In the event of breach of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

Our directors are of the view that only the first conduct rule and the second conduct rule of the Competition Ordinance may apply on our Group, the merger rule of the Competition Ordinance does not.

As of the date of this prospectus, our Group had not adopted any anti-competitive conduct described in the Competition Ordinance.

Regulations on Advertisements in Hong Kong

Undesirable Medical Advertisements Ordinance (Chapter 231 of the Laws of Hong Kong)

The Undesirable Medical Advertisements Ordinance (Chapter 231 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the UMAO, aims to protect public health through prohibiting or restricting advertisements relating to certain diseases, consumable products and abortion.

The UMAO defines “advertisement” to include any notice, poster, circular, label, wrapper or document, and any announcement made orally or by any means of producing or transmitting light or sound.

Among other restrictions, the UMAO provides that no person shall publish, or cause to be published, any advertisement likely to lead to the use of any medicine, surgical appliance or treatment for:

(a) the purpose of treating human beings for, or preventing human beings from contracting, any disease or condition specified in Column 1 of Schedule 1 of the UMAO (including, among others, any disease of the skin, hair or scalp), except for a purpose specified in column 2 of Schedule 1 (including, among others, prevention of pimples; treatment applied to an external surface of the body, of pimples, eczema, skill allergies, athlete’s foot and fungal nail infection; treatment of hard skin and corns by the application of corn plasters or solvents; and relief or prevention of common minor skin conditions, including dry and chapped skin, cold sores, pruritus, insert bites, heat rash and napkin rash).

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(b) treating human beings for any purpose specified in Schedule 2 of the UMAO (including, among others, the restoration of lost youth and the correction of deformity or the surgical alteration of a person’s appearance).

If a person named in the advertisement is held out as being the manufacturer or supplier of medicine or surgical appliances, or being able to provide any treatment, that person is presumed to have caused the advertisement to be published.

Similarly, where any advertisement gives the name, address or telephone number of a person, and that person manufacturers or supplies medicine or surgical appliances, or provides any treatment, that person is presumed to have caused the advertisement to be published.

Regulations on Waste Disposal

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong) and the Waste Disposal (Clinical Waste) (General) Regulation (Chapter 354O of the Laws of Hong Kong)

The Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the WDO, and the Waste Disposal (Clinical Waste) (General) Regulation (Chapter 354O of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the Waste Disposal (Clinical Waste) (General) Regulation, provide for, among others, the control and regulation of the production, storage, collection and disposal of clinical waste.

Under the WDO, clinical waste means waste consisting of any substance, matter or thing generated in connection with:

(a) a dental, medical, nursing or veterinary practice;

(b) any other practice, or establishment (howsoever described), that provides medical care and services for the sick, injured, infirm or those who require medical treatment;

(c) dental, medical, nursing, veterinary, pathological or pharmaceutical research; or

(d) a dental, medical, veterinary or pathological laboratory practice,

but does not include chemical waste or radioactive waste, and which consists wholly or partly of any of the materials specified in one or more of the groups listed below:

●	used or contaminated sharps;
●	laboratory waste;
●	human and animal tissues;
●	infectious materials;
●	dressings; and
●	such other wastes as specified by the Director of Environmental Protection.

The Waste Disposal (Clinical Waste) (General) Regulation requires all waste producers to arrange for their clinical waste to be properly disposed of. Waste producers have complied with this duty if, among others, they consign the clinical waste to a licensed waste collector for delivery to a reception point, deliver the clinical waste to a reception or collection point, or consign the clinical waste to an authorized waste collector.

The Waste Disposal (Clinical Waste) (General) Regulation also requires a waste producer to keep records in respect of clinical waste produced by him, and also of the consignment of clinical waste to a licensed collector or authorized waste collector, or the delivery of clinical waste to a reception point or collection point. The waste producer is required to produce such records for inspection upon request by the Director of Environmental Protection.

Codes of Practice have been published by the Secretary for the Environment and Ecology under the WDO to provide guidance to major clinical waste producers and small clinical waste producers for complying with the legal requirements under the WDO and the Waste Disposal (Clinical Waste) (General) Regulation. Private medical clinics or practices, and health and beauty centers where medical practices are conducted are classified as small clinical waste producers under the Code of Practice.

Given the medical cosmetology services provided at our services centers may produce used or contaminated sharps such as syringes and needles as well as dressings, our Group is subject to the WDO, Waste Disposal (Clinical Waste) (General) Regulation and the Code of Practice applicable to small clinical waste producers.

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Waste Disposal (Chemical Waste) General Regulation (Chapter 354C of the Laws of Hong Kong)

According to the Waste Disposal (Chemical Waste) General Regulation (Chapter 354C of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the Waste Disposal (Chemical Waste) General Regulation, an unwanted substance or by-product arising from the application of or in the course of any process or trade activity, and which is or contains any substance or chemical specified in Schedule 1 of the Waste Disposal (Chemical Waste) General Regulation shall be regarded as chemical waste if such substance or chemical occurs in such form, quantity or concentration so as to cause pollution or constitute a danger to health or risk of pollution to the environment.

Schedule 1 of the Waste Disposal (Chemical Waste) General Regulation includes, among other things, any substance specified in Part 1 of the Poisons List under the PPO, antibiotics, dangerous drugs as defined in the DDO, pharmaceutical products and medicines.

There is no mention in the Waste Disposal (Chemical Waste) General Regulation as to what quantity or concentration of poisons, antibiotics, dangerous drugs, pharmaceutical products and medicine will amount to pollution or danger to health or risk to the environment.

Regulation 6 of the Waste Disposal (Chemical Waste) General Regulation provides that a person shall not produce chemical waste unless he is registered with the Director of Environmental Protection. A waste producer has to ensure that the chemical waste is properly packed, labelled and stored in accordance with the Waste Disposal (Chemical Waste) General Regulation.

Regulation 8 of the Waste Disposal (Chemical Waste) General Regulation provides, among others, that a waste producer shall cause or arrange chemical waste produced by him or in his possession or custody to be delivered to a reception point, or consign chemical waste to a waste collector, and also keep documents and records to show that such disposal has been complied with.

Our Group has been registered with the Director of Environmental Protection as a chemical waste producer. We are also in compliance with the regulations on the packaging, labelling, storing and disposing of chemical waste as stipulated under the Waste Disposal (Chemical Waste) General Regulation, and the Code of Practice providing guidance for complying with the requirements under the said Regulation.

Waste Disposal (Charging for Municipal Solid Waste) (Amendment) Ordinance 2021

The Waste Disposal (Charging for Municipal Solid Waste) (Amendment) Ordinance 2021 establishing a quantity-based charging scheme for the disposal of municipal solid waste was passed by the Legislative Council on 26 August 2021. The Hong Kong government announced that municipal solid waste charging will be implemented from 1 August 2024 onwards.

Municipal solid waste means any waste except chemical waste, clinical waste and construction waste.

Under the charging scheme, our Group will have to wrap commercial waste properly in designated bags purchased by the Group before disposing so. The price for disposing municipal solid waste is HK$0.11 per liter. Violators will commit an offence liable to a fine and imprisonment.

Regulations on possessing, maintaining and use of certain treatment devices

Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong)

Under the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong), for a person to possess or use any apparatus for radiocommunications or any apparatus of any kind that generates and emits radio waves notwithstanding that the apparatus is not intended for radiocommunications, the person must apply for an appropriate telecommunications license from the Communications Authority.

Since we possess one Thermage CPT equipment in each of our CWB Centre and Mongkok Centre for use in providing Thermage CPT treatments, being a type of energy-based procedure involving the use of radiofrequency that deploys high-frequency radio waves that excite water molecules within the skin to generate heat, we are required to apply for and maintain an Industrial, Scientific and Medical Electronic Machine Licences (“ISMEM Licence”) as prescribed by the Communications Authority, which generally has a validity of one year and may be renewed for a period of one year at a time. Under the respective ISMEM Licence held by CWB Centre and Mongkok Centre, we are licensed to possess, maintain and use the licensed Thermage CPT equipment at our CWB Centre and Mongkok Centre which address is specified under the relevant ISMEM Licence for the purpose of generating high frequency electro- magnetic energy which shall be used for industrial, scientific and medical purposes only, subject to certain conditions, which include:

a.	the licensed Thermage CPT equipment shall be used only under suppressed radiation conditions. Radiation outside the internationally allocated frequencies causing interference to communication services shall be suppressed to the satisfaction of the Communications Authority;

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b.	the licensed Thermage CPT equipment shall be operated only be persons authorised by the licensee, namely, CWB Centre and Mongkok Centre, which is the holder of the relevant ISMEM Licence, on their behalf;
c.	The licensee shall not without the consent in writing of the Communications Authority (i) make any alternation or addition to the apparatus (apparatuses) covered by the ISMEM Licence; or (ii) change the address of the place where the apparatus (apparatuses) is maintained and used;
d.	If at any time the licensee wishes to make (i) any alteration or addition mentioned in sub- paragraph (c)(i) above; or (ii) a change of address mentioned in sub- paragraph (c)(ii), it shall make application in writing to the Communications Authority for consent to such alteration, addition or change not less than 10 days before the date on which it intends to make such alteration, addition or change; and
e.	the ISMEM Licence is not transferable.

It is our policy that in each of our service centers the licensed Thermage CPT equipment shall only be operated by our doctor.

Radiation Ordinance (Chapter 303 of the Laws of Hong Kong)

We possess/use radioactive substance or irradiating apparatus.

Under the Radiation Ordinance, (Chapter 303 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time (“Radiation Ordinance”), for a person to possess or use any radioactive substance or irradiating apparatus the person must apply for a license.

Under the Radiation Ordinance, radioactive substance means any substance which consists of or contains any radioactive chemical element whether natural or artificial and whose specific activity exceeds 75 becquerels of parent radioactive chemical element per gram of substance.

Irradiating apparatus means an apparatus which (a) is intended to produce or emit ionizing radiation; or (b) is capable of producing or emitting ionizing radiation at a dose rate exceeding 5 μSv per hour at a distance of 5 cm from any accessible point of the surface of the apparatus.

Ionizing radiation means electromagnetic radiation (X-ray or gamma ray photons or quanta) or corpuscular radiation (alpha particles, beta particles, electrons, positrons, protons, neutrons or heavy particles) being electromagnetic radiation or corpuscular radiation capable of producing ions and emitted from a radioactive substance or from a machine that is intended to produce ionizing radiations, or from a machine in which electrons are accelerated by a voltage of not less than 5 kilovolts.

The equipment being used in our premises are complied with this legal requirement. And we acquire equipment from suppliers with relevant qualifications and certificates.

According to our Hong Kong counsel, O Tse & Co., we are currently complied with the above “Hong Kong Laws and Regulations”. We cannot give any assurance of any future changes of such laws and regulations. Our operations may be adversely affected, see “Risk Factors – Risks Related to Our Business and Industry - Changes in the policies, regulations and rules, and the enforcement of laws of Hong Kong government may be implemented quickly with little advance notice and could have a significant impact upon our ability to operate profitably in Hong Kong. The current Hong Kong legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the legal and regulatory system cannot be certain.” on page 24.

RECENT DEVELOPMENT IN RELATION TO REGULATION OF MEDICAL PROCEDURES AND BEAUTY SERVICES, AS WELL AS PRIVATE HEALTHCARE FACILITIES

In recent years, the Hong Kong government has been considering to tighten up the regulations of the beauty industry and to provide a clear definition for differentiating beauty services from medical treatments.

Report of the Working Group on Differentiation between Medical Procedures and Beauty Services

A Steering Committee on Review of the Regulation of Private Healthcare Facilities (the “Steering Committee”) was established in 2012 to review the regulatory regime for private healthcare facilities.

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A Working Group on Differentiation between Medical Procedures and Beauty Services (the “Working Group”) had also been set up under the Steering Committee, which was tasked to differentiate between medical treatments and ordinary beauty services and to make recommendations on the regulatory approach.

The Report of the Working Group on Differentiation between Medical Procedures and Beauty Services was published in 2013.

The Working Group made the following recommendations (the “Recommendations”) as to whether certain procedures should be performed by registered medical practitioners.

1.	Cosmetic procedures that involve injections should be performed by registered medical practitioners.

2.	Procedures that involve the mechanical/ chemical exfoliation of the skin below the epidermis should be performed by registered medical practitioners.

3.	Traditional body tattooing and piercing should be exempted from being considered as a “medical procedure”, but special care should be taken for procedures performed on body parts which have higher risk of complications (e.g. near the eyes, the tongue, etc.). All practitioners should be well trained and adopt infection control measures when performing the procedures. Practitioners should ensure that consumers are made aware of the inherent risks involved and allowed to make informed decisions before undergoing the procedure.

4.	Hyperbaric oxygen therapy should not be performed as a form of beauty procedure. In view of its risks of complications, it should be performed by registered medical practitioners on patients with clinical indications.

5.	Dental bleaching may lead to complications, especially if performed inappropriately or performed on inappropriate clients, such as those suffering from pre-existing dental conditions. The procedure should be performed by registered dentists.

The Working Group supports the Hong Kong government’s plan to introduce a new ordinance to deal with the control over the use of selected high-risk medical devices. Members of the Working Group consider that it would be more appropriate to deal with the use of medical devices which emitted different forms of energy and micro-needle therapy in this separate piece of legislation. To the best of our knowledge, the Hong Kong government has yet to announce any timetable for the passage of any legislation specifically regulating medical devices.

The Working Group further recommends the setting up of an expert panel under the future medical device ordinance to advise on the risks and appropriate controls over new cosmetic procedures based on innovative technology.

Advisory note and open letter issued by the Hong Kong Department of Health

The Hong Kong Department of Health issued an Advisory Note on the Provision of Cosmetic Procedures to beauty service providers based on the Recommendations and stated therein the general infection control principles. The Advisory Note reminded beauty service providers to refrain from performing procedures that should only be performed by registered medical practitioners or registered dentists. Failure to follow the advice may render oneself liable for offences under the MRO or the Dentists Registration Ordinance (Chapter 156 of the Laws of Hong Kong).

An open letter was sent by the Hong Kong Department of Health to all registered medical practitioners stating the Recommendations that certain types of procedures should only be performed by registered medical practitioners/ dentists, and that enforcement action under the MRO or Dentists Registration Ordinance may be taken if the Recommendations are not followed. The letter also provided a list of reminders to registered medical practitioners when providing treatment to patients, including those referred by beauty service providers/beauty centers.

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Effect on our Group

Pursuant to the Recommendations, procedures involving injections and mechanical/chemical exfoliation of skin below the epidermis should be performed by registered medical practitioners in Hong Kong. Our directors consider that the Recommendations and the Advisory Note and open letter do not have any material adverse effect on our services centers because procedures of such nature are carried out by our registered medical practitioner and there are controls in place to ensure these procedures are performed by our registered medical practitioner.

REGULATORY AUTHORITIES REGULATORS IN HONG KONG

Our business operations in Hong Kong are principally subject to the regulation of the Medical Council of Hong Kong, the Department of Health and the Hong Kong Consumer Council.

The Medical Council of Hong Kong

The Medical Council of Hong Kong was established under the MRO. The Medical Council of Hong Kong was founded to assure and promote quality in the medical profession in order to protect patients, foster ethical conduct, and develop and maintain high professional standards. It maintains a register of eligible medical practitioners, administers relevant licensing examinations, issues guidelines and the Hong Kong Medical Code of Professional Conduct, handles complaints lodged by members of the public and exercises regulatory and disciplinary powers over medical practitioners.

The medical practitioner partnered with the Group is registered under the MRO and is therefore subject to the regulation of the Hong Kong Medical Council.

Department of Health

The Department of Health is the government agency in Hong Kong responsible for the execution of healthcare policies and statutory functions. There are three divisions under the Department that conduct duties particularly relevant to our business, namely the Drug Office, the Medical Device Division and the Office for Regulation of Private Healthcare Facilities.

Hong Kong Consumer Council

The Hong Kong Consumer Council protects the rights of consumers. Consumers have a right to dispute the price or quality of services if they find it unsatisfactory. The Hong Kong Consumer Council also assists consumers in cases of false claims made by companies with respect to a specific service offered by them

Business registration requirement

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, GCHL, DCMCL and MTL hold valid business registration certificates.

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Regulations related to employment and labor protection.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, GCHL, DCMCL and MTL have complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such an employee policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of GCHL, DCMCL and MTL.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time, or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six Data Protection Principles contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

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●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, GCHL, DCMCL and MTL are in compliance with the provisions of the PDPO.

As of the date of this prospectus, our subsidiaries have complied with all necessary governmental regulations in Hong Kong. However, in the event that our subsidiaries fail to comply with or breach of the relevant regulations, our financial results may be adversely impacted.

MANAGEMENT

Our board of directors is the primary decision-making body of our Company, responsible for setting fundamental business strategies and policies for the management and operation of our subsidiaries’ business and for monitoring their implementation.

Our board of directors currently consists of two executive directors. The following table sets forth the names, ages, and titles of our directors and officers:

Name	Age	Title

Executive Officers and Directors:

Ng Hon Kin	65	Chairman, Executive Director, and CEO
Huang Hsi-En	39	Executive Director
Kelly Sin*	46	Chief Financial Officer
Dione Leung	57	Chief Operation Officer

Independent Non-executive Directors:

Tam Kam Shing, Chris	54	Independent Non-executive Director
Francis Colt deWolf III	58	Independent Non-executive Director
Kwan Kar Man	44	Independent Non-executive Director

*Suzanne Chan resigned and replaced by Kelly Sin with effective on September 15, 2025,

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No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation, or removal. The executive officers serve at the pleasure of the board of directors.

Executive Directors and Officers:

Mr. NG Hon Kin has served as MEDG’s chairman, executive director, and CEO since March 28, 2024. Mr. Ng has also served as (i) a director of GCHL since March 23, 2021; (ii) a director of DCMCL since August 1, 2023; (iii) a director of MTHL since March 15, 2024; and (iv) a director of MTL since March 28, 2024. He has over 20 years of marketing, administration, and operating experience in medical aesthetic business. Mr. Ng is also the founder of the Group.

Ms. HUANG Hsi-En has served as an executive director of MEDG. Ms. Huang Hsi-En has over 10 years of sourcing and marketing of medical aesthetic products. Ms. Huang Hsi-En received a Master Degree in Business Management from Hang Seng University of Hong Kong in 2022 and a Bachelor Degree in Information Technology from the Apollos University, Taiwan in 2020.

Ms. SIN Pui Ying, Kelly (“Ms. Sin”) has been appointed as the new chief financial officer on August 15, 2025, and assumed the role from September 15, 2025. Ms. Sin graduated from the University of Hong Kong with a degree of Bachelor of Business Administration in Accounting and Finance in 2002. She is a practising certified public accountant of the Hong Kong Institute of Certified Public Accountants and a member of the Institute of Chartered Accountants in England and Wales. Ms. Sin has over 20 years of working experience in auditing, accounting, investment and corporate finance. She is currently an audit managing director of ComTalk CPA Co. She had held several director roles in various listed companies in Hong Kong, including but not limited to, serving as executive director of Power Financial Group Limited (stock code: 397), which is listed on the Main Board of the Hong Kong Stock Exchange, for the period from April 15, 2021 to January 31, 2022 and serving as a non-executive director and an executive director of On Real International Holdings Limited (stock code: 8245), which is listed on GEM of the Hong Kong Stock Exchange, for the period from September 21, 2019 to November 1, 2019 and the period from November 1, 2019 to April 30, 2022, respectively.

Independent Non-executive Directors

Mr. TAM Kam Shing (“Chris” or “Mr. Tam”) has been appointed as an independent non-executive director. Chris has more than 20 years of experience in auditing, accounting and corporate governance. In addition, he has more than 10 years of experience in financial reporting of Hong Kong and China public companies. He had worked for Big 4 accounting firms in China and was a partner of Grant Thornton China. He has served as financial auditors and compliance auditors for corporation such as Air China, CNOOC, Kingdee, Coca Cola, Ericsson, Nortek, Foxconn for their initial public offerings. Chris received a Bachelor in Accounting from Hong Kong University of Science and Technology in 1994. He is a Chartered Accountant of Institute of Chartered Accountants in England and Wales, and a fellow member of Hong Kong Institute of Certified Public Accountants and Association of Chartered Certified Accountants.

Mr. Francis Colt deWolf III (“Mr. deWolf”) has been appointed as an independent non-executive director. Mr. deWolf has more than 20 years of experience in financial service sector and is the President of Colt Capital LLC, a Florida-based company, whose principal activities focus on advising emerging market companies on private and public financing strategies, in particular, the reverse merger process. Prior to founding Colt Capital LLC, Mr. deWolf was a Senior Vice President at Oppenheimer and Company, where he was involved in the Chinese markets, focusing on restricted stock placements, reverse mergers and secondary financing for emerging and mid-size Chinese companies. Mr. deWolf is a graduate of Tulane University and received his business degree from the AB Freeman School of Business Studies at Tulane University.

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Mr. Kwan Kar Man (“Mr. Kwan”) has been appointed as an independent non-executive director. Mr. Kwan obtained a Bachelor Degree in Accounting from Lingnan University, Hong Kong in 2003. He is an associate member of the Hong Kong Institute of Certified Public Accountants and a member of Institute of Chartered Accountants in England and Wales. Mr. Kwan has over 18 years of experience in accounting, auditing and finance and is the founder of an UK accounting and tax consultancy firm, MSSK Corporate Consultancy (UK) Limited, since 2022. He is currently a director of MSSK Corporate Consultancy Limited, a Hong Kong private company which engages in provision of business consultancy services in Hong Kong. Apart of the aforesaid, Mr. Kwan was also a director of a Hong Kong private company which engages in trading of agricultural products, a company secretary of Dragon King Group Holdings Limited (stock code 8493.hk) (whose shares are listed on the GEM of the Stock Exchange of Hong Kong Limited).

Key Personnel / Consultants

Our senior management comprises the following personnel:

Ms. Leung Pik Ying (“Ms. Leung” or “Dione”) has joined the Company as general manager since December 2021. Dione has more than 30 years of marketing, sales and shop management experiences in cosmetic companies. Before that, she was a beautician for 6 years. Dione has focused on the cosmetic industry for substantially all of her career. She will serve as our chief operation officer upon the closing of this offering.

Dr. Pang Sai Yau has acted as the medical partner and consultant of the Company since inception of our business. He is one of the pioneers in Hong Kong’s medical aesthetic industry. He is also one of the founders of Association of Doctors in Aesthetic Medicine (Hong Kong). Dr. Pang graduated as Master of Philosophy from medical school of the Chinese University of Hong Kong. He was elected as the member of Royal College of Physician of the United Kingdom in 2001, was awarded postgraduate diploma in practical dermatology of University of Wales, College of Medicine in 2003, and was admitted as a Fellow of the Faculty of Medicine of Australasian College of Cosmetic Surgery in 2007.

Committees of the Board of Directors

Our board of directors has approved the establishment of an audit committee, a compensation committee, and a nomination committee, each of which will operate pursuant to a charter upon the effectiveness of the registration statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist our Company and the board of directors. Since the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees has been in compliance with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be made available on our website http://www.doctorsconcept.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Tam, Mr. deWolf, and Mr. Kwan, all of whom are our independent non-executive directors, are currently serving on the audit committee, which is currently chaired by Mr. Tam. Our board of directors has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Tam as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation committee

Mr. Tam, Mr. deWolf, and Mr. Kwan all of whom are our independent non-executive directors, are serving on the compensation committee, which is currently chaired by Mr. Kwan. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our CEO in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our CEO; and (ii) reviewing and approving grants and awards to our CEO under equity-based plans;
●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy, and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the board of directors the compensation of our directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Tam, Mr. deWolf, and Mr. Kwan, all of whom are our independent non-executive directors, are serving on the nomination committee, which is currently chaired by Mr. Kwan. Our board of directors has determined that each member of the nomination committee is “independent” as defined in applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender, or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

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Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq Markets. The application of such exceptions requires that we disclose each Nasdaq Markets corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Markets corporate governance standard. However, we currently follow the Nasdaq Markets corporate governance standards listed below:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Marketplace Listing rules;

●	the requirement under Section 5605(d) of the Nasdaq Marketplace Listing Rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq Marketplace Listing Rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the shareholder approval requirements under Section 5635 of the Nasdaq Marketplace Listing Rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq Marketplace Listing Rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our CEO, chief financial officer, principal accounting officer or controller or persons performing similar functions. The code will become effective immediately prior to the completion of this offering. At the time of effectiveness of the registration statement of which this prospectus is a part, a copy of this code was posted on the Corporate Governance section of our website at http://www.doctorsconcept.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers, and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the Nasdaq corporate governance rules.

Compensation of Directors and Senior Management/Executive Personnel

Our directors and members of our senior management receive compensation in the form of salaries, allowances, bonuses, and other benefits-in-kind, including our contribution to the pension scheme. Our compensation committee determines the salaries of our directors and members of our senior management based on their qualifications, positions, and seniority.

Notwithstanding the compensation table below: (i) no remuneration was paid to our directors or the five highest paid individuals as an inducement to join, or upon joining, our Group; (ii) no compensation was paid to, or receivable by, our directors or past directors or the five highest paid individuals during the fiscal years ended June 30, 2025 and 2024 for the loss of office as director of any member of our Group or of any other office in connection with the management of the affairs of any member of our Group; and (iii) none of our directors waived any emoluments during the same period. Notwithstanding the compensation table below, no director has been paid in cash or shares or otherwise by any person either to induce him to become, or to qualify him as a director, or otherwise for service rendered by him in connection with the promotion or formation of us.

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For the years ended June 30, 2025 and 2024, we paid an aggregate of US$276,020 and US$283,113 to our directors and officers, respectively. Compensation includes salary, allowances, and employer contribution to social security.

Mandatory Provident Fund

MPF is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The MPF was implemented in December 2000 following the enactment of the Mandatory Provident Fund Schemes Ordinance on July 27, 1995. The MPF Schemes Authority (MPFA) is charged with supervising the provision of MPF schemes – it registers schemes and ensures that approved trustees administer schemes prudently, ensuring compliance including inspections, audits, and investigations.

The MPF scheme is mandatory for all employees in Hong Kong who have an employment contract of 60 days or more and also applies to self-employed persons. Under the MPF scheme, the choice of the scheme is the responsibility of the employer (for which the legislation defines three types): (i) master trust scheme; (ii) employer sponsored scheme; or (iii) industry scheme. The scheme operates on the principle of fully funded defined contributions into a privately managed plan fund contributed by employers and employees managed as a trust, which compartmentalizes fund assets from those of the manager. Investment decisions are delegated to a trustee in the private sector.

GCHL, our Operating Subsidiary in Hong Kong, implemented a MPF with a major international assurance company to provide retirement benefits for its employees. All permanent full-time employees are eligible to join the MPF. Contributions to the MPF by eligible employees of the MPF and the employer are both at 5% of the eligible employee’s monthly salary and are subject to a maximum mandatory contribution of HKD1,500 (US$192) monthly.

The contributions to the MPF are recognized as employee benefit expense when they are due and are charged to the consolidated statement of income (loss). The total contributions to the MPF of our subsidiaries in Hong Kong for years ended June 30, 2025 and 2024 amounted to US$79,685 and US$88,303, respectively. GCHL has no other obligation to make payments in respect of retirement benefits of the employees.

Directors’ Agreements

In connection with this offering, each of our directors has entered into a service agreement with the Company. The terms and conditions of their service agreement are similar in all material aspects. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms, and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

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Under the service agreements, we have agreed to pay an aggregate of US$60,000 per annum as the cash consideration for the services of our independent non-executive directors.

Other than as disclosed above, none of our directors has entered any other agreements with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Employment Letters

We have entered into employment agreements with each of our executive officers. Under the employment agreements, our executive officers are entitled to (i) payment of a monthly salary payable at the end of each month commencing upon closing of this offering; and (ii) a discretionary performance bonus determined by the compensation committee and/or the board at the end of the fiscal year.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our executive officers;
●	each of our directors; and
●	all of our current executive officers, directors as a group.

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Applicable percentage ownership is based on 27,000,000 Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to percent ownership after this offering, assumes no exercise of the underwriters’ over-allotment option.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Unit 15-16, 22/F., CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Hong Kong.

	Shares Beneficially Owned Before this Offering (1)		Shares Beneficially Owned after this Offering (2)		Voting Power after this Offering (3)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage

Executive Officers and Directors*
Ng Hon Kin (4)	17,550,000	65.00%	17,550,000	57.07%	96.38%
Huang Hsi-En (5)	17,550,000	65.00%	17,550,000	57.07%	96.38%
Tam Kam Shing	-	-%	-	-
Francis deWolf III	-	-%	-	-
Kwan Kar Man	-	-%	-	-
Kelly Sin	-	-%	-	-
Dione Leung	-	-%	-	-
All executive officers and directors as a group	17,550,000	65.00%	17,550,000	57.07%	96.38%

5% Shareholders: (6)
Master Centric Limited	17,550,000	65.00%	17,550,000	57.07%	96.38%
Many Trillion International Limited	1,350,000	5.00%	1,350,000	4.39%	#
Express Essential Holdings Limited	1,350,000	5.00%	1,350,000	4.39%	#
Winlover Limited	1,350,000	5.00%	1,350,000	4.39%	#
Ace Miracle Group Limited	2,700,000	10.00%	2,700,000	8.78%	#
Able Talent Business Limited	1,350,000	5.00%	1,350,000	4.39%	#

* Including independent non-executive directors whose term of service will commence immediately prior to the completion of the offering.

# Less than 1% of our total voting power.

(1)	Based on 27,000,000 Ordinary Shares, consist of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding immediately prior to the offering.
(2)	Based on 30,750,000 Ordinary Shares outstanding immediately after the offering assuming the underwriter does not exercise the over-allotment option.
(3)	Based on 30,750,000 Ordinary Shares, consist of 13,200,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares outstanding immediately after the offering assuming the underwriter does not exercise the over-allotment option. Each Class A Ordinary Share shall entitle its holder to one (1) vote per share and each Class B Ordinary Share shall entitle its holder to twenty (20) votes per share.
(4)	Represented 17,550,000 Class B Ordinary Shares held by MCL. Mr. Ng Hon Kin holds 99% shareholding in MCL. The registered address of MCL is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(5)	Represented 17,550,000 Class B Ordinary Shares held by MCL. Ms. Huang Hsi-En, our director, holds 1% shareholding in MCL. The registered address of MCL is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(6)	Many Trillion International Ltd. Limited, a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, wholly owned by Yeung Tsz Tsung.
Express Essential Holdings Limited, a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, wholly owned by Lim Yung Kwong, Cat.
Winlover Limited, a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, wholly owned by Zhang Chuyuan.
Ace Miracle Group Limited, a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, owned by Cheung Tak Shun, Dickson, Lee Ha and Kwong Fung Yung.
Able Talent Business Ltd., a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, wholly owned by So Chun Him.

The following table show the dual class shares ownership before and after this offering:

	Shares Beneficially Owned Before this Offering (1)		Shares Beneficially Owned after this Offering (2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Class A Ordinary Shares
Many Trillion International Limited	1,350,000	5.00%	1,350,000	4.39%
Express Essential Holdings Limited	1,350,000	5.00%	1,350,000	4.39%
Winlover Limited	1,350,000	5.00%	1,350,000	4.39%
Ace Miracle Group Limited	2,700,000	10.00%	2,700,000	8.78%
Able Talent Business Limited	1,350,000	5.00%	1,350,000	4.39%
Essential Quality Limited (3)	810,000	3.00%	810,000	2.63%
MCA Limited (4)	540,000	2.00%	540,000	1.76%
Public investors		0.00%	3,750,000	12.20%
All Class A Ordinary Shares	9,450,000	35.00%	13,200,000	42.93%

Class B Ordinary Shares
Master Centric Limited	17,550,000	65.00%	17,550,000	57.07%
All Class B Ordinary Shares	17,550,000	65.00%	17,550,000	57.07%

All classes ordinary shares	27,000,000	100.00%	30,750,000	100.00%

(1)	Based on 27,000,000 Ordinary Shares, which consist of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding immediately prior to the offering.
(2)	Based on 30,750,000 Ordinary Shares outstanding immediately after the offering assuming the underwriter does not exercise the over-allotment option.
(3)	Essential Quality Limited, a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(4)	MCA Limited, a company incorporated under the laws of British Virgin Islands with registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

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RELATED PARTY TRANSACTIONS

Related Parties

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee. The charter will become effective immediately prior to the completion of this offering. We currently engage in various transactions with our Controlling Shareholder and its affiliates.

Set forth below are the related parties of our Company that we have engaged in related party transactions up to the date of this prospectus and during the years of 2025 and 2024.

Relationship
Mr. Ng Hon Kin	Chairman, executive director, and the single largest shareholder of the Company
Global Medical Equipment Co., Ltd.	Company controlled by Mr. Ng.
Smart Key International Consultant Co., Ltd.	Company controlled by Mr. Ng.
Be Health Co., Ltd.	Company controlled by Mr. Ng.
Ms. Huang Weisi	Prior director of our subsidiaries including GCHL and DCMCL
Euro Cos Co., Ltd	Company controlled by Ms. Huang Weisi

Guarantees

Certain related parties provided guarantees to the Company in connection with its bank borrowings of the Group. The bank loans of the Group consisted of the following:

Bank Name	Nature of Loan	HK$’000
Bank of China	120-month term borrowing	4,000
Bank of China	120-month term borrowing	2,000
Bank of China	120-month term borrowing	3,000

The following table summarizes key terms of bank borrowings:

	Principle drawn down		Start Date	Mature Date	Interest %(1)	Personal Guarantee(2)
	HKD	USD
1)	4,000,000	512,821	May 8, 2020	May 7, 2030	P-2.5%	Ms. Huang Weisi
2)	2,000,000	256,410	August 30, 2021	August 29, 2031	P-2.5%	Ms. Huang Weisi
3)	3,000,000	384,615	May 27, 2022	May 26, 2032	P-2.5%	Ms. Huang Weisi

(1)	P represents prime lending rate of Bank of China (Hong Kong) Limited. P for loans as of June 30, 2025 was 5.25%

(2)	All of the above bank borrowings are personally guaranteed by Ms. Huang Weisi, and the guarantees were assumed by Mr. Ng on April 2, 2024 (See Note 13).

Transactions with related parties are conducted in the normal course of business and at prices and terms no less than those charged to and contracted with other independent third parties. All personal guarantees are assumed by Mr. Ng Hon Kin. We have engaged in various transactions with our subsidiaries and affiliated companies. See Note 13 of the notes to the Consolidated Financial Statements. We have not issued any guarantees in favor of our consolidated subsidiaries or other related parties.

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Related party balances

a) Summary of balances with related parties

We have entered into working capital transactions with our Controlling Shareholder. The amounts below were unsecured, non-interest bearing and due on demand. On August 26, 2024, Mr. Ng entered into agreements with the Company’s related companies, which are controlled by Mr. Ng, that Mr. Ng would assume and be assigned for all the current accounts of related parties. Mr. Ng agreed to collect the balance due to him after this offering. We have not issued any guarantees in favor of our consolidated subsidiaries or other related parties.

We have also entered into related party transactions with our suppliers. We purchase from Global Medical Equipment Co., Ltd. and Euro Cos Co., Ltd consumables for our day-to-day operations.

Amounts due (to) from related parties mainly consist of the following working capital transactions:

	For the years ended June 30,
	2025		2024
Fund transfer to Mr. Ng Hon Kin	US$	-	US$	-
Payment to Global Medical Equipment Co., Ltd.		-		-
Payment to Smart Key International Consultant Co., Ltd.		-		-

Unpaid capital of subsidiary by Ms. Huang Weisi		-		-
Amount due from related parties		-		-

Payment by Be Health Co., Ltd.	US$	-		-
Payment by Mr. Ng Hon Kin		(1,530,786)		(576,336)
Amount due (to) related parties	US$	(1,530,786)	US$	(576,336)

Accounts payable – Global Medical Equipment Co., Ltd.	US$	(4,140)	US$	(4,162)
Accounts payable – Euro Cos Co., Ltd.		-		(51)
Accounts payable – related parties	US$	(4,140)	US$	(4,213)

Amount due (to) from related parties, net	US$	(1,534,926)	US$	(580,549)

b) Summary of transactions with related parties

We have also paid management fee in respect of manpower services to Smart Key International Consultant Company Limited in the amounts of US$103,596 for the year ended June 30, 2024. No management fees in respect of manpower services paid for the year end June 30, 2025 and for the four months ended October 31, 2025.

We purchased equipment, materials and services from Global Medical Equipment Co., Ltd.. We have paid in the amounts of US$4,157 for the year ended June 30, 2024. None of equipment, materials and services paid for the year end June 30, 2025 and for the four months ended October 31, 2025.

We entered into a sub-lease in relation to the property located at Office No. 6-7, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories with Be Health Company Limited, which governs our use of the property on a short-term and monthly basis effective from August 3, 2024, pursuant to a cooperation agreement between Be Health Company Limited and GCHL dated July 29, 2024. We paid office rental fees in aggregate of US$67,194 and US$24,569 for the year ended June 30, 2025 and for the four months ended October 31, 2025, respectively. No rental fees were paid for the year ended June 30, 2024. We also entered into an agreement with Smart Key International Consultant Company Limited on July 31, 2024, in relation to the lease for the property located at Unit 15-16, 22/F, CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon. We paid management fees in respect of the property of US$44,437 and US$19,723 for the years ended June 30, 2025 and for the four months ended October 31, 2025, respectively.

The following table shows up-to-date unaudited transactions with related parties:

For the four months ended October 31,
2025
USD (Unaudited)

Payments on behalf:
Rental for the shop and office	44,292

Total	44,292

	For the years ended June 30
	2025		2024

Payments on behalf:
Management fees – Smart Key International Consultant Company Limited	US$	-	US$	103,596
Purchase of equipment, materials and services		-		4,157
Rental for shop and office		111,631		-

Total	US$	111,631	US$	107,753

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c) Salaries and employee benefits paid to major shareholders

As the executive director and CEO of our Company, Mr. Ng Hon Kin is entitled to the director’s fee and remuneration.

For the four months ended October 31,
2025
USD
(Unaudited)
Mr. Ng Hon Kin (being paid by an associated company)	$5,385
Total	$5,385

	For the years ended June 30,
	2025		2024
Mr. Ng Hon Kin (being paid by an associated company)	US$	16,176	US$	15,347
Total	US$	16,176	US$	15,347

d) Issuance of Ordinary Shares pursuant in relation to promissory notes

From March 2023 to October 2023, our Controlling Shareholder, Mr. Ng Hon Kin, was then the sole shareholder of the Company. He issued various promissory notes to seven individuals, evidencing his borrowings of $1,038,000 in the aggregate, which were intended to be used for financing this initial public offering and general operational needs. Pursuant to the terms of the promissory notes, our Controlling Shareholder had the option to repay the borrowings in the form of shares representing equity interests in the Group. The seven promissory notes described above were cancelled on March 28, 2024. In consideration thereof, our Controlling Shareholder caused the Company to issue Ordinary Shares to the entities designated by the noteholders at an issue price per share $0.0001.

e) Additional paid in capital provided by the holder of promissory notes

During the year ended June 30, 2025, various holders of the promissory notes provided additional paid in capital of $455,107 in the aggregate, which were intended to be used for financing this initial public offering and general operational needs. Details of the additional paid in capital provided by holder of the promissory notes during the year as follows:

	For the years ended June 30,
	2025		2024

Able Talent Business Limited	US$	128,205	US$	-
Essential Quality Limited	US$	44,278	US$	-
Express Essential Holdings Limited	US$	164,101	US$	-
Many Trillion International Limited	US$	60,831	US$	-
MCA Limited	US$	57,692	US$	-
Total	US$	455,107	US$	-

DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles is filed as an exhibit to our registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$11,000 divided into 85,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares of par value of US$0.0001 each.

The following description of our share capital and provisions of our Amended and Restated Memorandum and Articles are summaries only and do not purport to be complete.

Ordinary Shares

General

All of our outstanding Ordinary Shares are non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Companies Act and our Amended and Restated Memorandum and Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act.

Dividends

Subject to the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Amended and Restated Memorandum and Articles:

(i)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(ii)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

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Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per share. A resolution put to the vote of a meeting shall be decided on a poll. Unless otherwise required by the Companies Act, the Amended and Restated Memorandum and Articles, holders of Class A Ordinary Shares (which has a single vote per Class A Ordinary Share) and Class B Ordinary Shares (which has twenty votes per Class B Ordinary Share), shall, at all times, vote together on all matters submitted to a vote for shareholders’ approval. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Ordinary Shares

Subject to any applicable requirements set forth in the Amended and Restated Memorandum and Articles and provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

●	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within one months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

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Liquidation Rights

If we are wound up, the shareholders may, subject to the Amended and Restated Memorandum and Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the Amended and Restated Articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the Amended and Restated Memorandum and Articles) and, within 14 clear days of the date on which the notice is deemed to be given under the Amended and Restated Memorandum and Articles, such notice has not been complied with.

Redemption of Ordinary Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

115

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 5 clear days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Amended and Restated Memorandum and Articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting.

In the case of an equality of votes, the chairman of the meeting may choose to exercise a second or casting vote.

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Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company).

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of a smaller amount than that fixed so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced shares shall be the same as it was in case of the share from which the reduced share is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided; and

(e)	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

117

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, or willful neglect or against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Memorandum and Articles provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting, and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held in the case of special resolution.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles allow one or more of our shareholders who together hold at least 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our board is obliged to call such meeting.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association. A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

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Dissolution and Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulator and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulator and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulator, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

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In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant the DPA.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

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You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

SHARES ELIGIBLE FOR FUTURE SALE

This prospectus relates to the initial public offering of the Ordinary Shares of the Company.

Prior to this offering, we had 27,000,000 Ordinary Shares, consist of 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding. Upon completion of this offering, we will have 30,750,000 Ordinary Shares, consist of 13,200,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares, issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 13,762,500 Class A Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Class A Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act, or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the prevailing market prices of our Class A Ordinary Shares. We have applied for listing on the Nasdaq Capital Market under the symbol “MEDG” for the Ordinary Shares we are offering. The initial public offering price will be US$4.50 per Class A Ordinary Share. We have not been approved for listing on the Nasdaq Capital Market. Management believes that we currently meet the Nasdaq Capital Market’s quantitative listing requirements and believe that upon the completion of the offering, we will meet the standards for listing on the Nasdaq Capital Market although we cannot assure you that a regular trading market will develop in the Class A Ordinary Shares.

Lock-Up Agreements

Each of our directors, executive officers and shareholders owning more than 1% of our Ordinary Shares have agreed, subject to certain exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for Ordinary Shares, for a period of 180 days after the date of this prospectus.

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In addition, the Company has further agreed for a period of 365 days after the date of this prospectus, not to, except in connection with this offering, offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares. See “Underwriting - Lock-Up Agreements”.

We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than six months but not more than one year may sell such Class A Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than one year may freely sell our Class A Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Class A Ordinary Shares; or

●	the average weekly trading volume of our Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq market entry and listing fee, all amounts are estimates.

US$
SEC registration fee	10,000
FINRA filing fee	10,000
Nasdaq market entry and listing fee	75,000
Printing and engraving expenses	14,000
Legal fees and expenses, including underwriters’ counsel	561,538
Underwriters’ expenses	340,000
Advisory fee – TopX Consultancy Limited	400,000
Miscellaneous	70,000
Total	1,480,538

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Ogier, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the Substance Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this IPO and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing U.S. federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”), with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules, including

●	banks or other financial institutions,
●	insurance companies,
●	regulated investment companies,
●	real estate investment trusts,
●	grantor trusts,
●	broker, dealers, or traders in securities, commodities, currencies, or notional principal contracts,
●	partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) and their partners,
●	tax-exempt organizations (including private foundations or government organizations),
●	retirement plans,
●	certain former citizens or long-term residents of the United States,
●	investors who are not U.S. Holders,
●	investors that own (directly, indirectly, or constructively) 10% or more of our shares (by vote or value),
●	investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, or other integrated transaction,
●	corporations that accumulate earnings to avoid U.S. federal income tax, or
●	investors that have a functional currency other than the U.S. dollar,

all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the U.S. federal income tax laws, including any state, local, alternative minimum tax or non-U.S. tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code.

If a partnership (or entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership will depend in part upon the status and activities of such entity and the particular partner. Partnerships and partners of a partnership holding our Ordinary Shares should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to the purchase, ownership, and disposition of our Ordinary Shares.

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The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this IPO. Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either:

(i)	at least 75% of its gross income is “passive income” (“PFIC income test”); or
(ii)	on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”).

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test. Whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion regarding our PFIC status or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S.  Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that U.S. Holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non- U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even if such U.S. Holder does not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, would not be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as an ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as a capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

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The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation and, therefore, the reduced capital gains tax rate described above will not apply.

 A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this net investment income tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares, as determined over a 12-month period ending on the date of the acquisition, may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding under Section 3406 of the Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

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Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to Hong Kong profits tax at a rate of 8.25% for assessable profits on the first HK$2,000,000 and 16.5% on their remaining assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2020/2021 and 2019/2020. As from year of assessment of 2018/2019 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares. Trading gains from the sale of Ordinary Shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000 on corporations and at the rates of 7.5% on assessable profits up to HK$2,000,000 and 15.0% on any part of assessable profits over HK$2,000,000 on unincorporated businesses from the year of assessment commencing on or after April 1, 2018. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We have entered into an underwriting agreement dated ●, 2026 with American Trust Investment Services, Inc. and WestPark Capital, Inc. (the “Representatives”), acting as the representatives of the underwriters named below with respect to the Class A Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of the Class A Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
American Trust Investment Services, Inc.	●
WestPark Capital, Inc.	●
Total	3,750,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus, if any such shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ over-allotment option described below.

Our Class A Ordinary Shares are offered subject to a number of conditions, including:

●	receipt and acceptance of our Class A Ordinary Shares by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

We have granted to the underwriters an option, exercisable for forty-five (45) days from the date of this prospectus, to purchase up to an additional 562,500 Ordinary Shares (fifteen percent (15%) of the shares of Class A Ordinary Shares sold in this offering) at the price of US$4.50 per Class A Ordinary Share. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent that the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A Ordinary Shares listed next to the names of all underwriters in the preceding table. If any additional Class A Ordinary Shares are purchased, the underwriters will offer these Class A Ordinary Shares on the same terms as those on which the other Class A Ordinary Shares are being offered.

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The Representatives have advised us that they propose to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$● per share. The underwriters may allow, and certain dealers may re-allow a discount from the concession not in excess of US$● per Class A Ordinary Share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority. We have been advised by the Representatives that the underwriters intend to make a market in our Class A Ordinary Shares but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Discounts, Commission and Expenses

The underwriting discounts and commissions are six percent (6%) of the initial public offering price.

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the Representatives or their designees warrants to purchase an aggregate number of Class A Ordinary Shares equal to 3.33% of the number of Class A Ordinary Shares issued in this offering, at an exercise price per share equal to 120% of the initial public offering price (the “Underwriters’ Warrants”). The Underwriters’ Warrants and the underlying Class A Ordinary Shares will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants by any person for a period of 180 days from the commencement of sales for this offering in accordance with FINRA Rule 5110 (e). The Underwriters’ Warrants will expire on the fifth anniversary of the effective date of the registration statement for this offering. The Underwriters’ Warrants will contain standard anti-dilution provisions and demand and piggyback registration rights.

The following table shows the price per Class A Ordinary Share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	US$
Underwriting discounts and commissions to be paid by us:	US$
Proceeds, before expenses, to us	US$

In connection with and upon closing of the offering contemplated herein, we will also pay to the Representatives a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Class A Ordinary Shares.

Additionally, we have paid to WestPark Capital, Inc. US$40,000 (the “Advance”) upon the execution of the engagement letter by and between WestPark Capital, Inc. and us as a due diligence fee. WestPark Capital, Inc. shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred in accordance with FINRA Rule 5110(g)(4).

In addition, we have also agreed to pay all reasonable, necessary and accountable out-of-pocket expenses relating to the offering: (a) all filing fees and expenses relating to the registration of the Class A Ordinary Shares with the Commission; (b) all fees and expenses relating to the listing of the Class A Ordinary Shares on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representatives’ counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Representatives; (g) the fees and expenses of the Company’s accountants; (h) all filing fees associated with the review of the offering by FINRA; (i) the Representatives’ actual accountable road show expenses for the offering; (j) the cost associated with the Representatives’ use of book building, prospectus tracking and compliance software for the offering; (k) the fees for the Representatives’ legal counsel; and (l) all fees, expenses, and disbursements relating to background checks of the Company’s directors and officers in an amount not to exceed US$150,000 in the aggregate.

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Right of First Refusal

We have agreed to grant the WestPark Capital, Inc., for the one-year period following the date of the underwriting agreement,, a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us (such right, the “Right of First Refusal”), which right is exercisable in WestPark Capital, Inc.’s sole discretion but is non-assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of our company, and any merger or consolidation of our company with another entity. Notwithstanding the foregoing, if WestPark Capital, Inc. declines to exercise its right of first refusal for any specific offering, and we complete such offering with another investment banking firm, then WestPark Capital, Inc. shall not have the right of first refusal for any future offerings of our company. In addition, if we receive a proposal from a “bulge bracket” underwriter to undertake a financing, WestPark Capital, Inc. shall not have the right of first refusal referenced herein (provided, however, that we must use commercially reasonable efforts to cause such underwriter to permit the WestPark Capital, Inc. to participate in such financing).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, we will set up an escrow account and will fund such account with US$150,000 from this offering that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during a six-month period following the offering. The escrow account will be interest bearing. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. We will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

Except as noted below, we, our directors, executive officers and shareholders owning more than 1% of our Ordinary Shares have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of 180 days from the day of this prospectus, without the prior written consent of the Representatives.

No Sales of Similar Securities or Repurchases

Without the Representatives’ prior written consent, we have agreed not to:

●	sell any shares of our capital stock or issue warrants or options, except as may be required pursuant to our employee benefits plans and described in herein; or
●	purchase any shares of our capital stock

during the one (1) year period following the closing of the offering contemplated hereby (other than repurchases at cost or without cost pursuant to the terms of any applicable stock option or restricted stock purchase agreement).

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Nasdaq Capital Market Listing

We have applied to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “MEDG”. We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Class A Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representatives or by their affiliates. Other than the prospectus in electronic format, the information on the Representatives’ website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by the Company or the Representatives in their capacity as underwriters, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Public Market

Prior to the initial public offering of the Company, there has not been a public market for our securities in the U.S., and the public offering price for our Class A Ordinary Shares will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that the Company and the Representatives believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

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● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on the Nasdaq Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

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United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

South Korea. The Class A Ordinary Shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Class A Ordinary Shares have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Class A Ordinary Shares may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan. The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the Underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by K&L Gates LLP. The underwriters are being represented by Haneberg Hurlbert PLC with respect to certain legal matters as to United States federal securities laws. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to Hong Kong law will be passed upon for us by O Tse & Co. with respect to matters governed by Hong Kong law. Cayman Islands law may rely upon Ogier with respect to matters governed by Cayman Islands law. China law may rely upon Guangdong Wesley Law Firm with respect to matters governed by China law,.

EXPERTS

The financial statements as of June 30, 2025, and 2024 included in this prospectus have been audited by TAAD LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Class A Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect or against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to the registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Ogier Global Subscriber (Cayman) Limited(1)	March 13, 2024	1	Nominal
Master Centric Limited (3)	March 28, 2024	17,549,999	US$1,749.9
Many Trillion International Limited(2) (3)	March 28, 2024	1,350,000	US$135
Express Essential Holdings Limited(2) (3)	March 28, 2024	1,350,000	US$135
Winlover Limited(2) (3)	March 28, 2024	1,350,000	US$135
Ace Miracle Group Limited(2) (3)	March 28, 2024	2,700,000	US$270
Able Talent Business Limited(2) (3)	March 28, 2024	1,350,000	US$135
Essential Quality Limited(2) (3)	March 28, 2024	810,000	US$81
MCA Limited(2) (3)	March 28, 2024	540,000	US$54
Class A Ordinary Shares
Master Centric Limited(4)	March 19, 2025	17,550,000	Reclassification of shares
Many Trillion International Limited	March 19, 2025	1,350,000	Reclassification of shares
Express Essential Holdings Limited	March 19, 2025	1,350,000	Reclassification of shares
Winlover Limited	March 19, 2025	1,350,000	Reclassification of shares
Ace Miracle Group Limited	March 19, 2025	2,700,000	Reclassification of shares
Able Talent Business Limited	March 19, 2025	1,350,000	Reclassification of shares
Essential Quality Limited	March 19, 2025	810,000	Reclassification of shares
MCA Limited	March 19, 2025	540,000	Reclassification of shares
Class B Ordinary Shares
Master Centric Limited (5)	March 19, 2025	17,550,000	See Note (4)

(1) Transferred to Master Centric Limited on March 28, 2024 and reclassified to Class A Ordinary Shares on March 19, 2025.

(2) Issued pursuant to certain conversion notes dated March 15, 2024 which were entered into pursuant to the promissory notes entered into by Mr. Ng Ho Kin with different individuals which provided that Mr. Ng Hon Kin may choose to repay the note holders by allotting a certain percentage of the shareholding of GCHL and its related companies. For further information, please see “Issuance of Ordinary Shares pursuant in relation to promissory notes” below.

(3) Cancelled by the Company on March 19, 2025 due to the reclassification of Ordinary Shares to Class A Ordinary Shares.

(4) Repurchased by the Company on March 19, 2025.

(5) Issued by the Company after repurchase of Master Centric Limited’s 17,550,000 Class A Ordinary Shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of the registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

2)	For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
4.1†	Specimen certificate evidencing Class A Ordinary Shares
4.2†	Form of Warrant Agreement
5.1**	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1**	Opinion of O Tse & Co. regarding certain legal matters of the subsidiary in Hong Kong
8.2†	Opinion of Guangdong Wesley Law Firm
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2#†	Employment Agreement between the registrant and Mr. Hon Kin Ng, its director and CEO
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4	[Reserved]
10.5†	Lease Contract, by and between Grand Century Holding Company Limited and Seiren Investment Limited, dated as of August 4, 2023
10.6†	Lease Contract, by and between Grand Century Holding Company Limited and Renaissance City Development Company Limited, dated as of October 16, 2023
10.7†	Lease Contract, by and between Grand Century Holding Company Limited and Sun Hong Kai Real Estate (Sales and Leasing) Agency Limited, dated as of June 24, 2024
10.8†	Lease Contract, by and between Smart Key International Consultant Company Limited and Edward Wong Development Company Limited, dated as of April 1, 2024
10.9†	Lease Contract, by and between Grand Century Holding Company Limited and Edward Wong Development Company Limited, dated as of April 1, 2024
10.10†	Lease Contract, by and between Smart Key International Consultant Company Limited and Strong Goal Investments Limited, dated as of July 30, 2024
10.11†	Management Agreement between Smart Key International Consultant Company Limited and Grand Century Holding Company Limited, dated as of July 31, 2024
10.12†	Cooperation Agreement with Dr. Pang (Eng translation)
10.13#†	Form of Employment Agreement between the registrant and Ms. Dione Leung, its chief operating officer
10.14†	Bank of China HKD2,000,000 Facility Letter dated December 19, 2019
10.15†	Bank of China HKD4,000,000 Facility Letter dated April 30, 2020
10.16†	Bank of China HKD2,000,000 Facility Letter dated August 3, 2021
10.17†	Bank of China HKD3,000,000 Facility Letter dated May 12, 2022
10.18#†	Form of promissory note entered between Mr. Ng Hon Kin and Lender
10.19#†	Form of conversion note entered between Mr. Ng Hon Kin and Lender
10.20†	Translation of Cooperation Agreement
10.21†	Translation of Transfer Agreement
10.22#†	Employment Agreement between the registrant and Ms. Kelly Sin, its new chief financial officer
10.23†	Form of Executive Director Agreement between the registrant and its executive directors
21.1†	List of subsidiaries
23.1**	Consent of TAAD LLP., an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of O Tse & Co. (included in Exhibit 8.1)
23.4**	Consent of Guangdong Wesley Law Firm
24.1†	Power of Attorney (included on signature page)
99.1†	Consent of Mr. Chris Tam
99.2†	Consent of Mr. Francis Colt deWolf III
99.3†	Consent of Mr. Kar Man Kwan
99.4†	Consent letter of MarketsandMarkets
99.5†	Audit Committee Charter
99.6†	Nominating and Corporate Governance Committee Charter
99.7†	Compensation Committee Charter
99.8†	Code of Business Conduct and Ethics
99.9†	Waiver Representation Letter
107**	Filing Fee Table

#	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material. The registrant hereby agrees to furnish an unredacted copy of the exhibit to the SEC upon request.
†	Previously filed.
*	To be filed by amendment
**	Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 20, 2026.

MEDI GROUP LIMITED

By:	/s/ NG Hon Kin
Name:	NG Hon Kin
Title:	Chief Executive Officer (Principal Executive Officer) and Executive Director

By:	/s/ HUANG Hsi-En
Name:	HUANG Hsi-En
Title:	Executive Director

By:	/s/ Kelly SIN
Name:	Kelly SIN
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors and executive officers of MEDI Group Limited hereby severally constitute and appoint Ng Hon Kin, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for us and in our names and places, and in any and all capacities, to sign this registration statement on Form F-1 and any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	March 20, 2026	/s/ HUANG Hsi-En
HUANG Hsi-En, Executive Director

Date:	March 20, 2026	/s/ Kelly SIN
Kelly SIN, Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 20, 2026.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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MEDI GROUP LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Medi Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Medi Group Limited and subsidiaries (the Company) as of June 30, 2025 and 2024, and the related consolidated statements of income, comprehensive income, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has negative cash flows from operating activities for both the years ended June 30, 2025 and 2024, has significant working capital deficiency and accumulated deficits as of June 30, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our opinion was not modified with respect to that matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Diamond Bar, California

December 1, 2025

F-2

MEDI GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2025	2024
	USD	USD
ASSETS
CURRENT ASSETS
Cash	$5,822	$85,798
Accounts receivable, net	12,185	7,495
Deposits	144,360	205,999
Prepayments	5,278	10,722
Other receivables	11,001	4,700
Deferred sales commission	327,085	285,778
Deferred offering costs	363,306	227,841
Total current assets	869,037	828,333

NON-CURRENT ASSETS
Property and equipment, net	66,224	144,985
Deposits	149,398	189,915
Deferred sales commission	192,235	140,045
Right-of-use assets – operating lease	1,406,616	520,506
Right-of-use assets – financing lease	3,276	9,307
Total non-current assets	1,817,749	1,004,758

Total assets	$2,686,786	$1,833,091

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Bank borrowings	$127,561	$124,111
Contract liabilities	5,007,811	7,032,566
Accounts payable	29,813	43,980
Accounts payable – related parties	4,140	4,213
Other payables and accruals	1,700,207	1,566,347
Operating lease liabilities	673,681	409,502
Provision for reinstatement	53,072	100,797
Amount due to related parties	1,530,786	576,336
Total current liabilities	9,127,071	9,857,852

NON-CURRENT LIABILITIES
Bank borrowings	672,307	805,732
Operating lease liabilities	737,457	122,662
Provision for reinstatement	61,483	53,355
Total non-current liabilities	1,471,247	981,749

Total liabilities	10,598,318	10,839,601

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ DEFICIT
Class A Ordinary Shares, par value $0.0001 per share; 85,000,000 shares authorized; 9,450,000 issued and outstanding as of June 30, 2025 and 2024, respectively	945	945
Class B Ordinary Shares, par value $0.0001 per share; 25,000,000 shares authorized; 17,550,000 shares issued and outstanding as of June 30, 2025 and 2024, respectively	1,755	1,755
Additional paid-in capital	2,772,458	2,317,351
Accumulated deficit	(10,747,048)	(11,346,695)
Accumulated other comprehensive income	60,358	20,134
Total shareholders’ deficit	(7,911,532)	(9,006,510)

Total liabilities and shareholders’ deficit	$2,686,786	$1,833,091

*	The shares are presented on a retroactive basis to reflect the reorganization between the parent holding company MEDI Group Limited and its wholly-owned subsidiaries.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MEDI GROUP LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For Years Ended June 30,
	2025	2024
	USD	USD

REVENUES, net	$5,218,727	$6,111,388

COSTS AND EXPENSES
Cost of revenue	(1,194,393)	(1,303,886)
Selling and marketing expenses	(2,236,513)	(2,960,063)
General and administrative expenses	(1,207,495)	(1,191,795)

INCOME FROM OPERATIONS	$580,326	$655,644

OTHER INCOME (EXPENSES)
Interest income	$189	$351
Foreign exchange (loss) / gain	(544)	540
Loss on disposal of fixed assets	(185)	(116,695)
Finance costs	(28,943)	(35,244)
Other income	48,804	103,082
Total other (expenses) / income, net	$19,321	$(47,966)

INCOME BEFORE PROVISION FOR INCOME TAXES	$599,647	$607,678

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$599,647	$607,678

OTHER COMPREHENSIVE (LOSS) / INCOME	40,224	(38,348)

TOTAL COMPREHENSIVE INCOME	$639,871	$569,330

Net income per share Class A shares, basis and diluted	$0.02	$0.02
Net income per share Class B shares, basis and diluted	$0.02	$0.02

Weighted average number of ordinary shares outstanding, basic and diluted
Class A	9,450,000	9,450,000
Class B	17,550,000	17,550,000

*	The shares are presented on a retroactive basis to reflect the reorganization between the parent holding company MEDI Group Limited and its wholly-owned subsidiaries.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MEDI GROUP LIMITED. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Class A Ordinary Share		Class B Ordinary Share		Additional		Accumulated Other
	Number of	Par	Number of	Par	Paid-in	Accumulated	Comprehensive
	Shares	Value	Shares	Value	Capital	Deficits	Income	Total
BALANCE, June 30, 2023	9,450,000	$945	17,550,000	$1,755	$1,279,351	$(11,954,373)	$58,482	$(10,613,840)
Capital injection	-	-	-	-	1,038,000	-		1,038,000
Net Income	-	-	-	-	-	607,678		607,678
Other Comprehensive Loss	-	-	-	-	-	-	(38,348)	(38,348)
BALANCE, June 30, 2024	9,450,000	$945	17,550,000	$1,755	$2,317,351	$(11,346,695)	$20,134	$(9,006,510)
Capital Injection	-	-	-	-	455,107		-	455,107
Net Income	-	$-	-	$-	$-	599,647	-	599,647
Other Comprehensive Income	-	-	-	-	-		40,224	40,224
BALANCE, June 30, 2025	9,450,000	$945	17,550,000	$1,755	$2,772,458	(10,747,048)	60,358	$(7,911,532)

*	The shares are presented on a retroactive basis to reflect the reorganization between the parent holding company MEDI Group Limited and its wholly-owned subsidiaries.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MEDI GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Years Ended June 30,
	2025	2024
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$599,647	$607,678
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	82,348	240,120
Non-cash operating lease expenses	807,507	1,016,558
Depreciation – financing lease	6,028	12,387
Loss from assets disposal	185	116,695
Gain from termination of operating lease	-	(37,798)
Gain on reversal of provision for reinstatement costs	(37,491)	(28,100)
Change in operating assets and liabilities
Accounts receivables	(4,767)	20,136
Deposits	100,833	64,219
Prepayments	(337)	4,253
Other receivables	(607)	(255)
Deferred sales commission	(96,497)	36,235
Accounts payables	(14,041)	(13,104)
Other payables & accruals	143,264	466,939
Contract liabilities	(2,002,897)	(2,393,547)
Provision for reinstatement	(1,589)	13,031
Operating lease liabilities	(814,637)	(1,157,281)
Net cash used in operating activities	(1,233,051)	(1,031,834)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchase of property and equipment	(3,936)	(162,726)
Proceed from disposal of property and equipment	-	58,017

Net cash used in investment activities	(3,936)	(104,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital injection from shareholders	455,107	1,038,000
Repayment of bank borrowings	(126,017)	(111,721)
Repayment of financing lease	-	(5,898)
Deferred offering costs	(137,732)	(227,841)
Amount received from related parties	3,728,267	3,496,426
Amount paid to related parties	(2,763,390)	(3,026,780)

Net cash provided by financing activities	1,156,235	1,162,186

EFFECT OF EXCHANGE RATE ON CASH	777	5,223

NET (DECREASE) INCREASE IN CASH	(79,975)	30,866

CASH AT BEGINNING OF YEAR	85,798	54,932

CASH AT END OF YEAR	$5,822	$85,798

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$28,943	$35,202
Cash paid for income taxes	$-	$-

OTHER NON-CASH TRANSACTIONS
Right of use assets obtained in exchange for operating lease	$1,149,384	$608,040

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MEDI GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

MEDI Group Limited, incorporated on March 13, 2024, under the laws of the Cayman Islands, is the holding company of the Company’s Operating Subsidiaries, Grand Century Holding Co., Ltd. (“GCHL”), Doctor’s Concept Medical and Cosmetics Company Limited (“DCMCL”) and MEDI Trade Corporation Ltd. (“MTL”)(MTL is not operative as of the date of this financial statements). Through the Company’s Operating Subsidiaries, the Company provides principally medical cosmetology services and traditional facial services (“Beauty Services”) in Hong Kong.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company’s assessment of going concern considerations is required to be made in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”.

As indicated in the accompanying consolidated financial statements, the Company had a net profit of $599,647 and a net profit of $607,678 for years ended June 30, 2025 and 2024, respectively, but the Company has negative cash flows from operating activities for both the year ended June 30, 2025 and 2024, has significant working capital deficiency and accumulated deficits as of June 30, 2025. Management has evaluated its available cash balance against its working capital requirements and believes that its capital resources are insufficient to maintain its business operations for the next twelve months.

The Company’s profitability was negatively impacted by the ongoing slow resumption of economic activities, the Company’s gross profit could be significantly reduced, and management may need to raise additional funds for working capital through (1) the possible sale of its equity securities (2) bank borrowings; (3) short-term borrowings from the shareholders or other related parties; and/or (4) proceed from public offering. In addition, the management has started costs and expenses procurements to decrease cash outflows. However, there is no assurance that the Company will be successful in accomplishing any of its aforementioned plans.

Responding to the threat of the coronavirus pandemic, the Company’s Operating Subsidiaries in Hong Kong, were closed according to the schedules required by “Prohibition of Group Gathering Order” starting from late March 2020 and easing in late October 2022. The Operating Subsidiaries closure had adversely impacted the Company’s revenues and operating cash flows for the fiscal year of 2022. The Company was able to recover a portion of its revenue shortfall during the fiscal year of 2023. Building on cost control initiatives, the Company is optimistic in generating sufficient operating cash flows to meet its working capital requirements for the year ended June 30, 2026, however the Company can be no assurance that the cost initiative will be continuously success and ensure the Company can generate sufficient operating cash flows for the next twelve months.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying audited consolidated financial statements do not include any adjustments related to the recoverability and or classification of the recorded asset amounts and or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The accompanying consolidated financial statements include the financial statements of MEDI Group Limited and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

Details of the Company and its subsidiaries are set out below:

Name of Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
MEDI Group Limited	March 21, 2024	Cayman Islands	-	Holding company
MEDI Trade Holding Limited (“MTHL”)	March 21, 2024	Hong Kong	100%	Intermediate holding company
Medi Trade Corporation Limited (“MTL”)	March 22, 2024	Hong Kong	100%	Dormant subsidiary
Grand Century Holding Company Limited (“GCHL”)	March 31, 2004	Hong Kong	100%	Core Operation
Doctor’s Concept Medical and Cosmetics Company Limited (“DCMCL”)	June 21, 2006	Hong Kong	100%	IP holding

Reorganization

A Reorganization of the legal structure was completed on March 28, 2024. The Reorganization involved the incorporation of MEDI Group Ltd.: (i) the incorporation of MEDI Trade Holding Ltd. (“MTHL”), (ii) the incorporation of MEDI Trade Corporation Ltd. (“MTL”) (iii) the transfer the shares of Grand Century Holding Company Ltd. (“GCHL”) and the shares of Doctor’s Concept Medical and Cosmetics Co., Ltd. (“DCMCL”) to the Company.

Prior to the Reorganization, Mr. NG Hon Kin, the Chairman of the Board and Chief Executive Officer (“CEO”), owned 100% equity interest of the GCHL and DCMCL (collectively, the “Operating Subsidiaries”). On March 28, 2024, Mr. Ng transferred 100% equity interest in Operating Subsidiaries for a consideration of HK$ 2 (US$0.26) (HK$1.00 for each of GCHL and DCMCL) to MTHL, a wholly owned subsidiary of the Company. Upon this Reorganization, the Company ultimately owns 100% equity interest of the Operating Subsidiaries. On March 22, 2024, Medi Trade Corporation Limited (“MTL”) transferred 100% equity interest to MTHL for a consideration of HK $5 (US$0.64).

Before and after the Reorganization, the Company, together with its subsidiaries, is effectively controlled by the same shareholder, Mr. NG, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

Use of estimates and assumptions

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements.

Significant accounting estimates required to be made by management which reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, the discount rate of leases, provision for reinstatement of the Company’s leased property, amortization period of the deferred sales commission, asset retirement obligations, and uncertain tax position.

The Company evaluates its estimates and assumptions on an ongoing basis and its estimates on historical experience, current and expected future conditions and various other assumptions that management believes are reasonable under the circumstances based on the information available to management at the time these estimates and assumptions are made. Actual results could differ from these estimates.

Foreign currency translation and transactions

The reporting currency of the Company is U.S. dollars. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity.

For the purpose of presenting these financial statements of our subsidiaries, the Company’s assets and liabilities are expressed in U.S. dollar at the exchange rate on the balance sheet date, which was 7.8499 and 7.8083 as of June 30, 2025 and 2024, respectively; shareholders’ deficit accounts are translated at spot rates at year-end, and income and expense items are translated at the average exchange rate during the period, which was 7.7895 and 7.8188 for the year ended June 30, 2025 and 2024, respectively.

F-8

Cash

Cash comprise cash on hand and at banks which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. As of June 30, 2025 and 2024, all the cash held at banks is located in Hong Kong and is freely convertible into foreign currencies.

Accounts receivable, net

The Company’s receivables are recorded when billed and represent amounts owed by third-party customers. The carrying value of the Company’s receivables, net of the expected credit loss, represents their estimated net realizable value. The Company evaluates the expected credit loss of accounts receivable on a loss rate method based on historical information adjusted for current conditions and future estimated economic performance. The Company offers no credit term to its customers. As of the date of the consolidated financial statements were issued, all accounts receivables have been collected.

Allowance for credit losses

The Company estimates the credit losses for receivables that share similar risk characteristics based on a collective assessment using a combination of measurement models and management judgment. The models consider factors such as historical trends in credit losses, recent portfolio performance, and forward-looking macroeconomic conditions. If the Company does not believe the models reflect lifetime expected credit losses for the portfolio, an adjustment is made to reflect management judgment regarding qualitative factors, including economic uncertainty, observable changes in portfolio performance, and other relevant factors. The Company historically did not have bad debts in its accounts receivable. There was no bad debt expenses for the years ended June 30, 2025 and 2024 and there was no provision of expected credit loss as of June 30, 2025 and 2024.

Measurement of credit losses on financial instruments

On July 1, 2021, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments”, using a modified retrospective adoption method for financial assets at amortized cost including accounts receivable, refundable deposits, other receivables, and retention receivable. Adoption of this ASU did not have a material impact on the consolidated financial statements. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Deferred sales commission

The Company pays a commission to sales personnels and beauticians to obtain new invoiced services (costs to obtain contracts). In accordance with ASC Topic 340, Other Assets and Deferred Costs, these incremental costs to obtain the contracts are deferred and amortized according to service package utilization rate, which represents management’s estimate of the average benefit period. Deferred assets (commission) represents employee commissions that are capitalized and not yet expensed.

The table below shows movement of deferred sales commission:

	For the years ended June 30,
	2025	2024
Beginning Balance	$425,823	$462,058
Deferred commission capitalized	546,862	511,247
Deferred commission amortization	(450,366)	(549,088)
Translation difference	(2,999)	1,606
Ending Balance	$519,320	$425,823

Current	$327,085	$285,778
Non-current	192,235	140,045
Total	$519,320	$425,823

F-9

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and impairment. Depreciation is computed using the straight-line method over the following estimated useful lives.

Useful life
Furniture and fixtures	4 years or lease term
Beauty equipment	4 years
Office equipment	4 years
Motor Vehicles	4 years
Leasehold improvement	Lease term
Computer equipment	4 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in other income or expenses in the consolidated statements of income and other comprehensive income.

Asset Retirement Obligation (Provision for Reinstatement Costs)

The Company recognizes liabilities for contractual obligations, including those associated with the obligation to reinstate leased properties. Initially, a liability for an asset retirement obligation is recognized at its current market value and quotes from independent contractors in the period in which it is incurred. Upon initial recognition of the liability, the corresponding asset retirement obligation is added to the carrying amount of the related asset and the cost is amortized as an expense over the lease terms of the properties using the straight-line method. Following the initial recognition of the asset retirement obligation, if the carrying amount of the liability is increased for the passage of time, the Company will adjust for changes to the current market value of the underlying cash flows needed to settle the obligation.

The Company have made provision for the above-mentioned reinstatement costs for its leased properties based on current market prices and quotes from renovation companies. As the market value of reinstatement costs do not change substantially that the Company does not adjust the carrying amount of the liability.

The following table shows the movements of reinstatement costs (asset retirement obligation) for the years ended June 30:

	As of June 30,
	2025	2024
	USD	USD
Beginning balance	154,152	169,221
Additions during the year	-	12,444
Disposal during the year	(39,080)	(28,100)
Translation difference	(517)	587
Ending balance	114,555	154,152

Current portion	53,072	100,797
Non-current portion	61,483	53,355
Ending balance	114,555	154,152

F-10

Impairment of long-lived asset

Long-lived assets, including property and equipment, are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets.

No impairment charge was recognized for the years ended June 30, 2025 and 2024, respectively.

Leases

The Company adopted ASU No. 2016-02 — Leases (Topic 842) since July 1, 2020, using a modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. The Company evaluates the contracts it enters into to determine whether such contracts contain leases at inception. A contract contains a lease if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. At commencement, contracts containing a lease are further evaluated for classification as an operating or finance lease where the Company is a lessee.

Operating Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lease as an operation lease. Operating leases are included in the line items right-of-use (“ROU”) asset, lease liabilities in current and non-current in the consolidated balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. For operating leases, the Company measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on the more readily determinable of the rate implicit in the lease or its incremental borrowing rate, which is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. The Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The Company measures ROU assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Company begins recognizing lease expense when the lessor makes the underlying asset available to the Company. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For leases with lease term less than one year (short-term leases), the Company has elected not to recognize a lease liability or ROU asset on its consolidated balance sheet. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows.

In considering the accounting implications of a facility the Company subleased a properties to an independent third party with verbal agreement with landlord, the Company determined that it would be inappropriate to de-recognize the sublease based on the guidance in ASC 842-20-40-3, since the Company was not relieved of the Company’s primary obligation under the original lease when we assigned it to the independent third party. As such, the Company did not consider this to be a termination of the lease, and instead, the Company separately accounts for the original lease and sublease. As a result, and after assessing the recoverability of the related ROU asset, there was no change to our Operating lease assets or liabilities as a result of the assignment of this lease, and the Company continued to account for the lease as an operating lease in accordance with ASC 842-20-35-14.

The Company recognizes sublease rental income as other income in the Company’s consolidated statements of income and comprehensive income. For the years ended June 30, 2025 and 2024, sublease income amounted to $nil and $49,228, respectively.

Finance leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. The lease liability is measured at the present value of the future lease payments, while the ROU asset is initially recognized at the same amount, adjusted for any initial direct costs incurred and incentives received.

Lease cost for finance leases where the Company is the lessee includes the depreciation of the ROU asset and interest expense on the finance lease liability, which is calculated using the effective interest method. Finance lease ROU assets are amortized on a straight-line basis over the shorter of their estimated useful lives or the terms of the respective leases. If the Company is reasonably certain to exercise the option to purchase the underlying asset at the end of lease term, the finance lease ROU assets are amortized to the end of useful life of the assets. The Company had $nil financing leases as of June 30, 2025 and 2024.

F-11

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Revenue recognition

Effective July 1, 2021, GCHL adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which is the new comprehensive revenue recognition standard that supersedes all existing revenue recognition requirements under Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”), as well as under all subsequently issued amendments to the new revenue recognition standard (“ASC 606”). GCHL elected to adopt the new revenue recognition standard using the full retrospective method as of July 1, 2021. The adoption of the new standard did not have a significant effect on earnings or the timing of GCHL’s transactions and, therefore, the effect of applying the new guidance was not material. As such, there were no adjustments to the prior periods.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps:

1)	Identify the customer contract;

2)	Identify the performance obligations in the contract;

3)	Determine the transaction price;

4)	Allocate the transaction price to the performance obligations in the contract; and

5)	Recognize revenue as the performance obligations are satisfied.

The Company’s revenue is mainly derived from the provision of treatment services which include medical aesthetic (injection of Botox, Restylane and Sculptra, or use of laser for treatments.) and normal beauty treatments (facial and massage with aromatic oil or with beauty cream and gel). The treatment services are sold to customers in the form of prepaid packages. Each package contains distinct services or combination of treatments, with each service considered a separate performance obligation. The payments received by the Company upon the Company’s sales of a prepaid package is recorded as contract liabilities until the customer redeems the services as included in the prepaid package. Upon redemption, revenue is recognized in the amount allocated to the specific service based on its standalone selling price. The entity has established a reasonable range for the estimated standalone selling prices and if the stated contractual price fell within that range, it will use the stated contractual price as the standalone selling price in the allocation calculation.

Each prepaid package has an expiration period of two years from the date of prepayment. Any unredeemed amount at the end of the expiration period as included in the contract liabilities will be recognized as revenue of expired treatment because the Company will cease from future performance obligation if contract expired, if no modification for the contract.

The Company also has revenue generated from product sales, which revenue is recognized upon the delivery of the products to customers.

Contract modifications

Contract modifications occur when we and our customers agree to modify existing customer contracts to change the scope or price (or both) of the contract or when a customer terminates some, or all, of the existing services provided by us. When a contract modification occurs, it requires us to exercise judgment to determine if the modification should be accounted for as a separate contract, the termination of the original contract and creation of a new contract, a cumulative catch-up adjustment to the original contract, or a combination.

The Company has a policy that unredeemed services will be expired in two years from the date of contract. Customers can modify the unredeemed contract by acquiring new service items or more unexpired service item to extend the contract. If the customer (i) acquires completely new service items, the unredeemed contract will be cancelled and new contract will be entered; or (ii) acquires new service items and retain certain unexpired service, or acquires more unexpired service, the old contract will be accounted as contract modification.

Costs to obtain customer contracts

Certain incremental costs to obtain a contract with a customer should be capitalized, to the extent recoverable from the associated contract margin, and subsequently amortized as the products or services are delivered to the customer inclusive of expected renewals. The Company expects such costs to generally include sales commissions and related fringe benefits.

The contracts with the expected delivery period are one year or less, the Company applies the practical expedient to expense such costs as incurred in the consolidated statements of income and comprehensive income. Otherwise, such costs are capitalized on the consolidated balance sheets and are amortized at estimated utilization rate which represents management’s estimate of the average benefit period.

F-12

Segment reporting

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on the guidance provided by ASC Topic 280, management has determined that the Company operates in one segment and consists of one reporting unit based on the financial information available and which operating results are regularly reviewed by the CODM. All the Company’s business activities for the years ended June 30, 2025 and 2024 were conducted in Hong Kong.

Disaggregation of revenues

The Company disaggregates its revenue from types of services providing and the geographic locations of its shops, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by regional household income factors. The Company’s disaggregation of revenues for the years ended June 30, 2025 and 2024 is as below:

By service type

	For the years ended June 30,
	2025	2024
Medical aesthetic treatments	$622,396	$795,377
Normal beauty treatments	1,532,590	1,793,789
Expired treatments	3,057,412	3,516,607
Others	6,329	5,615
Total revenue	$5,218,727	$6,111,388

By shop redeemed revenue and expired contract liabilities

	For the years ended June 30,
	2025	2024
Shop 1	$1,344,101	$1,654,041
Shop 2	606,449	699,251
Shop 3 (Discontinued in 2024)	220,765	54,203
Shop 4 (Removal of Shop 3)	-	187,286
Expired treatments	3,057,412	3,516,607
Total revenue	$5,218,727	$6,111,388

Cost of revenue

Cost of revenue primarily consists of doctor’s fees, medical costs, employee’s salaries and benefits, bonus to beauticians, consumables and other costs directly related to the revenue recognized.

F-13

Selling expense

Selling expenses primally include advertisement and marketing expenses, credit card charges, depreciation of property and equipment and right-of-use assets, payroll including bonus and commission, and employee benefits for sales persons and staff working in shops.

General and administrative expenses

General and administrative expenses include salaries and benefits for administrative staff, depreciation of property and equipment and right-of-use assets, travel and entertainment, audit fees, bank charges, insurance, management fees, and other office expenses.

Mandatory Provident Funds (“MPF”)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

The Company sets up MPF accounts for employees and contributed relevant mandatorily employer’s contributions according to MPFSO requirements.

Gain (loss) in disposal of properties, plants and equipment

The Company disposed equipment when new equipment is available and when the Company ceases operation of a shop. The loss from disposal of properties, plant and equipment was $185 and $116,695 for the years ended June 30, 2025 and 2024 respectively.

Income taxes

The Company accounts for income taxes in accordance with ASC 740. The Company is subject to the tax laws of Hong Kong (a special administrative region of PRC). The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Company is not currently subject to tax in the Cayman Islands.

The Company accounts for income taxes in accordance with the laws of the Hong Kong tax authority (Inland Revenue Ordinance, Cap 112). The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

F-14

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company accounts for uncertain tax positions in accordance with FASB ASC Topic No. 740, Accounting for Uncertainty in Income Taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company did not have any unrecognized tax benefit as of June 30, 2025 and 2024. As of June 30, 2025, all of the Company’s income tax returns for the tax year ended June 30, 2022, 2023, 2024 and 2025 remain open for statutory examination by Hong Kong tax authority.

Basic and diluted income per share

The Company computes income per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g. convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the year ended June 30, 2025 and 2024, there were no dilutive outstanding instruments.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingency liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties are considered to be related to the Company if they, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its separate interests.

Fair value measurements

The Company applies the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 820-Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Inputs, other than those in Level 1, that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset or transfer a liability.

The Company’s financial instruments include cash, accounts receivable, other receivables, accounts payable, other payable and accrued liabilities, income tax payable, due to related parties, and lease liabilities. The carrying amounts of cash, accounts receivable, other receivables, accounts payable, other payable and accrued liabilities, income tax payable, due to related parties, and short-term lease liabilities approximate their fair values due to the short-term nature of these instruments. The carrying value of the Company’s long-term lease liabilities would not differ significantly from fair value (based on Level 2 inputs) if recalculated based on current interest rates.

F-15

Concentrations and risks

a. Credit risk

On July 1, 2021, the Company adopted ASC 326. The Company estimates credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, accounts receivable, other receivable, amounts due from related parties. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

The maximum exposure of such assets to credit risk is their carrying amounts at the balance sheet dates. The Company maintains all bank accounts at financial institutions in Hong Kong, where there is HK$800,000 (USD$103,000) standard deposit insurance coverage limit per depositor, per scheme of Hong Kong Deposit Protection Board. To limit the exposure to credit risk relating to deposits, the Company primarily places cash deposits with licensed banks in Hong Kong. The Company decides that the credit risk with its cash deposited with one of major licensed banks in Hong Kong is null.

The Company has adopted a credit policy of dealing with creditworthy counterparties to mitigate the credit risk from defaults. The accounts receivable was US$12,185 and US$7,495 as of June 30, 2025 and 2024, respectively. The management team conducts credit evaluations of its customers, and generally does not require collateral or other security from them. Deposits (Note 5) were US$293,758 and US$395,914 as of June 30, 2025 and 2024, respectively. Other receivables were US$5,278 and US$4,700 as of June 30, 2025 and 2024, which were included in Deposits and other receivables. As of the reporting date, all accounts receivable and other receivable are received in full.

The Company decided the accounts receivable (Note 4) and other receivables that credit risk for accounts receivables and other receivables are immaterial. The deposits (Note 5) consist of majority rental deposit and utilities deposits which the Company decides that credit risk for deposits is null.

b. Foreign exchange risk

Substantially all of the Company’s revenues and expenses are denominated in Hong Kong dollar. The Company does not believe that the Company currently has any significant foreign exchange risk and have not used any derivative financial instruments to hedge exposure to such risk.

c. Interest rate risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company exposures to interest rate risk primarily relates to the interest rates from its bank borrowings, its lessors and/or our private lenders. The Company has not been exposed to material risks for leases due to the fact that its leasing obligations’ interest rates are fixed at the commence date of the leases. For bank loans, except one, interests are adjustable based on prime lending rate of Hong Kong.

The Company has not used any derivative financial instruments to manage our interest risk exposure. However, the Company cannot provide assurance that the Company will not be exposed to material risks due to changes in market interest rate in the future.

The Company’s private lenders loan is interest free and there is no interest rate risk.

d. Liquidity risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet its liquidity requirements at any point in time. The Company monitors and analyzes its cash flow position, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. The Company is historically funded the working capital needs primarily from operations, loans, as well as shareholder advances to the Company.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In December 2023, the FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information regarding income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its financial statements.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB ASC. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, enabling users to more easily compare entities subject to the SEC’s existing disclosures with those not previously subject to the requirements, and aligning the requirements in the ASC with the SEC regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule making. If the SEC fails to enact the required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its financial statements.

F-16

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. In the current year, the Company has applied for the first time the above new and amendments. None of the amendment has a material impact on the Company’s results and balance sheets for the current or prior period.

In June 2022, the FASB issued ASU No. 2022-03, “Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies and amends the guidance of measuring the fair value of equity securities subject to contractual restrictions that prohibit the sale of the equity securities. In the current year, the Company has applied for the first time the above new and amendments. None of the amendment has a material impact on the Company’s results and balance sheets for the current or prior period.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of June 30,
	2025	2024
Accounts receivable	$12,185	$7,495
Less: allowance for credit loss	-	-
	$12,185	$7,495

The Company did not have any allowance for credit loss during the years ended June 30, 2025 and 2024.

NOTE 5 – DEPOSITS

Deposits consist of the followings:

	As of June 30,
	2025	2024
Details
Rental	$285,367	$385,726
Utilities	4,905	6,672
Others	2,486	3,516
	$293,758	$395,914

Current	$144,360	$205,999
Non-Current	149,398	189,915
	$293,758	$395,914

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property, plant and equipment, net consists of the following:

	As of June 30,
	2025	2024
Furniture and Fixtures	$42,737	$43,375
Beauty equipment	586,514	587,479
Office equipment	33,360	33,537
Leasehold improvement	583,368	676,279
Computer Equipment	40,782	40,999
Subtotal	1,286,761	1,381,669
Less: accumulated depreciation	(1,220,537)	(1,236,684)
Property and equipment, net	$66,224	$144,985

Depreciation expenses were $82,348 and $240,120 for the years ended June 30, 2025 and 2024, respectively. The short-term lease cost for each period presented (excluding amounts relating to leases with a lease term of one month or less).

F-17

NOTE 7 — LEASES

The Company has multiple lease agreements for offices, shops and beauty equipment. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following table includes supplemental cash flow and non-cash information related to leases:

	As of June 30,
	2025	2024
Cash paid of amounts included in the measurement of lease liabilities:
Operating cash outflows for operating leases	$(814,637)	$(1,093,819)
Financing cash outflows for finance leases	-	(2,994)
Right-of-use assets obtained in exchange for lease obligations:
Operating lease liabilities	$1,149,384	$608,040
Finance lease liabilities	-	-

The weighted average remaining lease terms and discount rates for all of operating lease and finance leases as of June 30, 2025 and 2024 are as follows:

	As of June 30,
	2025		2024
Weighted-average remaining lease term (years):
Operating lease	1.84 years		0.74 years
Finance lease	0 years		0 years

Weighted average discount rate:
Operating lease	3.49%		3.51%
Finance lease	N/A	%	8.25%

The following is a schedule of maturities of operating and finance lease liabilities as of June 30, 2025:

Operating leases

Twelve months ending June 30,
2026	$711,336
2027	700,893
2028 and after	52,185
Total future minimum lease payments	1,464,414
Less: imputed interest	(53,276)
Present value of operating lease liabilities	$1,411,138
Less: current portion	(673,681)
Non-current portion	$737,457

F-18

NOTE 8 — ACCRUED LIABILITIES AND OTHER PAYABLES

Other payable and accruals comprise the following amounts relating to the operation of the Company for the year ended June 30, 2025 and 2024:

	As of June 30,
	2025	2024
Payroll, commission, mandatory provident fund (“MPF”) and staff benefits	$442,912	$497,020
Credit card payable	246,374	200,446
Audit fees payable	207,238	59,025
Doctor’s fee payable	517,314	445,132
Rental fee payable	169,263	249,112
Utilities payable	690	4,359
Other payables	116,416	111,253
Total	$1,700,207	$1,566,347

NOTE 9 — BANK BORROWINGS

The Company has multiple bank borrowings from the Bank of China (Hong Kong) Limited to support its working capital needs.

The loan balance consists of the following:

	As of June 30,
	2025	2024
Borrowings, current	$127,561	$124,111
Borrowings, non-current	672,307	805,732
Total	$799,868	$929,843

F-19

The following table summarizes key terms of bank borrowings:

	Principle drawn down		Start Date	Mature Date	Interest %*	Personal Guarantee
	HKD	USD
1)	4,000,000	512,821	May 8, 2020	May 7, 2030	P-2.5%	Ms. Huang Weisi
2)	2,000,000	256,410	August 30, 2021	August 29, 2031	P-2.5%	Ms. Huang Weisi
3)	3,000,000	384,615	May 27, 2022	May 26, 2032	P-2.5%	Ms. Huang Weisi

(1)	P represents prime lending rate of Bank of China (Hong Kong) Limited.

(2)	All the above bank borrowings were 100% guaranteed by the Hong Kong Government and personally guaranteed by Ms. Huang, and the guarantees are assumed by Mr. Ng in April 2, 2024 (See Note 13). 100% Hong Kong Government guaranteed loan shall be repaid after the offering of the Company.

The following table shows movements and outstanding balances of bank borrowings:

	Principal	Repayment during the years ended June 30,				Remaining Principal
		2025		2024
		Total	Interest Portion	Total	Interest Portion	Current	Non-current	Total
1)	$512,821	69,673	11,332	70,012	14,565	60,033	253,214	313,247
2)	$256,410	35,787	7,052	30,506	7,453	27,390	155,350	182,740
3)	$384,615	49,500	10,559	49,984	13,184	40,138	263,743	303,881
Total		154,960	28,943	150,502	35,202	127,561	672,307	799,868

NOTE 10 – CONTRACT LIABILITIES

The balances of contract liabilities are as follows:

	As of June 30,
	2025	2024
Contract liabilities, current	$5,007,811	$7,032,566
Total	$5,007,811	$7,032,566

Movement of contract labilities were as followings:

	For the years ended June 30,
	2025	2024
Beginning Balance	$7,032,566	$9,426,113
Addition during the year, net	3,209,501	3,681,685
Redemptions recognized as revenue during the year	(2,154,986)	(2,589,166)
Expired recognized as revenue during the year	(3,057,412)	(3,516,607)
Translation difference	(21,858)	30,541
Ending Balance	$5,007,811	$7,032,566

F-20

NOTE 11 — SELLING AND MARKETING EXPENSES

	For the years ended June 30,
	2025	2024	Change	Change
	USD	USD	USD	%
Payroll, MPF and staff benefits expense	$740,960	$963,944	$(222,959)	(23.1)
Rental, rates and property management expense	299,713	249,994	49,719	19.9
Credit card commission	109,474	131,853	(22,379)	(17.0)
Depreciation - PPE	76,077	234,267	(158,190)	(67.5)
Depreciation – ROU	6,028	12,448	(6,420)	(51.6)
Lease expenses	807,507	1,016,558	(209,051)	(20.6)
Advertising, marketing and promotion expense	90,721	231,008	(140,287)	(60.7)
Other expenses	106,033	119,991	(13,983)	(11.7)
Total	$2,236,513	$2,960,063	$(723,550)	(24.4)

NOTE 12 — GENERAL AND ADMINISTRATIVE EXPENSES

	For the years ended June 30,
	2025	2024	Change	Change
	USD	USD	USD	%
Payroll, MPF and staff benefits expense	$469,771	$534,998	(65,277)	(12.2)
Rental, rates and property management fee expense	102,278	208,662	(106,384)	(51.0)
Depreciation - PPE	6,271	7,367	(1,096)	(14.9)
Management expenses	-	103,596	(103,596)	(100.0)
Other expenses	629,175	337,172	292,003	86.6
Total	$1,207,495	$1,191,795	$15,700	1.3

NOTE 13 — RELATED PARTY TRANSACTIONS

The relationship of related parties is summarized as follow:

Name of Related Party	Relationship to the Company
Mr. Ng Hon Kin (“Mr. Ng”)	Chairman of the Board, CEO, and an ultimate shareholder of the Company
Global Medical Equipment Co., Ltd.	Company controlled by Mr. Ng
Smart Key International Consultant Co., Ltd.	Administrative service company controlled by Mr. Ng
Be Health Co., Ltd.	Associated company controlled by Mr. Ng.
Ms. Huang Weisi	Prior director of subsidiaries including GCHL and DCMCL, representing Mr. Ng.
Euro Cos Co., Ltd	Company controlled by Ms. Huang Weisi

F-21

a) Summary of balances with related parties

Due (to) from related parties consist of mainly working capital transactions as the following:

	As of June 30,
	2025	2024
Payment by Mr. Ng Hon Kin	(1,530,786)	(576,336)
Amount due (to) related parties	$(1,530,786)	$(576,336)

Accounts payable – Global Medical Equipment Co., Ltd.	$(4,140)	$(4,162)
Accounts payable – Euro Cos Co., Ltd.	-	(51)
Accounts payable – related parties	$(4,140)	$(4,213)

The above amounts were unsecured, non-interest bearing and due on demand. On August 26, 2024, Mr. Ng has entered into agreement with the Company’s related companies, which are controlled by Mr. Ng, and related party that Mr. Ng will assume and is assigned for all current accounts of related parties. Mr. Ng agrees to collect the balance due to him after public offering. We have not issued any guarantees in favor of our consolidated subsidiaries or other related parties.

b) Accounts payable transactions

We have also paid management fee in respect of manpower services to Smart Key International Consultant Company Limited in the amounts of US$103,596 for the year ended June 30, 2024. No management fees in respect of manpower services paid for the year end June 30, 2025.

We purchased equipment, materials and services from Global Medical Equipment Co., Ltd. We have paid in the amounts of US$4,157 for the year ended June 30, 2024. None of equipment, materials and services paid for the year end June 30, 2025.

We entered into a sub-lease in relation to the property located at Office No. 6-7, 8/F, Kwong Wah Plaza, 11 Tai Tong Road, Yuen Long, New Territories with Be Health Company Limited on a short-term and monthly basis effective from August 3, 2024, pursuant to a cooperation agreement between Be Health Company Limited and GCHL dated July 29, 2024. We have paid office rental fees in aggregate of US$67,194 for the year ended June 30, 2025. We also entered into an agreement with Smart Key International Consultant Company Limited on July 31, 2024, in relation to the lease for the property located at Unit 15-16, 22/F, CEO Tower, 77 Wing Hong Street, Cheung Sha Wan, Kowloon. We paid management fees in respect of the property of US$44,437 for the year ended June 30, 2025. No rental fees paid on behalf for the year ended June 30, 2024.

The following table shows transactions with related parties:

The following table shows transactions of related parties:

	For the years ended June 30,
	2025	2024

Payments on behalf:
Management fees – Smart Key International Consultant Co., Ltd.	-	103,596
Purchase of equipment, materials and services	-	4,157
Rental for the shop and office	111,631	-

Total	111,631	107,753

c) Accounts payable – related parties

During the year ended June 30, 2025 and 2024, having presented in the above table, the outstanding amount of the Company purchased from related parties were $4,140 and 4,213 respectively.

d) Salaries and employee benefits paid to major shareholders

	For the years ended June 30,
	2025	2024
Mr. Ng Hon Kin (being paid by an associated company)	$16,176	$15,347
Total	$16,176	$15,347

e) Issuance of Ordinary Shares pursuant in relation to promissory notes

During March 2023 to October 2023, Mr. Ng Hon Kin issued various promissory notes to seven individuals, for borrowing $1,038,000 in the aggregate, which were intended to be used for financing this initial public offering and general operational needs. Pursuant to the promissory notes, our Controlling Shareholder had the option to repay the borrowings in the form of shares representing equity interests in the Group. The seven promissory notes described above were cancelled on March 28, 2024. In consideration thereof, our Controlling Shareholder caused the Company to issue Ordinary Shares to the entities designated by the noteholders at an issue price per share $0.0001.

f) Additional paid in capital provided by the holder of promissory notes

During the year ended June 30, 2025, various of the holders of the promissory notes provided the additional paid in capital with amount $455,107 in the aggregate approximately, which were intended to be used for financing this initial public offering and general operational need. Details of the additional paid in capital provided by holder of the promissory notes during the year as follow:

	For the years ended June 30,
	2025		2024

Able Talent Business Limited	US$	128,205	US$	-
Essential Quality Limited	US$	44,278	US$	-
Express Essential Holdings Limited	US$	164,101	US$	-
Many Trillion International Limited	US$	60,831	US$	-
MCA Limited	US$	57,692	US$	-
Total	US$	455,107	US$	-

f) Guarantees

Certain related parties provided guarantees to the Company in connection with its bank borrowings of the Group. The bank loans of the Group consisted of the following:

Bank Name	Nature of Loan	HK$’000
Bank of China	120-month term borrowing	4,000
Bank of China	120-month term borrowing	2,000
Bank of China	120-month term borrowing	3,000

F-22

The following table summarizes key terms of bank borrowings:

	Principle drawn down		Start Date	Mature Date	Interest %(1)	Personal Guarantee(2)
	HKD	USD
1)	4,000,000	512,821	May 8, 2020	May 7, 2030	P-2.5%	Ms. Huang Weisi
2)	2,000,000	256,410	August 30, 2021	August 29, 2031	P-2.5%	Ms. Huang Weisi
3)	3,000,000	384,615	May 27, 2022	May 26, 2032	P-2.5%	Ms. Huang Weisi

(1)	P represents prime lending rate of Hong Kong. P of Bank of China for loans as of June 30, 2025 was 5.25%

(2)	All of the above bank borrowings are personally guaranteed by Ms. Huang Weisi, and the guarantees are assumed by Mr. Ng on April 2, 2024.

Transactions with related parties are conducted in the normal course of business and at prices and terms no less than those charged to and contracted with other independent third parties. All personal guarantees are assumed by Mr. Ng Hon Kin. We have engaged in various transactions with our subsidiaries and affiliated companies. We have not issued any guarantees in favor of our consolidated subsidiaries or other related parties.

NOTE 14 — INCOME TAXES

Cayman Islands Tax

Medi Group Limited are incorporate in the Cayman Islands and conduct all of the Company’s business through the Company’s subsidiary in Hong Kong, Grand Century Holding Company Limited (“GCHL”). Under the current Cayman Islands laws, the Company is not subject to tax on income or capital gain. In addition, upon payments of dividends by the Medi Group Limited and the Company’s subsidiary in Hong Kong, GCHL, Medi Trade Holding Limited (“MTHL”), to the Company’s shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong Tax

Two-tier Profits Tax Rates

GCHL, DCMCL, MTL and MTHL are incorporated in Hong Kong and is subject to Hong Kong profits tax compliance.

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (“the Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first $256,410 (HKD 2,000,000) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Under the Ordinance, it is an entity’s election to nominate an entity that will be subject to the two-tier profits tax rate on its Profits Tax Return. The election is irrevocable.

DCMCL, MTL and MTHL are dormant companies that had no tax submission is eligible. GCHL elected the two-tier profits tax rate for its tax years of 2024 and 2025. GCHL applies the two-tier profits tax rate for its provision for current income and deferred taxes.

For the tax years of 2024 and 2025, the Financial Secretary of Hong Kong provided concessionary measures by providing tax reduction (“tax credit”) of profits tax up to HKD 3,000 and HKD 1,500, respectively, per case.

Payments of dividends by our Hong Kong subsidiaries is not subject to any Hong Kong withholding tax.

The following table summarizes income before income taxes:

	For the years ended June 30,
	2025	2024
Medi Cayman Islands	$-	$-
GCHL	599,647	607,678

Total	$599,647	$607,678

Significant components of the income tax provision were as follows:

For the years ended June 30,
	2025	2024
Current tax provision:
Medi Cayman Islands	$-	$-
GCHL	-	-

Deferred tax provision:
GCHL	-	-
Total	$-	$-

F-23

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses following as of June 30, 2025 and 2024.

	For the years ended June 30,
	2025	2024

Profit before tax	$599,647	$607,678
Tax at applicable statutory tax rate	$98,941	$100,267
Tax effect on non-assessable income	(31)	(58)
Tax effect on non-deductible expenses	35	19,607
Tax effect on profit tax at concessionary rate	(21,182)	(21,103)
Tax waiver	(385)	(384)
Utilization of tax losses	(77,378)	(98,329)
Income tax expenses	$-	$-

The Company’s statutory tax rate was as follows as of June 30, 2025 and 2024:

	For the years ended June 30,
	2025	2024
Statutory rates in HK SAR	16.5%	16.5%

Deferred tax assets (liabilities) as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024

Deferred tax assets:
Depreciation expenses	$147,821	$209,656
Net operation losses accumulated	1,065,376	1,295,311
Deferred tax liabilities:
Tax allowances for property and equipment	(11,960)	(44,752)
Deferred IPO costs	-	(37,543)
	1,201,237	1,422,672
Valuation allowance	(1,201,237)	(1,422,672)
Deferred tax (liabilities)/ assets, net	$-	$-

As of June 30, 2025 and 2024, the Company’s taxable incomes had been offset by net operating losses generated in prior years. For the years ended June 30, 2025 and 2024, management believes that the realization of the benefit arising from the losses of certain Hong Kong subsidiaries appears to be uncertain and put a full valuation allowance on the deferred tax assets which mainly from the net operating loss from the past.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of and for the years ended June 30, 2025 and 2024, the Company did not have any unrecognized tax benefits. As of June 30, 2025 and 2024, the Company did not pay any tax because of tax credit brought forward from prior years. As of June 30, 2025 and 2024, estimated tax credit carried forward was HK$50,000,000 (approximately $6,418,897) and HK$61,000,000 (approximately $7,801,709), respectively. The tax credit can be carried forward with an unlimited period basing of Hong Kong tax laws. Under relevant Hong Kong tax laws, tax case is normally subject to investigation by the tax authority for up to 6 years of assessment prior to the current year of assessment, if in a case of fraud or willful evasion, then the investigation can be extended to cover 10 years of assessment.

NOTE 15 — STOCKHOLDERS’ EQUITY

Common Stocks

The Company was incorporated under the laws of Cayman Islands on March 13, 2024. At incorporation, the Company is authorized to issue 100,000,000 shares, of which, 15,000,000 preferred shares with par value of US$0.0001 per share and 85,000,000 ordinary shares with par value of US$0.0001 per share. 27,000,000 shares of ordinary shares of the Company were issued on March 13, 2024.

On March 19, 2025, capital structure was restructured to authorized 110,000,000 shares, of which, 85,000,000 Class A Ordinary Shares with par value of US$0.0001 per share and 25,000,000 Class B Ordinary Shares with par value of US$0.0001 per share. 9,450,000 Class A Ordinary Shares and 17,550,000 Class B Ordinary Shares were issued on the same date to replace the original 27,000,000 ordinary shares. Voting rights of each Class A Ordinary shares is 1/20 of each Class B shares.

NOTE 16 — EARNINGS PER SHARE

	For the years ended June 30,
	2025	2025	2024	2024
	Class A	Class B	Class A	Class B
	USD	USD	USD	USD
Numerator
Allocation of undistributed profit	$209,876	$389,771	$212,687	$394,991
Denominator
Weighted average number of shares used in per share computation	9,450,000	17,550,000	9,450,000	17,550,000

Basic and diluted net profit per share	$0.02	$0.02	$0.02	$0.02

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is the same as basic earnings per share as there are no diluted shares.

F-24

NOTE 17 — CONCENTRATIONS AND CREDIT RISK

The Company had no third-party suppliers or customers whose purchasing or sales individually represented over 10% or more of the Company’s total purchase or revenue for the years ended June 30, 2025 and 2024.

NOTE 18 — COMMITMENTS AND CONTINGENCIES

Contractual Commitments

As of June 30, 2025, the Company’s contractual obligations consist of the following:

Contractual Obligations	Total	Less than 1 year	2 years	3 years	4 years	5 years	More than 5 years
Operating lease obligations	$1,411,138	673,681	685,475	51,982	-	-	-
Loan obligations	799,868	127,561	131,441	135,402	139,558	138,072	127,834
Provision for reinstatement	114,555	53,072	-	61,483	-	-	-
Total	$2,325,561	$854,314	$816,916	$248,867	$139,558	$138,072	$127,834

Contingencies

The Company may be involved in certain legal proceedings, claims and disputes arising from the commercial operations, which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. The Company has no pending claims, litigation or other disputes for the year ended June 30, 2025 and 2024.

NOTE 19 — SUBSEQUENT EVENTS

On July 28, 2025, the Group entered into a Transfer Agreement with Beauty Plus Limited. As part of this agreement, the Group sold the furniture, fixtures, and beauty treatment beds from its Yuen Long Shop to Beauty Plus for HKD 330,000. The transaction was completed on September 30, 2025.

Subsequent to year ended June 30, 2025, the Company entered into a Lease Agreement with Renaissance City Development Limited to extend the Mongkok Shop from August 20, 2025 to August 19, 2027.

F-25